As filed with the U.S. Securities and Exchange Commission on June 29, 2023.

Registration No. 333-267907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

 (Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JANOVER INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	83-2676794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

(844) 885-6875

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Blake E. Janover
Chief Executive Officer

Janover Inc.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

(844) 885-6875

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross D. Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 4th Floor New York, NY 10018 (212) 658-0458	Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●

Public Offering Prospectus. A prospectus to be used for the public offering of 1,250,000 shares of common stock through the underwriters named on the cover page of this prospectus, which we refer to as the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by selling stockholders of 1,682,974 shares of common stock, which we refer to as the Resale Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front covers;

●	they contain different Offering sections in the Prospectus Summary;

●	they contain different Use of Proceeds sections;

●	the Capitalization and Dilution sections are deleted from the Resale Prospectus;

●	a Selling Stockholders section is included in the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriters.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2023

 PRELIMINARY PROSPECTUS

JANOVER INC.

1,250,000 Shares of Common Stock

We are offering up to 1,250,000 shares of our common stock, par value $0.00001 per share. We currently expect the initial public offering price to be between $4.00 and $6.00 per share. Before this offering, there has been no public market for shares of our common stock. We have applied to have the shares of common stock listed on The Nasdaq Capital Market under the symbol “JNVR.” If shares of our common stock are not approved for listing on Nasdaq, we will not consummate this offering. No assurance can be given that our application will be approved.

Unless otherwise noted, the share and per share information in this prospectus reflects a 1-for-6.82 reverse stock split of our outstanding common stock, effective as of June 8, 2003.

The Company currently has 10,000 shares of Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”) issued and outstanding, all of which are owned by Mr. Blake Janover, our Chief Executive Officer, President and Chairman of our Board of Directors. Each share of Series A Preferred Stock is entitled to 10,000 votes on all matters on which our common stock is entitled to vote, except as otherwise prohibited by law. Other than the Series A Preferred Stock’s voting rights, the Series A Preferred Stock is not entitled to any rights which would supersede the rights of our common stockholders. As a result of Mr. Janover’s ownership of 10,000 shares of Series A Preferred Stock, Mr. Janover is entitled to an aggregate of 100 million votes on all matters our common stock is entitled to vote on except as otherwise prohibited by law or as otherwise prohibited by the rules and regulations of any exchange on which the Company’s common stock is listed, or shall be listed. Because Mr. Janover will hold approximately 96.3% of the voting power of our common stock upon the closing of this offering, we will be a “controlled company” under the corporate governance rules of The Nasdaq Stock Market LLC (“Nasdaq”). However, we do not currently expect to rely upon the “controlled company” exemptions.

We are an emerging growth company under the federal securities laws and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price (assumed)	$4.00	$5,000,000
Underwriting discounts and commissions(1)	$0.28	$350,000
Proceeds, before expenses, to us(2)	$3.72	$4,650,000

(1)	We have also agreed to issue a warrant or warrants to the representatives of the underwriters exercisable in the aggregate for up to such number of shares as is equal to 5% of the number of shares sold in this offering, at a price equal to 110% of the public offering price (the “Representatives’ Warrants”), to reimburse the underwriters for certain expenses and to provide the representatives a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering. See “Underwriting” for additional information regarding compensation payable to the underwriter.

(2)	The amount of offering proceeds to us presented in this table does not give effect to the exercise of (i) the over-allotment option issued to the underwriters or (ii) the Representatives’ Warrants.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the shares of common stock offered under this prospectus if any such shares are taken.

We have granted a 45-day option to the underwriters to purchase up to 187,500 additional shares of common stock, representing 15% of the shares of common stock sold in this offering, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total proceeds to us, less underwriting discounts, commissions and non-accountable expenses payable, will be $4,832,764, based on a public offering price of $4.00 per share.

Delivery of the shares of common stock is expected to be made on or about ______ , 2023.

Joint Book-Runners

Spartan Capital Securities LLC	R.F. Lafferty & Co., Inc.

The date of this prospectus is _________, 2023.

You should rely only on the information contained in this prospectus. We and the underwriters have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, our common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our securities in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

For investors outside the United States: Neither we, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries, and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our estimates and research. This information involves a number of assumptions, estimates, and limitations. The industry publications, surveys and forecasts, and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the effect of and uncertainties related to the ongoing COVID-19 pandemic (including any government responses thereto) and any continued recovery from the impact of the COVID-19 pandemic;

•	the effect of and uncertainties related the ongoing volatility in interest rates;

•	our ability to achieve and maintain profitability in the future;

•	the impact on our business of the regulatory environment and complexities with compliance related to such environment;

•	our ability to respond to general economic conditions;

•	our ability to manage our growth effectively and our expectations regarding the development and expansion of our business;

•	our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;

•	the success of our marketing efforts and our ability to expand our lender and borrower base;

•	our ability to grow market share in existing markets or any new markets we may enter;

•	our ability to develop new products, features and functionality that are competitive and meet market needs;

•	our ability to realize the benefits of our strategy, including our financial services and platform productivity;

•	our ability to make accurate credit and pricing decisions or effectively forecast our loss rates;

•	our ability to establish and maintain an effective system of internal controls over financial reporting;

•	our ability to maintain the listing of our securities on Nasdaq;

•	sales of our common stock by us or our stockholders, including the selling stockholders, which may result in increased volatility in our stock price;

•	the outcome of any legal or governmental proceedings that may be instituted against us; and

•	other factors detailed under the section titled “Risk Factors.”

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

MARKET DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” and elsewhere in this prospectus. Some data are also based on our good faith estimates.

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes, before deciding to invest in shares of our common stock. Unless the context requires otherwise, the words “we,” “us,” “our,” “Company” and “Janover” refer collectively to Janover Inc., a Delaware corporation.

Unless otherwise noted the share and per share information in this prospectus reflects a 1-for-6.82 reverse stock split of our outstanding common stock effective as of June 8, 2023.

Overview

We are a B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch. We seek to revolutionize the commercial real estate lending market by making it hyper-efficient, transparent, and accessible to all rather than the few.

Through our online platform, we provide technology that connects commercial mortgage borrowers looking for capital to refinance, build, or purchase commercial property, including, but not limited to, apartment buildings, to commercial property lenders. Borrowers include, but are not limited to, owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners, which we believe represents a significant growth opportunity. Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more.

We have developed a flexible, two-sided, B2B marketplace that connects commercial borrowers and lenders, with a human touch. Commercial property owners, operators, and developers can quickly create an account on our platform, set up their own profile, and submit and manage loan requests on their dashboard in a digital experience. Our algorithms automatically match borrowers to their best loan options or to our internal capital markets advisors that guide the borrower throughout the process and connect them with a potentially suitable loan product and lender. Originators that work at commercial mortgage lenders can access their accounts on our platform to view, sort, and communicate with their matched borrowers in real-time, tracking their loan progress through our portal. Capital markets advisors that work internally have their own interface that gives them access to targeted loan opportunities empowering them to better assist borrowers in managing their choices, leading to the best possible outcomes for both lenders and borrowers while building trust, all of which is intended to enhance our brand.

We believe that as we scale, we can use the same technology to provide similar services across the commercial property and small business value chain. Our mission is to remove frictions from traditional commercial property financing, making it easier and more cost-effective for all parties in the transaction. We intend to disintermediate commercial real estate financing, flattening the playing field for commercial property owners and developers, and lenders of all sizes, democratizing an otherwise fractured and elitist market.

Going Concern

For the quarter ended March 31, 2023, our revenues were $467,240 with a net loss of $220,186, compared to revenues of $431,776 and a net loss of $888,621 for the quarter ended March 31, 2022. For the year ended December 31, 2022, our revenues were $2,150,937 with a net loss of $1,261,675. For the year ended December 31, 2021, our revenues were $1,981,439 with a net loss of $1,617,534. We expect to continue to generate operating losses for the foreseeable future. Based on the foregoing, in their audit report included in this prospectus, our auditors expressed their doubt as to our ability to continue as a going concern. We estimate that the net proceeds from the sale of the shares in the offering, at an assumed public offering price per share of $4.00, will be approximately $4,242,764 after deducting the underwriting discounts and commissions and estimated offering expenses, $4,832,764 if the over-allotment option granted to the underwriters is exercised in full. We believe that the net proceeds from this offering will satisfy our capital needs for the foreseeable future under our current business plan.

Our Founder

Our Chief Executive Officer and Chairman of the Board, Blake Janover, founded the Company in November 2018. Mr. Janover is an entrepreneur with over 15 years of experience. His expertise includes, but is not limited to, multifamily and commercial property finance, business financing, real estate, technology, consulting, and management and marketing services. Having overseen underwriting, origination, and advisory on billions of dollars’ worth of commercial, multifamily, and residential real estate loans, Mr. Janover is uniquely suited to operate Janover. Mr. Janover is an Official Member of the Forbes Real Estate Council and is regularly relied on for industry expertise by industry trade publications and podcasts.

The Current Industry Problem and Our Opportunity

We believe that the current commercial lending industry is filled with legacy systems, misaligned incentives, and two very highly fragmented sides of a two-sided transaction, resulting in borrowers and lenders suffering through a slow, inefficient procedure that has not seen any real innovation at scale and falling far behind the innovations that the fintech industry has seemed to deliver to consumer and residential mortgage finance.

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Based on our observations of the commercial lending industry, we believe the industry imposes the following undue burdens on both lenders and borrowers alike which we believe provides the Company with a unique opportunity:

•	Commercial borrowers oftentimes do not know all their loan options. As the complexities of borrower needs, lender credit requirements, and loan features compound, the pool of possible outcomes becomes overwhelming to the typical borrower.

•	There are too many lenders, each with its own originators and ever-changing loan products, for each borrower to evaluate them all. Conversely, there are too many borrowers for lenders to access and assess each one. For lenders and borrowers to find their most suitable matches, aggregation of these searches is needed.

•	Commercial mortgage brokers’ (and individual lenders’) incentives are not aligned with the needs of borrowers. Everyone is incentivized to close, but nobody has a platform to ensure the borrower is truly getting the best loan for themselves.

•	Small commercial borrowers (loans under $5 million) are often totally alienated from the elitist institutional loan community. We are building a platform that can operate agnostically to loan amount.

Our Strategy and Value Proposition

Our strategy is to deliver deeper value to each side of the two-sided marketplace connecting commercial borrowers and lenders with a human touch by:

1.	providing borrowers with lower loan costs, increased optionality, free product education, and a better loan experience, and

2.	empowering loan originators with a turn-key, performance-based, digital strategy and easy-to-use tools for faster and more efficient loan processing.

Our platform focuses on providing a user-friendly experience (or UX), service, and educational content at the top of our funnel, which is all supported by a world-class team.

Revenue

Our business model includes earning a transaction fee each time a loan closes through our platform. We are paid either a share of the revenue from the transaction by the lender, a percentage of the loan amount or at closing by the borrower; or some combination of the two. While we are generally paid by the lender or the borrower, and are paid by both sometimes, as we scale, we expect the burden of payment to be generally borne by the lender. Currently, our average fee earned per transaction is approximately 1% of the loan amount generally earned at the time of closing.

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We do not make loans or share risks associated with making loans.

Intellectual Property

As of the date of this prospectus, we have filed one patent application with the U.S. Patent and Trademark Office (the “USPTO”) related to our systems for simultaneous content updates to multiple websites and web-enables forms. On July 20, 2021, we filed a provisional patent application with the U.S. Patent Trademark Office for “System for Simultaneous Content Updates to Multiple Websites and Web-Enabled Forms,” (Provisional Application Number: 63223843W). We may file additional patent applications or pursue additional patent protection in the future to the extent we believe it will be beneficial.

We have trademark rights in our name, our logo and other brand indicia, and have trademark registrations for select marks in the United States. On September 14, 2021, the Company received a trademark registration of its trademark or brand name “Janover Ventures.” On June 8, 2022, the Company filed an application with the USPTO to register the Company’s brand name, “Janover,” as a trademark. We intend to pursue additional trademark registrations to the extent we believe it will be beneficial. We also have registered domain names for websites that we use in our business. We may be subject to third-party claims from time to time with respect to our intellectual property.

Our Future

Cultivating Networks

Looking to the future, we believe cultivating and empowering our networks will be a key to our ability to continue to scale as we execute our business plan. We think network effects will help accelerate our growth as we continue to provide deeper value and more connections among the users of our platform. Our marketplace currently benefits from what is traditionally described as indirect network effects, as each node on one side of the network joins, the network becomes more valuable for nodes on the other side of the network, so more of them join, making it more valuable for the nodes on the original side. As we aggregate a robust universe of property owners, developers, and investors on one side, and originators and lenders on the other side, the opportunity is intended to super-charge those networks by linking nodes within each respective network, as well as adding new products to the marketplace that can serve either side of the marketplace.

Lender Network

We do not currently have a lender network. However, we believe that we can leverage aggregated lender demand for loan opportunities and create a robust secondary marketplace for originated loans and loan syndications in which lenders will ultimately be able to transact with each other, creating a network, with a social component, for financial transactions with robust, direct network effects. We believe that there is an opportunity to create one to introduce subscriptions to lenders, giving them enhanced access to our data and market.

Borrower Network

We do not currently have a borrower network, but we think this is the biggest long-term opportunity for us. As we build a portal with thousands of property owners, operators, and developers across the country, we believe we can develop and will be able to unlock the ability for owners to “click to list” their property for sale as well as search other properties that are (and are not) for sale and make offers, transact, and get financing on our platform, ultimately leading to disintermediation of commercial real estate at a massive scale, eviscerating inefficiencies, excess fees, and democratizing the ecosystem. We think that we will be able to embed concierge-level advisory services into these transactions and take a small transaction fee (a fraction of what investment sales professionals charge now) with a more transparent and frictionless transaction.

New Marketplace Products

We anticipate that as we scale our business, we will continue to add new products to our platform which may include small business loans (which we are already experimenting with), property assessed clean energy financing (PACE financing), and ancillary products such as commercial property insurance, valuation, property management, equity capital, a data marketplace, and more.

We believe that as we scale and increase our online presence with thousands of new accounts being set up every month and more data points, we will be able to build AI and machine learning models to create better commercial property underwriting, analytics, and processes for enhanced property valuations, faster originations, more robust distribution, and superior matching outcomes. We aim to simultaneously gather data we can use to become the platform that ultimately disintermediates and digitizes commercial real estate in a winner-take-most scenario, dethroning incumbent commercial mortgage brokers, disrupting non-competitive lenders, and breaking down the closed ecosystems within the industry by sharing our economies of scale with property owners as well as service providers by leveraging collected data to improve everyone’s outcome.

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Mergers and Acquisitions (M&A)

We believe we will have the opportunity to build a comprehensive operating system for commercial real estate, as the formerly fractured market adopts technology. As such, we believe we will have the opportunity to acquire companies in adjacent sub-markets into our ecosystem, allowing them to enjoy the benefits of our infrastructure, customer base, and content marketing and allowing our customers access to a best-in-class suite of commercial real estate products from software for data analytics, to technology for buying and selling commercial property. We currently have no intention to use the net proceeds of this offering for any acquisitions nor do we have any verbal or written agreements, and are not in discussions with any third parties relating to any acquisitions. However, the board may decide to use some of the net proceeds for an acquisition if the Company becomes aware of a suitable target company.

Competition

We face significant competitive disadvantages due to the proliferation of similarly placed lending platforms, many of which are or may be in a better position to attract more favorable terms from our partners than us. This may place our current and future offerings at a disadvantage and may enable our competitors to offer a superior loan product with improved terms. Many of our current or potential competitors have significantly more resources, such as financial, technical, and marketing resources, than we do and may be able to devote greater resources to the development, promotion, sale, and support of their platforms and distribution channels. Our competitors may also have longer operating histories, lower commercial financing costs or costs of capital, more extensive borrower bases, more diversified products, and borrower bases, operational efficiencies, more versatile or extensive technology platforms, greater brand recognition and brand loyalty, broader borrower and partner relationships, more extensive and/or more diversified loan funding investor bases than we have, and more extensive product and service offerings than we have.

We are currently reliant on a limited set of banks and non-bank lenders which function and operate in a highly consolidated industry subject to defaults in the past due to severe economic downturns in the market conditions and larger macroeconomic swings and interest rate hikes due to cyclical monetary policies of the U.S. Federal Reserve, and other central banks globally. We face competition in areas such as compliance capabilities, commercial financing terms and costs of capital, interest rates and fees (and other financing terms) available to consumers from our lending partners, approval rates, model efficiency, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, borrower experience, brand and reputation, and terms available to our loan funding investor base. Also, we face the risk and challenges of our financing, and lending partners will develop similarly placed lending platforms of their own, rendering our offerings obsolete.

We believe that we are unique in an industry that is dominated by an “old way” of doing things and that our focus is on delivering value to borrowers first, then to our lenders, with our growth being a by-product of that value. We start by providing transparent education in an opaque market and believe our deeply valuable and well-organized content is a material competitive advantage. Instead of focusing on building one website that covers everything, we have multiple websites focused on educating and empowering commercial property owners, operators, and developers (and now small business owners) in very specific categories, sites such as https://multifamily.loans, which is focused solely on multifamily financing, and https://cmbs.loans, which is focused on commercial mortgage-backed securities, or CMBS financing, (a type of commercial mortgage financing involving securitizing pools of commercial property loans). This drill down allows us to provide the deepest amount of educational value on a specific topic, isolate content marketing risks (i.e., if one of our websites loses its ranking it does not affect our network) and build our brand by having it associated with multiple helpful data and information repositories. We believe we have a repeatable formula that we can use to continue to launch commercial property and business financing websites, covering a range of both targeted and broad topics from commercial mortgages to FHA-insured multifamily loans, to continue to grow our presence online. Having such a powerful top-of-funnel demand generation platform is a major factor in our structural cost advantage.

Structural Cost

We believe that as a marketplace that aggregates demand and supply digitally, three primary components that give us a structural cost advantage:

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1.	We generate demand digitally and do not need to pay large salaries or commissions to brokers. The incumbent model is for brokers to “elephant hunt” and get paid large commissions to line up big deals. We do not have to do that.

2.	We transact digitally, and with our platform and powerful matching engine, we are able to make internal individual contributors significantly more productive than they can be in a traditional environment.

3.	We can transact within a wider range of geographies, property types, borrower profiles, and loan amounts than our competitors, meaning we do not have to alienate cohorts of borrowers, allowing us to monetize more of what comes through our platform.

We believe our structural cost advantage is not just over incumbents but also over tech competitors as well. Most competitors charge borrowers a fixed 1% fee and then rely on an army of high-commission commercial mortgage brokers to find business and earn big commissions. Those brokers are inherently incentivized to do two things: (1) originate very large loans and, (2) close transactions quickly. Those misalignments leave an entire market of loans under $5 million (and even more fractured, loans under $2 million), totally alienated. It also means that a traditional broker’s incentives (to no fault of their own) are to seek the fastest path to closing, and they may push inferior deals just to get something done or choose to transact only with the few lenders she has a relationship with. We cannot transact with a traditional broker because our borrowers find us through a network of education-centric sites and digital marketing. Taking that and our powerful marketplace into account, we operate at software margins, not commercial mortgage banker margins, and we do not have to maintain a balance sheet or share risk as we scale.

Network Effect

As a core principle of our business, we benefit from network effects in a traditional two-sided marketplace. Every borrower that joins our platform makes it more attractive for the lenders, which in effect encourages additional lenders to join, in return making it more attractive to borrowers. This virtual cycle continues as competitive and aligned lenders gain access to new borrowers and loans, they never would have had the opportunity to bid for before, and borrowers gain access to a variety of new options in an industry that does not currently have the benefits of homogeneous features of traditional residential home loans.

Data & AI

As borrowers and lenders join and use our platform, we are accumulating a first-party data set and interpretations that give us what we believe is a competitive advantage, permitting us to optimize conversions, matching algorithms, borrower experiences, and more. We believe that in the future, we will be able to leverage AI to provide predictive data to better match borrowers and lenders, but also on market trends, valuations, enhanced underwriting, and more.

Listing on the Nasdaq Capital Market

In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market under the symbol “JNVR.” If Nasdaq approves our listing application, we expect to list our common stock and consummate this offering. Nasdaq’s listing requirements for the Nasdaq Capital Market include, among other things, a stock price threshold. If Nasdaq does not approve our application and the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on Nasdaq.

Reverse Stock Split

On June 8, 2023, Blake Janover, the sole director of our board of directors and holder of a majority of our outstanding common stock approved a 1-for-6.82 reverse stock split of our outstanding common, On June 8, 2023, we filed a certificate of amendment to the Company’s amended and restated articles of incorporation with the Secretary of State of Delaware to effect the reverse stock split. and the reverse stock split became effective as of June 8, 2023. No fractional shares were or will be issued in connection with the reverse stock split and all such fractional shares resulting from the reverse stock split were and will be rounded up to the nearest whole number. The shares issuable upon the exercise of our outstanding convertible securities and the exercise prices of such securities, if any, have been adjusted to reflect the reverse stock split. Unless otherwise noted, the share and per share information in this prospectus reflects the reverse stock split. There was no effect on the number of shares of common stock or preferred stock authorized for issuance under our certificate of incorporation or the par value of such securities.

Corporate Information

We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://janover.co. Information contained on or accessible through our website shall not be deemed incorporated into and is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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Summary of Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to the Company and Our Business

•	There is substantial doubt as to our ability to continue as a going concern.

•	We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses, and difficulties, and makes it difficult to evaluate our prospects.

•	A majority of our revenue is derived from transaction fees, which are not long-term contracted sources of recurring revenue and are subject to external economic conditions, and declines in those engagements could have a material adverse effect on our financial condition and results of operations.

•	We track certain operational metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our stock price, business, results of operations, and financial condition.

•	Our growth plan may include completing acquisitions, which may or may not happen depending on the acquisition opportunities that are available in the marketplace.

•	We are subject to concentration risk.

•	We depend on our executive team and other employees to manage the business and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could materially harm our business.

•	Our management team has limited experience managing a public company.

•	Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

Risks Related to Our Intellectual Property and Platform Development

•	We are reliant on one main type of service and some of our products are still in the prototype phase and might never be operational products.

•	If we are unable to maintain the quality of our products, expand our product offerings or continue technological innovation and improvements, our prospects for future growth may be harmed.

•	We are making substantial investments in new product offerings and technologies and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefits from them.

•	The development and commercialization of our products are highly competitive.

•	We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

•	We depend on relationships with our lenders, and any adverse changes in these relationships could adversely affect our business, financial condition, and results of operations.

•	Lenders on our marketplace may not provide competitive levels of service to borrowers, which could materially and adversely affect our brands and businesses and their ability to attract borrowers.

•	If borrowers do not find value in our platform or do not like the user experience on our platform, the number of matches on our platform may decline and would harm our business, financial condition, and results of operations.

•	General economic conditions and commercial real estate market conditions have had and may in the future have a negative impact on our business.

•	Seasonal fluctuations and other market data in the investment real estate industry could adversely affect our business and make comparisons of our quarterly results difficult,

•	Our business has been and may in the future be adversely affected by restrictions in the availability of debt or equity capital as well as a lack of adequate credit and the risk of deterioration of the debt or credit markets and commercial real estate markets.

•	We rely on third-party service providers to support our platform and information technology systems.

•	Some of our products and services contain open-source software, which may pose particular risks to our proprietary software, products, and services in a manner that could have a negative effect on our business.

•	We may not be able to continue to obtain licenses to third-party software and intellectual property on reasonable terms or at all, which may disrupt our business and harm our financial results.

•	Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

•	Our trademarks, copyrights, and other intellectual property could be unenforceable or ineffective.

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•	Failure to obtain proper business licenses or other documentation or to otherwise comply with local laws and requirements regarding marketing or matching commercial property and business borrowers with financial services providers may result in civil or criminal penalties and restrictions on our ability to conduct business in that jurisdiction.

•	Changes in the regulation of the internet, mobile carriers, and their partners could negatively affect our business.

•	We collect, store, use and otherwise process personal information, including financial information and other sensitive data, which subjects us to governmental regulation and other legal obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our business.

COVID-19

•	Our results of operations could be adversely affected by health outbreaks such as the COVID-19 pandemic.

Risks Related To Our Regulatory Environment

•	Our business may be subject to a variety of U.S. financial regulations, many of which are overlapping, ambiguous and still developing, which could subject us to claims or otherwise harm our business.

•	Litigation, regulatory actions and compliance issues could subject us to significant fines, penalties, judgments, remediation costs and requirements resulting in increased expenses.

•	Internet-based loan origination processes may give rise to greater risks than paper-based processes and may not always be allowed under state law.

Risks Related to Taxation

•	We have made significant estimates and judgments in calculating our income tax provision and other tax assets and liabilities. If these estimates or judgments are incorrect, our operating results and financial condition may be materially affected.

•	Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Ownership of Our Securities

•	Our founder and CEO has control over key decision-making as a result of his control of a majority of our voting shares.

•	While we are seeking to have shares of our common stock listed on Nasdaq, there is no assurance that either of such securities will be listed on Nasdaq. Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure that could result in a delisting of our securities.

•	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

•	Our management has broad discretion as to the use of the net proceeds from this offering.

•	We may issue additional debt and equity securities, which are senior to our common stock as to distributions and in liquidation, which could materially adversely affect the market price of our securities.

•	Our potential future earnings and cash distributions to our stockholders may affect the market price of our securities.

General Risk Factors

•	We may make decisions based on the best interests of our users to build long-term trust that may result in us forgoing short-term gains.

•	We have less experience operating in some of the newer market verticals to which we have expanded.

•	We may not be able to expand into new markets.

•	Damage to our reputation could negatively impact our business, financial condition, and results of operations.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we may remain an emerging growth company for up to five years following the closing of this offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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In addition, the federal securities laws provide that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected this exemption from new or revised accounting standards, and, therefore, we will not be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

We would cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue, (ii) the date on which we first qualify as a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC, (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities, and (iv) the last day of the fiscal year ending after the fifth anniversary of this offering.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

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The Offering

Shares offered:	1,250,000 shares of common stock (1,437,500 shares of common stock, if the underwriters exercise their over-allotment option in full)

Offering price (assumed):	$4.00 per share of our common stock, the bottom of the range of $4.00 to $6.00 per share.

Over-Allotment Option:	We have granted a 45-day option to the underwriters to purchase up to 187,500 additional shares of common stock, representing 15% of the shares sold in this offering.

Shares of common stock outstanding before the offering (1):	7,064,008

Shares of common stock outstanding after the offering (2)(3):	9,887,006, 10,074,506 assuming the underwriters exercise their over-allotment option in full.

Series A Preferred Stock; disparate voting control:	10,000 shares of our Series A Preferred Stock, having an aggregate of 100,000,000 votes (equivalent to our shares of common stock)all of which are owned by Blake Janover, our Chief Executive Officer and Chairman of the Board, and which will have approximately 96.3% voting control of our outstanding voting capital stock upon the consummation of this offering.

Automatic Conversion of outstanding Series B Preferred Stock:	Upon the consummation of this offering, 1,000 shares of our outstanding Series B Preferred Stock will automatically convert into an aggregate of 500,000 shares of common stock (based on a $4.00 offering price per share in this offering).

Use of proceeds:

We estimate that the net proceeds from the sale of the shares in the offering, at an assumed public offering price per share of $4.00, will be approximately $4,242,764 after deducting the underwriting discounts and commissions and estimated offering expenses, or $4,832,764 if the underwriters exercise their over-allotment option in full. We currently expect to use the net proceeds of this offering primarily for the following purposes:

●      approximately $2,000,000 for the development of new products and improvements to existing products;

●      approximately $1,500,000 to expand sales and marketing capabilities; and

●      the remaining proceeds of approximately $742,764 for general corporate purposes, including capital expenditures and working capital.

Proposed Nasdaq listing and symbol:	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “JNVR.” No assurance can be given that our listing will be approved by Nasdaq or that a trading market will develop for the common stock. We will not proceed with this offering in the event the common stock is not approved for listing on the Nasdaq Capital Market.

Representatives’ Warrants:	We have agreed to issue to the representatives of the underwriters or their designees at the closing of this offering, warrants to purchase the number of shares of our common stock equal to 5% of the aggregate number of shares sold in this offering (the “Representatives’ Warrants”). The Representatives’ Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing 180 days from the commencement of sales in this offering. The exercise price of the Representatives’ Warrants will equal 110% of the initial public offering price per share, subject to adjustments.

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Lock-up:	We and our directors, officers and certain stockholders who are holders of 5% or more of the outstanding shares of common stock as of the effective date of the registration statement, have agreed with the underwriters that we will not, without the prior written consent of the representatives, for a period of 180 days after the date of this prospectus: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise.

Dividend policy:	We currently intend to retain all available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section.

(1)	The number of shares of common stock outstanding before this offering excludes the following shares:

•	76,247 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2021 Plan, at a weighted exercise price of $3.16 per share; and

•	583,577 shares of our common stock reserved for future issuance under our 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2021 Plan.

(2)

The number of shares of common stock outstanding after this offering includes and an aggregate of 1,572,998 shares of common stock issuable upon the closing of this offering, consisting of the following shares:

•	74,851 shares of common stock upon the automatic conversion of $176,326 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2020 and February 2021 (the “2020/2021 SAFEs”);

•	89,375 shares of common stock upon the automatic conversion of $286,000 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2022 (the “2022 SAFEs”);

•	571,848 shares of common stock to be issued at the closing of this offering to certain employees and advisors of the Company in consideration for services rendered;

•	500,000 shares of common stock upon the automatic conversion of 1,000 shares of Series B Preferred Stock (based on a $4.00 offering price per share in this offering); and

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•	336,924 shares of common stock that will be issued to certain of the selling stockholders upon the exercise of their currently outstanding options upon the closing of this offering and offered by the selling stockholders pursuant to the Resale Prospectus.

(3)	The number of shares of common stock outstanding after this offering excludes the following shares:

•	76,247 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2021 Plan, at a weighted exercise price of $3.16 per share;

•	583,577 shares of our common stock reserved for future issuance under our 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2021 Plan;

•	187,500 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option; and

•	50,000 shares of common stock issuable upon the exercise of the Representatives’ Warrants.

Unless the context otherwise requires, the information in this prospectus assumes:

•	an initial public offering price of $4.00 per share, which is the bottom of the $4.00 - $6.00 range of the offering price per share;

•	the 1,572,998 shares of common stock listed under footnote (3) above have been issued; and

•	no exercise of the Representatives’ Warrants or over-allotment option issued in this offering.

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Summary Financial Information

You should read the following summary financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our unaudited financial statements and audited financial statements and the related notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary financial information set forth below are derived from our financial statements included elsewhere in this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with the financial statements and related notes contained elsewhere in this prospectus. The financial statements contained elsewhere fully represent our financial condition and operations, however, our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year.

Statements of Operations Data:

	Three Months Ended March 31,
	2023	2022
Revenues	$467,240	$431,776
Operating expenses:
Sales and marketing	293,745	334,938
Research and development	105,200	159,690
General and administrative	342,315	494,060
Total operating expenses	741,260	988,688
Loss from operations	(274,020)	(556,912)
Other income (expense):
Change in fair value of future equity obligations	45,710	(336,623)
Interest income	6,695	1,119
Other income	1,429	3,795
Total other income (expense)	53,834	(331,709)
Net loss	$(220,186)	$(888,621)
Weighted average common shares outstanding -
basic and diluted	7,064,008	6,806,213
Net loss per common share - basic and diluted	$(0.03)	$(0.13)

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	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$767,391	$981,125
Accounts receivable	115,710	38,287
Prepaid expenses	7,566	7,566
Total current assets	890,667	1,026,978
Intangible assets	16,178	16,178
Other assets	6,877	6,877
Right of use asset	98,196	109,661
Deferred offering costs	177,219	177,219
Total assets	$1,189,137	$1,336,913
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$188,838	$159,380
Right of use liability, current portion	54,502	45,516
Total current liabilities	243,340	204,896
Future equity obligations	493,872	539,582
Right of use of liability	47,577	67,057
Total liabilities	784,789	811,535
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, 10,000 shares issued and outstanding as of both March 31, 2023 and December 2022	$0	$0
Common stock, $0.00001 par value, 100,000,000 shares authorized, 7,064,008 shares issued and outstanding as of both March 31, 2023 and December 2022	71	71
Additional paid-in capital	3,894,144	3,794,988
Accumulated deficit	(3,489,867)	(3,269,681)
Total stockholders’ equity	404,348	525,378
Total liabilities and stockholders’ equity	$1,189,137	$1,336,913

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Balance Sheet Data:

	December 31,	March 31,	March 31,
	2022	2023	2023
		Actual	As Adjusted(1)
	Actual	(unaudited)	(unaudited)
Cash	$981,125	$767,391	$5,152,391
Total current assets	1,026,978	890,667	5,275,667
Total assets	1,336,913	1,189,137	5,396,918
Total current liabilities	204,896	243,340	243,340
Future equity obligations	539,582	493,872	-
Total liabilities	811,535	784,789	290,916
Total stockholders’ equity (deficit)	525,378	404,348	5,106,001
Total liabilities and stockholders’ equity (deficit)	$1,336,913	$1,189,137	$5,396,918

(1)	As adjusted reflects sale of 1,250,000 shares of our common stock in this offering at the assumed public offering of $4.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our securities. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO OUR COMPANY AND OUR BUSINESS

There is substantial doubt about our ability to continue as a going concern.

We have incurred substantial operating losses since our its inception. As reflected in the financial statements included in this prospectus, we have sustained net losses of $220,186 and $888,621 during the periods ended March 31, 2023 and 2022, respectively, had cash used in operations of $213,734 during the three months ended March 31, 2023, and have limited capital. During the years ended December 31, 2022 and 2021, we have sustained net losses of $1,261,675 and $1,617,534, respectively, and have cash used in operations of $1,023,665 during the year ended December 31, 2022. The accompanying financial statements included in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products and achieve market acceptance. As such, it is likely that additional financing will be needed by us to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern.

As of June 29, 2023, the Company expects that its cash and cash equivalents of $767,391 as of March 31, 2023, together with the $1.0 million of proceeds from the sale of Series B preferred stock in April 2023 will be sufficient to fund its operating expenses for at least one year from the date these consolidated financial statements were issued on June 12, 2023. The Series B Preferred Stock will automatically be converted into 500,000 shares of common stock (assuming a $4.00 offering price in this offering).

We will receive net proceeds of approximately $4,242,764 after deducting the underwriting discounts and commissions and estimated offering expenses (assuming a $4.00 offering price per share and that the over-allotment option is not exercised), we believe that the net proceeds from this offering will satisfy our capital needs for the foreseeable future under our current business plan.

Following this offering, we may will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that we will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute investors and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to obtain such additional financing when needed, on favorable terms or at all, future operations may have to be scale back or discontinued.

We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and makes it difficult to evaluate our prospects.

The Company was originally formed as a limited liability company in the State of Florida in 2018 and was converted into a corporation in the State of Delaware on March 9, 2021. Accordingly, the Company has a limited history upon which an evaluation of its performance and prospects can be made. There can be no assurance that we will ever operate profitably. Our current and proposed operations are subject to all the business risks associated with new enterprises. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short time span through our marketing efforts. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel. We intend to hire additional personnel to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

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Our revenue growth rate and financial performance in recent years may not be indicative of future performance and such growth may slow over time.

We have grown rapidly over the last three years, and our recent revenue growth rate and financial performance may not be indicative of our future performance. You should not rely on our revenue for any previous quarterly or annual period as an indication of our revenue or revenue growth in future periods. As we grow our business, our revenue growth rates may slow, or our revenue may decline, in future periods for a number of reasons, which may include slowing demand for our platform offerings and services, increasing competition, a decrease in the growth of our overall credit market, increasing regulatory costs and challenges and our failure to capitalize on growth opportunities. Further, we believe our growth over the last several years has been driven in large part by our platform, lender partnerships and current lack of competitors with a similar business model. Future incremental improvements in the financial capabilities of lenders, primarily our partners, may impact this substantially, and such developments may lead to varying levels of growth from past periods. As a result of these factors, our revenue growth rates may slow, and our financial performance may be adversely affected.

A majority of our revenue is derived from transaction fees, which are not long-term contracted sources of recurring revenue and are subject to external economic conditions and declines in those engagements could have a material adverse effect on our financial condition and results of operations.

We historically have earned principally all of our revenue from success fees when transactions close on our platform or through a match we curated. We expect that we will continue to rely heavily on revenue from these sources for substantially all of our revenue for the foreseeable future. A decline in the number of transactions completed or in the value of the commercial real estate we finance could significantly decrease our revenues, which would adversely affect our business, financial condition and results of operations.

We track certain operational metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our stock price, business, results of operations, and financial condition.

We track certain operational metrics, including metrics such as Monthly Unique Users (MUUs), which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies, or the assumptions on which we rely. Our internal systems and tools are subject to a number of limitations, and our methodologies for tracking these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we publicly disclose. If the internal systems and tools we use to track these metrics undercount or overcount or contain algorithmic or other technical errors, the data we report may not be accurate. While these numbers are based on what we believe to be reasonable estimates of our metrics for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. For example, the number of MUUs on our platform is based on activity associated with a unique device identifier during a certain time period. Certain individuals may have more than one device and therefore may be counted more than once in our count of Monthly Unique Users. Limitations or errors with respect to how we measure data or with respect to the data that we measure may affect our understanding of certain details of our business, which could affect our long-term strategies. If our operational metrics are not accurate representations of our business, if investors do not perceive these metrics to be accurate, or if we discover material inaccuracies with respect to these figures, our reputation may be significantly harmed, our stock price could decline, we may be subject to stockholder litigation, and our business, financial results and results of operations could be adversely affected.

Our growth plan may include completing acquisitions, which may or may not happen depending on the acquisition opportunities that are available in the marketplace.

Our ability to grow by acquiring companies or assets and by making investments to complement our existing businesses will depend upon the availability of suitable acquisition candidates. If we are unable to find suitable acquisition candidates, if we are unable to attract the interest of such candidates, or if we are unable to successfully negotiate and complete such acquisitions, that could limit our ability to grow.

We may be unable to make acquisitions and investments, successfully integrate acquired companies into our business, or our acquisitions and investments may not meet our expectations, any of which could adversely affect our business, financial condition, and results of operations.

We may in the future acquire or invest in businesses, offerings, technologies, or talent that we believe could complement or expand our existing product offerings, enhance our technical capabilities, or otherwise offer growth opportunities. The pursuit of future potential acquisitions and investments may divert the attention of management and cause us to incur significant expenses related to identifying, investigating, and pursuing suitable acquisitions and investments, whether or not they are consummated. Furthermore, even if we successfully acquire or invest in additional businesses or technologies, we may not achieve the anticipated benefits or synergies due to a number of factors, including, without limitation:

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•	unanticipated costs or liabilities associated with the acquisition, including claims related to the acquired company, its product offerings, or technology;

•	the incurrence of acquisition-related or investment-related expenses, which would be recognized as a current period expense;

•	inability to generate sufficient revenue to offset acquisition or investment costs;

•	inability to maintain relationships with customers and partners of the acquired business;

•	challenges maintaining quality and security standards consistent with our brand;

•	inability to identify security vulnerabilities in acquired technology;

•	inability to achieve anticipated synergies or unanticipated difficulty with integration into our corporate culture;

•	the need to integrate or implement additional controls, procedures, and policies;

•	challenges caused by distance and cultural differences;

•	harm to our existing business relationships with business partners as a result of the acquisition or investment;

•	potential loss of key employees;

•	use of resources that are needed in other parts of our business and diversion of management and employee resources;

•	unanticipated complexity in accounting requirements;

•	use of substantial portions of our available cash or the incurrence of debt to consummate the acquisition; and

•	disputes that may arise out of earn-outs, escrows, and other arrangements related to an acquisition of a company.

Acquisitions also increase the risk of unforeseen legal liability, including for potential violations of applicable law or industry rules and regulations, arising from prior or ongoing acts or omissions by the acquired businesses that are not discovered by due diligence during the acquisition process.

We may have to pay cash, incur additional debt, or issue equity to pay for any future acquisitions or investments, each of which could adversely affect our financial condition. The sale of equity to finance any future acquisitions or investments could result in dilution to our stockholders. The incurrence of additional indebtedness would result in increased fixed obligations and could also include additional covenants or other restrictions that would impede our ability to manage our operations. Any of the foregoing could adversely affect our business, financial condition, and results of operations.

We are subject to concentration risk.

For the quarter ended March 31, 2023, two lenders, Arbor Realty Trust and Bank Five Nine, accounted for 22% and 19%, respectively, of revenues. For the year ended December 31, 2022, two lenders, Arbor Realty Trust, Inc. and S2 Capital, accounted for 36% and 10%, respectively, of revenues. For the year ended December 31, 2021, two lenders, Arbor Realty Trust, Inc. and Greystone & Co. II LLC, accounted for 25% and 53%, respectively, of revenues. The loss of one or more of these lenders could adversely affect the Company’s revenues.

We may need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our products. If we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate products, programs, commercial efforts, or sales efforts.

We may need to finance future cash needs through public or private equity offerings, debt financings, or strategic collaboration and licensing or royalty arrangements. Our stockholders may consequently experience additional dilution, and debt financing, if available, and such financings may involve restrictive covenants and/or high interest rates. Regarding accessing additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, processes, and technologies or to grant licenses on terms not necessarily favorable to us. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs, or curtail some of our commercialization efforts. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

We depend on our executive team and other employees to manage the business and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could materially harm our business.

Our success depends largely upon the continued high performance of our executive team and other employees. We rely on our executive team for leadership in critical areas of our business, including product development, engineering, marketing, security, business development, and general and administrative functions. The loss of one or more of our executives or key employees would have an adverse effect on our business. From time to time, there may be changes in executives due to hiring or departures, which could disrupt our business. We do not have employment agreements with executives or other key personnel that require them to continue to work for us for any specified period and, therefore, they could terminate their employment at any time.

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For example, we depend on our senior management, including Blake Janover, our Founder and Chief Executive Officer. If we lose the services of one or more of our senior management and other key personnel, we may not be able to successfully manage our business, meet competitive challenges or achieve our growth objectives. Further, to the extent that our business grows, we will need to attract and retain additional qualified management personnel in a timely manner, and we may not be able to do so. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain, and integrate highly skilled personnel in all areas of our organization.

Our management team has limited experience managing a public company.

Our management team has limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our management team and may divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

The concentration of sales among our top employees could lead to losses if we are unable to retain them.

Our most successful advisors are responsible for assisting borrowers that correlate with a significant percentage of our revenues. They also serve as mentors and role models, and provide invaluable training for newer professionals, which is an integral part of our culture. This concentration among our top professionals can lead to a greater and more concentrated risk of loss if we are unable to retain them and could have a material adverse impact on our business and financial condition.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chairman of the Board, Chief Executive Officer, Blake Janover. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition.

We face stiff competition for qualified personnel and if we fail to attract new personnel or fail to retain and motivate our current personnel, our business, financial condition, and results of operations could be materially and adversely affected.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for qualified personnel is intense, especially for engineers experienced in designing and developing online and mobile products. We have experienced and we expect to continue to experience difficulty in hiring and retaining employees with appropriate qualifications. To attract and retain top talent, we have had to offer, and we believe we will need to continue to offer competitive compensation and benefits packages. If we are unable to attract, hire and retain the right talent or make too many hiring mistakes, it is likely our business will suffer.

We do not have key man life insurance.

The Company is dependent particularly dependent on Blake Janover, our Chief Executive Officer and Chairman. However, the Company has not purchased any insurance policies concerning Mr. Janover in the event of his death or disability. Therefore, if Mr. Janover dies or becomes disabled, the Company will not receive any compensation to assist with Mr. Janover’s absence. The loss of Mr. Janover would negatively affect the Company and its operations.

Our lack of D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future, we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could further impact our ability to retain and attract talented and skilled directors and officers.

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We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for an exemption from certain corporate governance requirements.

Following this offering, we will continue to control a majority of the voting power of our outstanding voting stock, and as a result, we will be a “controlled company” within the meaning of the corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	a majority of the board of directors consists of independent directors,

●	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities,

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and

●	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

Although we do not currently intend to avail ourselves of this exemption, these requirements will not apply to us as long as we remain a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY AND PLATFORM DEVELOPMENT

We are reliant on one main type of service and some of our products are still in the prototype phase and might never be operational products.

All of our current services are variants of one type of service, providing a platform for commercial mortgage financing. Although we are testing additional products, our revenues are therefore dependent upon the market for commercial mortgage financing.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

If we are unable to maintain the quality of our products, expand our product offerings or continue technological innovation and improvements, our prospects for future growth may be harmed.

We believe our success depends on users’ finding our product offerings to be of value to them. Our ability to attract and engage users depends, in part, on our ability to successfully expand our product offerings and editorial articles. To penetrate new verticals, we will need to develop a deep understanding of those new markets and the associated business challenges faced by participants in them. Developing this level of understanding may require substantial investments of time and resources, and we may not be successful. In addition to the need for substantial resources, government regulation could limit our ability to introduce new product offerings. If we fail to penetrate new verticals successfully, our revenue may grow at a slower rate than we anticipate, and our business, financial condition and results of operations could be materially adversely affected. We must also continue to innovate and improve our technology and product offerings to continue future growth and successfully compete with other companies in our markets, or our brand and future growth could be materially adversely affected.

In addition, the market for financial services products is rapidly evolving, fragmented and highly competitive. Competition in this market has intensified, and we expect this trend to continue as the list of financial services providers grows. There are many established and emerging technology-centric financial services providers providing a multitude of products to borrowers across all financial verticals. If we fail to successfully anticipate and identify new trends, products and emerging financial services providers, and provide up-to-date educational content, tools and other relevant resources timely, our ability to engage borrowers and financial services providers may suffer, which would harm our business, financial condition, and results of operations.

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We are making substantial investments in new product offerings and technologies and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefits from them.

We have made substantial investments to develop new product offerings and technologies, including our data infrastructure and our matching engine, and we intend to continue investing significant resources in developing new technologies, tools, features, services, products, and product offerings. We expect to increase our investments in these new initiatives in the near term, which may result in lower margins. We also expect to spend substantial amounts as we seek to grow the verticals in which we operate our platform and increase our scale, and expand our offerings to additional geographic markets. If we do not spend our development budget efficiently or effectively on commercially successful and innovative technologies, we may not realize the expected benefits of our strategy. Our new initiatives also have a high degree of risk, as each involves strategies, technologies, and regulatory requirements with which we have limited or no prior development or operating experience. There can be no assurance that demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. It is also possible that product offerings developed by others will render our product offerings non-competitive or obsolete. Further, our development efforts for new product offerings and technologies could distract management from current operations and will divert capital and other resources from our more established product offerings and technologies. Even if we are successful in developing new product offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that could increase our expenses or prevent us from successfully commercializing new product offerings or technologies. If we do not realize the expected benefits of our investments, our business, financial condition and operating results may be harmed.

Our new product could fail to achieve the sales projections we expected.

Our growth projections assume that with an increased advertising and marketing budget, our products will be able to gain traction in the marketplace at a faster rate than our current products. Our new products may fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

The development and commercialization of our products are highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies, some publicly listed like us, in the United States. Many of our competitors have significantly greater financial, technical, and human resources than we have and superior expertise in research and development and marketing approved products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors or disruptors, particularly through collaborative arrangements with large and established companies and/or some of our competitors. Accordingly, our competitors may commercialize products more rapidly or effectively than we can, which would adversely affect our competitive position, the likelihood that our products and services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

We must correctly predict, identify, and interpret changes in consumer preferences and demand, offer new products to meet those changes, and respond to competitive innovation.

Consumer preferences may result in the need for our products to change continually. Our success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products that appeal to consumer preferences. If we do not offer products that appeal to consumers, our sales and market share will decrease. We must distinguish between short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. If we fail to expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products could decrease, which could materially and adversely affect our product sales, financial condition, and results of operations. In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions.

Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business.

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We rely on the data provided to us by users and third parties to operate and improve our product offerings, and if we are unable to maintain and grow the use of such data, we may be unable to provide users with a platform experience that is relevant and effective, which would harm our business, financial condition, and results of operations.

We analyze first-party data from users and may leverage third-party data from aggregators to understand our users’ unique financial situations. The large amount of information we use in operating and improving our platform is critical to the experience we provide for our users. If we are unable to maintain, grow and efficiently handle the data provided to us, the value that we provide to borrowers and the quality of matches with financial services partners may be limited. In addition, if we do not maintain the quality, accuracy and timeliness of this information, user experience may suffer, which would harm our business, financial condition, and results of operations.

We depend on relationships with our financial services partners (we refer to such service partners as “Lenders”), and any adverse changes in their financial strength, tightening of their underwriting standards or adverse changes to their online marketing strategy would adversely affect our business, financial condition, and results of operations.

Our success depends on the financial strength and underwriting standards of financial service partners on our platform, specifically Lenders. If our financial services partners experience financial difficulties, they may cease participating on our platform or tighten underwriting standards, which would result in fewer opportunities for us to earn fees from matching borrowers with them. In times of financial difficulty, financial services providers may also fail to pay fees when due or drop the quality of their services to borrowers. Our partners could also change their online marketing strategies or implement cost-reduction initiatives that decrease spending through our platform. The occurrence of one or more of these events, alone or in combination, with a significant number of financial services partners, could harm our business, financial condition, and results of operations.

We depend on relationships with our lenders, and any adverse changes in these relationships could adversely affect our business, financial condition, and results of operations.

Our success depends in significant part on the financial strength of lenders, insurers and lead purchasers participating on our marketplaces and continuing relationships with such lenders. Lenders could, for any reason, experience financial difficulties and cease participating on our marketplaces, fail to pay match and/or closing fees when due and/or drop the quality of their services to borrowers. We could also have commercial or other disputes with such Lenders from time to time. The occurrence of one or more of these events with a significant number of Lenders could, alone or in combination, have a material and adverse effect on our business, financial condition and results of operations.

Our financial performance is dependent on our ability to successfully refer users to lenders and other financial service partners, and these partners are not precluded from offering products and services outside of our platform.

Our ability to earn revenue is dependent on referring users of our site to our financial services partners and our users seeking to transact with such partners. Borrowers or lenders may attempt to circumvent us, which would adversely affect our ability to earn revenue.

Lenders on our marketplaces may not provide competitive levels of service to borrowers, which could materially and adversely affect our brands and businesses and their ability to attract borrowers.

The ability of our businesses to provide borrowers with a high-quality experience depends, in part, on borrowers receiving competitive levels of convenience, customer service, price and responsiveness from Lenders participating in our other marketplaces with whom they are matched. If these providers do not provide borrowers with competitive levels of convenience, customer service, price and responsiveness, the value of our various brands may be harmed, the ability of our businesses to attract borrowers to our websites may be limited and the number of borrowers matched through our marketplaces may decline, which could have a material and adverse effect on our business, financial condition and results of operations.

We compete in a highly competitive and rapidly evolving market with several other companies, and we face the possibility of new entrants disrupting our market over time.

We currently compete with several companies that market commercial real estate financing services online, as well as with more traditional sources of financial information, and with financial institutions offering their products directly, and we expect that competition will intensify. Our competitors include companies such as Marcus & Millichap, Meridian Capital Group, Eastern Union Funding, Lev, and others. Some of these existing competitors may have more capital or complementary products or services than we do, and they may leverage their greater capital or diversification in a manner that adversely affects our competitive position, including by making strategic acquisitions. In addition, we also face the possibility of new competitors.

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If borrowers do not find value in our platform or do not like the user experience on our platform, the number of matches on our platform may decline and would harm our business, financial condition, and results of operations.

We believe that the growth of our business and revenue depends upon our ability to engage our existing users and to add new users in our current as well as new markets. If we lose users or user engagement diminishes, our business and financial condition will be negatively impacted. If we fail to remain competitive on customer experience, editorial articles and product offerings, our ability to grow our business may also be adversely affected.

General economic conditions and commercial real estate market conditions have had and may in the future negatively impact our business.

We may be negatively impacted by periods of economic downturns, recessions, and disruptions in the capital markets, credit and liquidity issues in the capital markets, including international, national, regional and local markets, tax and regulatory changes and corresponding declines in the demand for commercial real estate investment and related services. Historically, commercial real estate markets and, in particular, the U.S. commercial real estate market, have tended to be cyclical and related to the flow of capital to the sector, the condition of the economy as a whole and the perceptions and confidence of market participants to the economic outlook. Cycles in the real estate markets may lead to similar cycles in our earnings and significant volatility in our stock price. Further real estate markets may “lag” behind the broader economy such that even when underlying economic fundamentals improve in a given market, additional time may be required for these improvements to translate into strength in the real estate markets. The “lag” may be exacerbated when banks delay their resolution of commercial real estate assets whose values are less than their associated loans.

Negative economic conditions, changes in interest rates, credit and the availability of capital, debt or equity, debt and/or equity disruptions in capital markets, uncertainty of the tax and regulatory environment or declines in the demand for commercial real estate investment and related services in international and domestic markets or in significant markets in which we do business, have had and could have in the future a material adverse effect on our business, results of operations and/or financial condition. In particular, the commercial real estate market is directly impacted by (i) the lack of debt and/or equity financing for commercial real estate transactions, (ii) increased interest rates and changes in monetary policies by the U.S. Federal Reserve, (iii) changes in the perception that commercial real estate is an accepted asset class for portfolio diversification, (iv) changes in tax policy affecting the attractiveness of real estate as an investment choice, (v) changes in regulatory policy impacting real estate development opportunities and capital markets, (vi) slowdowns in economic activity that could cause residential and commercial tenant demand to decline, and (vii) declines in the regional or local demand for commercial real estate, or significant disruptions in other segments of the real estate markets could adversely affect our results of operations. Any of the foregoing would adversely affect the operation and income of commercial real estate properties.

These and other types of events could lead to a decline in transaction activity as well as a decrease in property values which, in turn, would likely lead to a reduction in financing fees relating to such transactions. These effects would likely cause us to realize lower revenues. Such declines in transaction activity and value would likely also significantly reduce our financing activities and revenues.

Fiscal uncertainty, significant changes and volatility in the financial markets and business environment, and similar significant changes in the global, political, security and competitive landscape, make it increasingly difficult for us to predict our revenue and earnings into the future. As a result, any revenue or earnings projections or economic outlook which we may give may be affected by such events or may otherwise turn out to be inaccurate.

Adverse conditions in the primary and secondary multifamily and commercial mortgage markets, as well as the general economy, could have a material adverse effect on our business, financial condition and results of operations.

Constraints in the primary and secondary mortgage markets in the past have had, and may in the future have, an adverse effect on our business, financial condition, and results of operations. Generally, increases in interest rates adversely affect the ability of our mortgage Lenders to close loans, and adverse economic trends limit the ability of our mortgage lenders to offer home loans other than low-margin conforming loans. Our businesses may experience a decline in demand for their offerings due to decreased borrower demand as a result of the conditions described above, now or in the future. The decreased borrower demand for mortgage refinancing typically leads to decreased traffic to our website and higher associated selling and marketing efforts associated with that traffic. While higher lender demand during these periods often leads to an increase in the amount lenders will pay per matched lead and higher revenue earned per borrower, increases in the amount lenders will pay per matched lead in this situation are limited by the overall cost models of our lenders, and our revenue earned per borrower can be adversely affected by the overall reduced demand for refinancing in a rising interest rate environment. Conversely, during periods with decreased interest rates, mortgage Lenders have less incentive to use our marketplaces, or in the case of sudden increases in borrower demand, our mortgage Lenders may lack the ability to support sudden increases in volume. Situations like this could have a material adverse effect on our business, financial condition, and results of operations.

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Adverse conditions in the commercial real estate finance markets, or poor or uncertain macroeconomic conditions, could harm our business, financial condition, and results of operations.

Our business is dependent on the commercial real estate finance markets and the demand for the products offered by our financial services partners. Both our financial services partners and users may be affected by prevailing economic, political, market, health and social events or conditions. A decline in these conditions could impact our users and could reduce their demand for commercial property loans and other financial service products, which could ultimately impact our revenues. Similarly, during such conditions our financial services partners may tighten underwriting standards, and implement cost-reduction initiatives that reduce or eliminate marketing budgets and decrease spending on our platform. Any of these events could adversely affect our business, financial condition, and results of operations.

Seasonal fluctuations and other market data in the investment real estate industry could adversely affect our business and make comparisons of our quarterly results difficult.

Our revenue and profits have historically tended to be significantly higher in the second half of each year than in the first half of the year. This is a result of a general focus in the real estate industry on completing or documenting transactions by the calendar year-end and because certain of our expenses are relatively constant throughout the year. This historical trend can be disrupted both positively and negatively by major economic, regulatory, or political events impacting investor sentiment for a particular property type or location, current and future projections of interest rates and tax rates, the attractiveness of other asset classes, market liquidity and the extent of limitations or availability of capital allocations for larger institutional buyers, to name a few. As a result, our historical pattern of seasonality may or may not continue to the same degree experienced in the prior years and may make it difficult to determine, during the course of the year, whether planned results will be achieved, and thus to adjust to changes in expectations.

Our business has been and may in the future be adversely affected by restrictions in the availability of debt or equity capital as well as a lack of adequate credit and the risk of deterioration of the debt or credit markets and commercial real estate markets.

Restrictions on the availability of capital, both debt and/or equity, can create significant reductions in the liquidity and flow of capital to the commercial real estate markets. Severe restrictions in debt or equity liquidity as well as the lack of availability of credit in the markets we service can significantly reduce the volume and pace of commercial real estate transactions. These restrictions can also have a generally negative effect on commercial real estate prices themselves. Our business is particularly sensitive to the volume of activity and pricing in the commercial real estate market. This has had and may have a significant adverse effect on our business.

We cannot predict with any degree of certainty the magnitude or duration of developments in the credit markets and commercial real estate markets as it is inherently difficult to make accurate predictions concerning such macroeconomic movements that are beyond our control. This uncertainty limits our ability to plan for future developments. In addition, uncertainty regarding market conditions may limit the ability of other participants in the credit markets or commercial real estate markets to plan for the future. As a result, market participants may act more conservatively than they might in a stabilized market, which may perpetuate and amplify the adverse developments in the markets we serve. While business opportunities may emerge from assisting clients with transactions relating to distressed commercial real estate assets, there can be no assurance that the volume of such transactions will be sufficient to meaningfully offset the declines in transaction volumes within the overall commercial real estate market.

Any insurance coverage we have might not be sufficient and uninsured losses may occur.

We maintain minimum insurance coverage to protect us against a broad range of risks, at levels we believe are appropriate and consistent with current industry practice. Our objective is to exclude or minimize the risk of financial loss at a reasonable cost.

Nevertheless, we could still be subject to risks in the following areas, among others:

•	losses that might be beyond the limits, or outside the scope, of coverage of our insurance and that may limit or prevent indemnification under our insurance policies,

•	inability to maintain adequate insurance coverage on commercially reasonable terms in the future,

•	certain categories of risks are currently not insurable at a reasonable cost, and

•	no assurance of the financial ability of the insurance companies to meet their claim payment obligations.

Any one or more of these events could have an adverse effect on our business, financial position, profit, and cash flow.

Additionally, we cannot be certain that our insurance coverage will be adequate for data security liabilities incurred, will cover any indemnification claims against us relating to any incident, will be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation, business, financial condition and results of operations.

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We rely on third-party service providers to support our platform and information technology systems.

We rely on third-party service providers to provide critical services that help us deliver our products and operate our business, including hosting our platform. These providers may support or operate critical business systems for us or store or process the same sensitive, proprietary, and confidential information we handle. We do not have a redundant network or rapid disaster recovery capabilities in most cases for the services provided by third-party service providers. These service providers may not have adequate security measures and could experience a security incident that compromises the confidentiality, integrity, or availability of the systems they operate for us or the information they process on our behalf. Such occurrences could adversely affect our business to the same degree as if we had experienced these occurrences directly and we may not have recourse to the responsible third-party service providers for the resulting liability we incur.

Any significant disruption to the infrastructure of our third-party service providers and/or any changes in our third-party service providers’ service levels may significantly impact our business operations, including making our platform unavailable to our users. A lengthy interruption in the availability of our platform would result in a loss of matches with our lenders and corresponding revenue, which would impact our operating results and cash flow. In addition, it would negatively impact search engine ranking, user experience and our reputation with our lenders. Furthermore, if any of our agreements with our third-party service providers are terminated, we may experience significant costs or downtime in connection with the transfer to, or the addition of, new hosting providers. Although alternative providers could host our platform on a substantially similar basis, such a transition could potentially be disruptive, and we could incur significant costs in connection therewith.

We rely on operating system providers to support our platform, and any disruption, deterioration or change in their services, policies, practices, guidelines or terms of service could have a material adverse effect on our business, financial condition and results of operations.

The success of our platform depends upon the effective operation of certain mobile operating systems, networks and standards that are run by operating system providers and app stores, or Providers. We do not control these Providers and, as a result, we are subject to risks and uncertainties related to the actions taken, or not taken, by these Providers.

Some of our products and services contain open-source software, which may pose particular risks to our proprietary software, products, and services in a manner that could negatively affect our business.

We use open-source software in our platform and anticipate continuing to use open-source software in the future. Some open-source software licenses require those who distribute open-source software as part of their software product to publicly disclose all or part of the source code of such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost, and we may be subject to such terms. The terms of certain open-source licenses to which we are subject have not been interpreted by the U.S. or foreign courts, and there is a risk that open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we could face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that we develop using such software, which could include our proprietary source code or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer such source code to eliminate the use of such open-source software. This re-engineering process could require us to expend significant additional research and development resources, and we may not be able to complete the re-engineering process successfully. In addition to risks related to license requirements, the use of certain open-source software can lead to greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties, assurance of title or controls on the origin or operation of the open-source software, which are risks that cannot be eliminated, and could, if not properly addressed, negatively affect our business. We cannot be sure that all of our use of open-source software is in a manner that is consistent with our current policies and procedures or will not subject us to liability. Any of these risks could be difficult to eliminate or manage, and, if not addressed, would negatively affect our business, financial condition, and operating results.

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We may not be able to continue to obtain licenses to third-party software and intellectual property on reasonable terms or at all, which may disrupt our business and harm our financial results.

We license third-party software and other intellectual property for use in connection with our platform, including for various third-party product integrations with our platform. Our third-party licenses typically limit our use of intellectual property to specific uses and include other contractual obligations with which we must comply. These licenses may need to be renegotiated or renewed from time to time, or we may need to obtain new licenses in the future. Third parties may stop adequately supporting or maintaining their offerings or they or their technology may be acquired by our competitors. If we are unable to obtain licenses to third-party software and intellectual property on reasonable terms or at all, the functionalities available through our platform may be adversely impacted, which could in turn harm our business. Further, if we or our third-party licensors were to breach any material term of a license, such a breach could, among other things, prompt costly litigation, result in the license being invalidated and or result in fines and other damages. If any of the following were to occur, it could harm our business, financial results, and our reputation.

We also cannot be certain that our licensors are not infringing the intellectual property rights of others or that our licensors have sufficient rights to the intellectual property to grant us the applicable licenses. Although we seek to mitigate this risk contractually, we may not be able to sufficiently limit our potential liability. If we are unable to obtain or maintain rights to any of this intellectual property because of intellectual property infringement claims brought by third parties against our licensors or against us, our ability to provide functionalities through our platform using such intellectual property could be severely limited and our business could be harmed. Furthermore, regardless of the outcome, infringement claims may require us to use significant resources and may divert management’s attention.

We are dependent on internet search engines, in particular, Google, to direct traffic to our websites and refer new users to our platform. If search engines’ algorithms, methodologies, or policies are modified or enforced in ways we do not anticipate, or if our search results page rankings decline for other reasons, traffic to our platform or user growth or engagement could decline, any of which would harm our business, financial condition, and results of operations.

We are dependent on internet search engines, primarily Google, to direct traffic to our platform, including our website. Search engines, such as Google, may modify their search algorithms and policies or enforce those policies in ways that are detrimental to us, and without prior notice to us. If that occurs, we may experience significant declines in the organic search ranking of our search results, leading to a decrease in traffic to our platform. We have experienced declines in traffic and user growth as a result of these changes in the past and anticipate fluctuations as a result of such actions in the future.

In addition, Google may take action against websites for behavior that it believes unfairly influences search results. Our ability to appeal these actions is limited, and we may not be able to revise our content strategies to recover the loss in domain authority, page rankings, traffic or user growth resulting from such actions. Any significant reduction in the number of users directed to our website or mobile application from search engines would harm our business, revenue, and financial results.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the internet and technology industries are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased, or have otherwise obtained. As we gain an increasingly high public profile, the possibility of intellectual property rights claims against us grows. Although we may have meritorious defenses, there can be no assurance that we will be successful in defending against these allegations or in reaching a business resolution that is satisfactory to us. Our competitors and others may now and in the future have patent portfolios that are used against us. In addition, future litigation may involve patent holding companies or other adverse patent owners who have no relevant product or service revenue and against whom our patents may therefore provide little or no deterrence or protection. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to the assertion of their intellectual property rights. Any claim of infringement by a third-party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or from operating under our brand, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, results of operations and financial condition.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found or alleged to violate such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, results of operations and financial condition.

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Our trademarks, copyrights, and other intellectual property could be unenforceable or ineffective.

Intellectual property is a complex field of law in which few things are certain. Competitors may be able to design around our intellectual property, find prior art to invalidate it, or render the patents unenforceable through some other mechanism. If competitors can bypass our trademark and copyright protection without obtaining a sub-license, the Company’s value will likely be materially and adversely impacted. This could also impair the Company’s ability to compete in the marketplace. Moreover, if our trademarks and copyrights are deemed unenforceable, the Company will almost certainly lose any potential revenue it might be able to raise by entering into sub-licenses. This would cut off a significant potential revenue stream for the Company.

The cost of enforcing our trademarks and copyrights could prevent us from enforcing them.

Trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our trademarks or copyrights, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome, or because we believe that the cost of enforcing our trademark(s) or copyright(s) outweighs the value of winning the suit in light of the risks and consequences of losing it, or for some other reason. Choosing not to enforce our trademark(s) or copyright(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into sublicenses, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our trademark(s) or copyright(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

Changes in government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state, and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could adversely impact our business.

Failure to obtain proper business licenses or other documentation or to otherwise comply with local laws and requirements regarding marketing or matching commercial property and business borrowers with financial services providers may result in civil or criminal penalties and restrictions on our ability to conduct business in that jurisdiction.

Compliance with these requirements may render it more difficult for us and our financial services partners to operate or may raise our internal costs or the costs of our financial services partners, which may be passed on to us through less favorable commercial arrangements. While we have endeavored to comply with applicable requirements, the application of these requirements to persons operating online is not always clear and the failure to comply with any such applicable requirements may require us to expend significant capital and resources to investigate and remedy the noncompliance and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Moreover, any of the licenses or rights currently held by us or our employees may be revoked prior to, or may not be renewed upon, their expiration. In addition, we or our employees may not be granted new licenses or rights for which they may be required to apply from time to time in the future.

Changes in the regulation of the internet, mobile carriers and their partners could negatively affect our business.

Our business is dependent on the continued growth and maintenance of the internet’s infrastructure, as well as our ability to market products through channels such as e-mail and voice and text messaging. There can be no assurance that the internet’s infrastructure will continue to be able to support the demands placed on it by sustained growth in the number of users and amount of traffic. To the extent that the internet’s infrastructure is unable to support the demands placed on it, our business may be impacted. We may also be disadvantaged by the adverse effect of any delays or cancellations of private sector or government initiatives designed to expand broadband access. The reduction in the growth of, or a decline in, broadband and internet access poses a risk to us.

In addition, federal, state, and international government bodies and agencies have in the past adopted, and may in the future adopt, laws and regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could adversely affect the demand for our products and services or require us to modify our products and services to comply with these changes. Laws, rules, and regulations governing advertising and e-commerce through internet communications and mobile carriers and their partners are dynamic, and the extent of future government regulation is uncertain. Federal and state regulations govern various aspects of our online business, including intellectual property ownership, infringement, and misappropriation, concerning trade secrets, the distribution of electronic communications, marketing and advertising, data privacy and security, search engines and internet tracking technologies. Future taxation on the use of the internet or e-commerce transactions could also be imposed. Existing or future regulation or taxation could hinder growth in or negatively impact the use of the internet generally, including the viability of internet e-commerce, which could reduce our revenue, increase our operating expenses, and expose us to significant liabilities.

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Security incidents or real or perceived errors, failures or bugs in our systems and platform could impair our operations, compromise our confidential information or our users’ personal information, damage our reputation and brand, and harm our business and operating results.

Our continued success depends on our systems, applications, and software continuing to operate and meet the changing needs of our customers and users and financial services partners. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services efficiently and securely. Like all information systems and technology, our platform may contain or develop material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or shutdown of our platform.

Operating our business and products involves the collection, storage, use and transmission of large volumes of sensitive, proprietary and confidential information, including financial and personal information, pertaining to our current, prospective and past users, as well as our staff, contractors, and business partners. The security measures we take to protect this information may be breached as a result of computer malware, viruses, social engineering, ransomware attacks, account takeover attacks, hacking and cyberattacks, including by state-sponsored and other sophisticated organizations. Such incidents have become more prevalent in recent years. Our security measures could also be compromised by our personnel, theft, or errors, or be insufficient to prevent exploitation of security vulnerabilities in software or systems on which we rely. Such incidents may in the future result in unauthorized, unlawful or inappropriate use, destruction or disclosure of, access to, or inability to access the sensitive, proprietary, and confidential information that we handle. These incidents may remain undetected for extended periods.

Because there are many different cybercrime and hacking techniques and such techniques continue to evolve, we may be unable to anticipate attempted security breaches, react promptly or implement adequate preventative measures. While we have developed systems and processes designed to protect the integrity, confidentiality, and security of our and our users’ confidential and personal information under our control, we cannot assure you that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats.

A security breach or other security incident, or the perception that one has occurred, could result in a loss of confidence by both our users and financial services partners and damage our reputation and brand, reduce demand for our products, disrupt normal business operations, require us to expend significant capital and resources to investigate and remedy the incident and prevent a recurrence, and subject us to litigation, regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations. Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies in our industry could create the perception among our users and financial services partners that our digital platform is not safe to use. Security incidents could also damage our IT systems and our ability to make the financial reports and other public disclosures required of public companies. These risks are likely to continue to increase as we continue to grow, process, store and transmit an increasingly larger and larger volume of data.

We collect, store, use and otherwise process personal information, including financial information and other sensitive data, which subjects us to governmental regulation and other legal obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our business.

We collect, store, use and process personal information and other user data, including financial information, credit report information and other sensitive information for our Registered Users. We rely on this data provided to us by users and third parties to offer, improve and innovate our products. If we are unable to maintain and grow such data, we may be unable to provide borrowers with a platform experience that is relevant, efficient, and effective, which could adversely affect our business, financial condition and results of operations.

There are numerous federal, state, and local laws and regulations regarding data privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which is changing and subject to differing interpretations. In addition, as we continue to expand internationally, we are subject to foreign data privacy and security laws and regulations. These data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws. We are also subject to the terms of our privacy policies and privacy-related obligations to third parties, and, given the recent change in administration, we expect a heightened level of scrutiny on the financial data we handle. These laws, regulations, and other obligations may be interpreted and applied in a manner that is inconsistent from one regulatory body to another and may conflict with other rules or our practices.

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Most of the jurisdictions in which we operate have established their data privacy and security legal frameworks. Failure to comply with these laws can result in regulatory fines or penalties. The California borrower Privacy Act (CCPA) created new data privacy rights for California-resident users that will be expanded when the California Privacy Rights Act (CPRA), which was approved in November 2020, goes into effect. In addition, Virginia recently passed the borrower Data Protection Act, which will go into effect at the same time as CPRA and many other states are considering enacting privacy laws. These laws, as well as any associated regulations, may increase our operating costs and potential liability (particularly in the event of a data breach), delay or impede the development of new products, and have a material adverse effect on our business, including how we use information about individuals, our financial condition and the results of our operations or prospects.

Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and lenders to lose trust in us, which would have a material and adverse effect on our business. We may also be subject to remedies that may harm our business, including fines, demands or orders that we modify or cease existing or planned business practices.

Data breaches or incidents involving our technology or products could damage its business, reputation and brand and substantially harm its business and results of operations.

If the Company’s data and network infrastructure were to fail, or if the Company were to suffer an interruption or degradation of services or other infrastructure environments, it could lose important manufacturing and technical data, which could harm its business. The Company’s facilities, as well as the facilities of third parties that maintain or have access to the Company’s data or network infrastructure, are vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures and similar events. If the Company’s or any third-party provider’s systems or service abilities are hindered by any of the events discussed above, the Company’s ability to operate may be impaired and its business could be adversely affected. A decision to close facilities without adequate notice, or other unanticipated problems, could adversely impact the Company’s operations. The Company’s infrastructure also could be subject to break-ins, cyber-attacks, sabotage, intentional acts of vandalism and other misconduct, from a spectrum of actors ranging in sophistication from threats common to most industries to more advanced and persistent, highly organized adversaries. Any security breach, including personal data breaches, or incident, including cybersecurity incidents, that the Company experiences could result in unauthorized access to, misuse of or unauthorized acquisition of its internal sensitive corporate data, such as financial data, intellectual property, or data related to contracts with commercial or government customers or partners. Such unauthorized access, misuse, acquisition, or modification of sensitive data may result in data loss, corruption or alteration, interruptions in the Company’s operations or damage to the Company’s computer hardware or systems or those of its employees and customers. Moreover, negative publicity arising from these types of disruptions could damage the Company’s reputation.

Threats from malicious persons and groups, new vulnerabilities and advanced new attacks against information systems create a risk of cybersecurity incidents. These incidents can include but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, the Company may be unable to anticipate these incidents or techniques, timely discover them or implement adequate preventative measures.

Over the past several years, cyber-attacks have become more prevalent and much harder to detect and defend against. The Company’s network and storage applications may be vulnerable to cyber-attack, malicious intrusion, malfeasance, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications the Company develops or procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to the Company’s systems or facilities through fraud, trickery or other forms of deceiving the Company’s employees, contractors and temporary staff. As cyber threats continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance its protective measures or to investigate and remediate any cybersecurity vulnerabilities. The Company does not currently have a cyber liability insurance policy and even if a policy is purchased, the Company cannot be certain that its coverage will be adequate for liabilities incurred or that insurance will continue to be available to it on economically reasonable terms, or at all.

The significant unavailability of the Company’s services due to attacks could cause users to cease using the Company’s services and materially adversely affect the Company’s business, prospects, financial condition and results of operations. The Company uses software that it has developed, which the Company seeks to continually update and improve. Replacing such systems is often time-consuming and expensive and can also be intrusive to daily business operations. Further, the Company may not always be successful in executing these upgrades and improvements, which may occasionally fail its systems. The Company may experience periodic system interruptions from time to time. Any slowdown or failure of the Company’s underlying technology infrastructure could harm its business, reputation and ability to execute its business plan, which could materially adversely affect its results of operations. The Company’s disaster recovery plan or those of its third-party providers may be inadequate.

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Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

We may become party to various legal proceedings and other claims that arise in the ordinary course of business, or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. In addition, any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our platform, or have other adverse effects on our business. While we cannot assure the outcome of any legal proceeding or contingency in which we are or may become involved, we do not believe that any pending legal claim or proceeding arising in the ordinary course will be resolved in a manner that would have a material adverse effect on our business. However, if one or more of these legal matters resulted in an adverse monetary judgment against us, such a judgment could harm our results of operations and financial condition.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruptions and delays in services and operations, which could harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruptions and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing, and other attacks against online networks have become more prevalent and may occur on our systems in the future. We have implemented security measures, such as multi-factor authentication and security incident and event management tools. But any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, resulting in the misappropriation of funds, and be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. As cyber-attacks evolve, the cost of measures designed to prevent such attacks continues to increase, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

Service disruptions, outages and other performance problems can be caused by a variety of factors, including infrastructure changes, cyber-security threats, third-party service providers, human or software errors and capacity constraints. If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from target customers.

We have processes and procedures in place designed to enable us to recover from a disaster or catastrophe and continue business operations. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which could adversely affect our business and financial results.

COVID-19

Our results of operations could be adversely affected by health outbreaks such as the COVID-19 pandemic.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies, financial markets and overall demand for our services in such areas. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a material adverse effect on our business development.

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The continued global COVID-19 pandemic has created significant volatility, uncertainty and economic disruption. The extent to which the COVID-19 pandemic continues to impact our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including the duration and scope of the pandemic, governmental, business and individuals’ actions, including vaccination requirements, that have been and continue to be taken in response to the pandemic, the impact of the pandemic on economic activity and actions taken in response, the effect on future suppliers demand for our processing technologies and our future customers’ demand for our products, any closures of our and our suppliers’ or customers’ offices and facilities, and the need for enhanced health and hygiene requirements or social distancing or other measures in attempts to counteract future outbreaks in our offices and facilities. Potential business partners may also slow down decision-making, delay planned work or seek to terminate existing agreements. Any of these events could adversely affect our business development and financial condition.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

RISKS RELATED TO OUR REGULATORY ENVIRONMENT

Our business may be subject to a variety of U.S. financial regulations, many of which are overlapping, ambiguous and still developing, which could subject us to claims or otherwise harm our business.

Aspects of our business may be subject to a variety of federal and state financial and other laws, including laws and state licensing requirements financial products and services, privacy and data security, investment advisory services, and other laws that are frequently evolving and developing. The scope and interpretation of such laws are often uncertain and may be conflicting or ambiguous. It is difficult to predict how existing laws, some of which were enacted before the widespread adoption of the internet and mobile devices, will be applied to our business and the new laws to which we may become subject. In addition, as our business grows into new markets or expands and we collect, use and share more user data internally and with financial services partners, we may become subject to additional laws and regulations.

If we are not able to comply with applicable financial and other laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or discontinue certain products or features, which would negatively affect our business. In addition, negative publicity resulting from regulatory actions against us or others in our industry could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business, financial condition and operating results.

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Litigation, regulatory actions and compliance issues could subject us to significant fines, penalties, judgments, remediation costs or requirements resulting in increased expenses.

In the ordinary course of business, we may be named as a defendant in various categories of legal actions, including class action lawsuits and other litigation. These legal actions are inherently unpredictable and, regardless of the merits of the claims, litigation is often expensive, time-consuming, disruptive to our operations and resources, and distracting to management. In addition, certain actions may include claims for indeterminate amounts of damages. Our involvement in any such matter also could cause significant harm to our or our lending partners’ reputations and divert management attention from the operation of our business, even if the matters are ultimately determined in our favor. If resolved against us, legal actions could result in excessive verdicts and judgments, injunctive relief, equitable relief, and other adverse consequences that may affect our financial condition and how we operate our business.

In addition, many participants in the consumer financial services industry have been the subject of putative class action lawsuits, state attorney general actions and other state regulatory actions, and federal regulatory enforcement actions, including actions relating to alleged unfair, deceptive or abusive acts or practices, violations of state licensing and lending laws, including state usury and disclosure laws, actions alleging discrimination based on race, ethnicity, gender or other prohibited bases, and allegations of noncompliance with various state and federal laws and regulations relating to originating, servicing, and collecting consumer finance loans and other consumer financial services and products. The current regulatory environment increased regulatory compliance efforts and enhanced regulatory enforcement have resulted in us undertaking significant time-consuming and expensive operational and compliance improvement efforts, which may delay or preclude our or our bank partners’ ability to provide certain new products and services. There is no assurance that these regulatory matters or other factors will not, in the future, affect how we conduct our business and, in turn, have a material adverse effect on our business. In particular, legal proceedings brought under state consumer protection statutes or under several of the various federal consumer financial services statutes may result in a separate fine assessed for each statutory and regulatory violation or substantial damages from class action lawsuits, potentially more than the amounts we earned from the underlying activities.

Some of our agreements used in the course of our business include arbitration clauses. If our arbitration agreements were to become unenforceable for any reason, we could experience an increase to our consumer litigation costs and exposure to potentially damaging class action lawsuits, with a potential material adverse effect on our business and results of operations.

We contest our liability and the amount of damages, as appropriate, in each pending matter. The outcome of pending and future matters could be material to our results of operations, financial condition and cash flows, and could materially adversely affect our business.

In addition, from time to time, through our operational and compliance controls, we identify compliance issues that require us to make operational changes and, depending on the nature of the issue, result in financial remediation to impacted borrowers. These self-identified issues and voluntary remediation payments could be significant, depending on the issue and the number of borrowers impacted and could generate litigation or regulatory investigations that subject us to additional risk.

We are subject to or facilitate compliance with a variety of federal, state, and local laws, including those related to consumer protection and loan financings.

We must comply with regulatory regimes or facilitate compliance with regulatory regimes on behalf of our bank partners that are independently subject to federal and/or state oversight by bank regulators, including those applicable to our referral and marketing services, consumer credit transactions, loan servicing and collection activities and the purchase and sale of whole loans and other related transactions. While these requirements will not immediately change with the incoming presidential administration, this new administration is expected to bring an increased focus on enforcement of federal consumer protection laws and appoint consumer-oriented regulators at federal agencies such as the Consumer Financial Protection Bureau (CFPB), the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation (FDIC). It is possible that regulators in the presidential administration could promulgate rulemakings and bring enforcement actions that materially impact our business and the business of our originating bank partners. These regulators may augment requirements that apply to loans facilitated by our platform, or impose new programs and restrictions, including new forbearance initiatives related to the COVID-19 pandemic, and could otherwise revise or create new regulatory requirements that apply to us (or our bank partners), impacting our business, operations, and profitability.

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Internet-based loan origination processes may give rise to greater risks than paper-based processes and may not always be allowed under state law.

We use the internet to obtain application information and distribute certain legally required notices to lenders and borrowers, and obtain electronically signed loan documents instead of paper documents with actual borrower signatures. These processes may entail greater risks than would paper-based loan origination processes, including risk regarding the sufficiency of notice for compliance with consumer protection laws, the risk that borrowers may challenge the authenticity of loan documents, and risk that, despite internal controls, unauthorized changes are made to the electronic loan documents. In addition, our software could contain “bugs” that result in incorrect calculations or disclosures or other non-compliance with federal or state laws or regulations. If any of those factors were to cause any loans, or any of the terms of the loans, to be unenforceable against the borrowers, or impair our ability to service loans, the performance of the underlying promissory notes could be adversely affected.

If we are found to be operating without having obtained the necessary state or local licenses, our business, financial condition, and results of operations could be adversely affected.

Certain states have adopted laws regulating and requiring licensing by parties that engage in certain activities regarding consumer finance transactions, including facilitating and assisting such transactions in certain circumstances. Furthermore, certain states and localities have also adopted laws requiring licensing for consumer debt collection or servicing and/or purchasing or selling consumer loans. While we believe we have or will be able to acquire all necessary licenses, the application of some consumer finance licensing laws to our platform and the related activities we perform are unclear. In addition, state licensing requirements may evolve, including, in particular, recent trends toward increased licensing requirements and regulation of parties engaged in loan solicitation and student loan servicing activities. States also maintain licensing requirements about the transmission of money, and certain states may broadly interpret such licensing requirements to cover loan servicing and the transmission of funds to investors. If we were found to have violated applicable state licensing requirements by a court or a state, federal, or local enforcement agency, we could be subject to fines, damages, injunctive relief (including required modification or discontinuation of our business in certain areas), criminal penalties and other penalties or consequences, and the loans originated by our bank partners on our platform could be rendered void or unenforceable in whole or in part, any of which could have a material adverse effect on our business.

RISKS RELATED TO TAXATION

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: a) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals, and b) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We have made significant estimates and judgments in calculating our income tax provision and other tax assets and liabilities. If these estimates or judgments are incorrect, our operating results and financial condition may be materially affected.

We are subject to regular review and audit by tax authorities. Any adverse outcome of such a review or audit could negatively affect our operating results and financial condition. In addition, the determination of our provision for income taxes and other tax assets and liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain at the present time. Although we believe our estimates and judgments are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may have a material effect on our operating results and financial condition.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations. For example, the Tax Cuts and Jobs Act passed in 2017 contained significant changes to U.S. tax law, including a reduction in the corporate tax rate and a moved towards a new territorial system of taxation. The primary impact of the Tax Act on our provision for income taxes was a reduction of the future tax benefits of our deferred tax assets as a result of the reduction in the corporate tax rate. The impact of the Tax Act may be subject to ongoing technical guidance and accounting interpretation, which we will continue to monitor and assess. As we expand the scale of our business activities, any changes in the U.S. taxation of such activities may increase our effective tax rate and harm our business, financial condition and results of operations.

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We are subject to taxes in the United States under federal, state and local jurisdictions in which we operate. The governing tax laws and applicable tax rates vary by jurisdiction and are subject to interpretation and macroeconomic, political or other factors. We may be subject to examination in the future by federal, state and local authorities on income, employment, sales and other tax matters. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority would not have an adverse effect on our business, financial condition and results of operations. Various tax authorities may disagree with tax positions we take and if any such tax authorities were to successfully challenge one or more of our tax positions, the results could adversely affect our financial condition. Further, the ultimate amount of tax payable in a given financial statement period may be impacted by sudden or unforeseen changes in tax laws, changes in the mix and level of earnings by taxing jurisdictions, or changes to existing accounting rules or regulations. The determination of our overall provision for income and other taxes is inherently uncertain as it requires significant judgment around complex transactions and calculations. As a result, fluctuations in our ultimate tax obligations may differ materially from amounts recorded in our financial statements and could adversely affect our business, financial condition and results of operations in the periods for which such determination is made.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, gross receipts, value-added or similar taxes and may successfully impose additional obligations on us, and any such assessments or obligations could adversely affect our business, financial condition and results of operations.

The application of indirect taxes, such as sales and use tax, value-added tax, goods and services tax, business tax and gross receipts tax, to platform businesses is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the internet and e-commerce. Significant judgment is required on an ongoing basis to evaluate applicable tax obligations and as a result, amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business. In addition, governments are increasingly looking for ways to increase revenue, which has resulted in discussions about tax reform and other legislative actions to increase tax revenue, including through indirect taxes. Such taxes could adversely affect our financial condition and results of operations.

We may face various indirect tax audits in various U.S. jurisdictions. In certain jurisdictions, we collect and remit indirect taxes. However, tax authorities may raise questions about or challenge or disagree with our calculation, reporting or collection of taxes and may require us to collect taxes in jurisdictions in which we do not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. A successful assertion by one or more tax authorities requiring us to collect taxes in jurisdictions in which we do not currently do so or to collect additional taxes in a jurisdiction in which we currently collect taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, could harm our business, financial condition and results of operations. Although we have reserved for potential payments of possible past tax liabilities in our financial statements, if these liabilities exceed such reserves, our financial condition will be harmed.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may adversely impact our results of operations in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR SECURITIES

Our CEO and Chairman will have control over key decision-making as a result of his control of a majority of our voting shares.

Blake Janover, the Company’s Chief Executive Officer and Chairman, currently owns 10,000 shares of our Series A Preferred Stock, representing 100% of the outstanding shares of Series A Preferred Stock. Generally, the Series A Preferred Stock votes together with the common stock unless otherwise prohibited by law, and is entitled to 10,000 votes per share. Mr. Janover’s ownership of Series A Preferred Stock as well as his ownership of our common stock will provide him with approximately 96.3% of the voting power of the Company’s outstanding voting securities after the completion of this offering. As a result, Mr. Janover will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Janover will have the ability to control the management and affairs of the Company as a result of his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Janover controls the Company at the time of his death, control may be transferred to a person or entity that he designates as his successor. Mr. Janover also serves as the Chairman of the Company’s Board of Directors. As a board member and officer, Mr. Janover owes a fiduciary duty to the Company and must act in good faith in a manner he reasonably believes to be in the best interests of the Company. As a beneficial stockholder, even a controlling beneficial stockholder, Mr. Janover is entitled to vote his shares, and shares over which he has voting control in his interests, which may not always be in the interests of our stockholders generally. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive you of an opportunity to receive a premium for your common stock as part of a sale, and might ultimately affect the trading price of our common stock.

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While we are seeking to list our common stock on Nasdaq, there is no assurance that either of such securities will be listed on Nasdaq. Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a delisting of our securities.

While we are seeking to list our common shares on Nasdaq, we cannot ensure that such securities will be accepted for listing on Nasdaq. Even if our common stock is listed on Nasdaq, Nasdaq requires that the trading price of its listed stocks remain above $1.00 for the stock to remain listed. If a listed stock trades below $1.00 for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq. In addition, to maintain a listing on the Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our securities and would impair your ability to sell or purchase your securities when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we cannot assure that any such action taken by us would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our shares from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The market price, trading volume and marketability of our securities may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through future equity financings.

The market price and trading volume of our securities may fluctuate significantly. Many factors that are beyond our control may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through equity financings. These factors include the following:

•	actual or anticipated variations in our periodic operating results,

•	increases in market interest rates that lead investors of our securities to demand a higher investment return,

•	changes in earnings estimates,

•	changes in market valuations of similar companies,

•	actions or announcements by our competitors,

•	adverse market reaction to any increased indebtedness we may incur in the future,

•	additions or departures of key personnel,

•	actions by stockholders,

•	speculation in the media, online forums, or investment community, and

•	our intentions and ability to list our securities on NYSE American and our subsequent ability to maintain such listing (if approved).

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the Nasdaq Capital Markets and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, especially once we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. In addition, we expect that our management and other personnel will need to divert their attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We also expect that being a public company will make it more expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage, incur substantially higher costs to obtain coverage or only obtain coverage with a significant deductible. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If notwithstanding our efforts, we fail to comply with new laws, regulations and standards or our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined under the Section 2(a) of the Securities Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, emerging growth companies can delay the adoption of certain new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make a comparison of our financial statements with those of other public companies more difficult. We may take advantage of these exemptions for so long as we are an “emerging growth company.” We cannot predict if investors will find our common stock less attractive to the extent that we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

An active, liquid trading market for our securities may not be sustained, which may cause our securities to trade at a discount from the public offering price and make it difficult for you to sell the securities you purchase.

We cannot predict the extent to which investor interest in us will sustain a trading market or how active and liquid that market may remain. If an active and liquid trading market is not sustained, you may have difficulty selling any of our securities that you purchase at a price above the price you purchase it or at all. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of our securities. The market price of our securities may decline below the public offering price, and you may not be able to sell your securities at or above the price you paid or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. We intend to use the proceeds of this offering for the payment of certain accrued liabilities and for general corporate purposes, which could include future product development, capital expenditure and working capital. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our securities may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” for more information.

You will experience immediate and substantial dilution as a result of this offering.

As of March 31, 2023, our net cash book value (deficit) was approximately $210,951 or approximately $0.05 per share. Since the price per share being offered in this offering is substantially higher than the as adjusted net tangible book value per common stock, you will suffer substantial dilution concerning the net tangible book value of the shares you purchase in this offering. Based on the assumed public offering price of $4.00 per share being sold in this offering, and our as adjusted net tangible book value per share as of March 31, 2023, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $3.54 per share (or $3.48 per share if the underwriters exercise the over-allotment option in full) concerning the net tangible book value of our common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

Future sales of our securities may affect the market price of our securities.

We cannot predict what effect, if any, future sales of our securities, or the availability of securities for future sale, will have on the market price of our securities. Sales of substantial amounts of our securities in the public market, or the perception that such sales could occur, could materially adversely affect the market price of our securities and may make it more difficult for you to sell your securities at a time and price which you deem appropriate.

In addition, sales of common stock by the selling stockholders could cause the price of our common stock to decline. Other than with respect to the securities being offered by us, the selling stockholders may have acquired their common stock at a price that is significantly below the initial public offering price. As a result, some or all of the selling stockholders may sell their shares in the public market for a price that may be below the initial public offering price. The selling stockholders have not entered into lock-up agreements with the underwriters. Any such sales by the selling stockholders could have an immediate adverse effect on the price of our common stock.

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A substantial portion of the outstanding shares of our common stock are restricted from immediate resale but may be sold on a stock exchange in the near future. The large number of shares of our capital stock eligible for public sale could depress the market price of our common stock.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, and the perception that these sales could occur may also depress the market price of our common stock. In connection with our initial public offering, our executive officers, directors, and the holders of substantially all of our capital stock and securities convertible into or exchangeable for our capital stock entered into market standoff agreements with us or entered into lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions, not to sell any of our stock for 180 days after the closing of this offering. We refer to such period as the “lock-up period.” In addition, the underwriter representatives may, at their discretion, release all or some portion of the shares subject to lock-up agreements before the expiration of the lock-up period. Sales of a substantial number of such shares upon expiration, or the perception that such sales may occur, or early release of the lock-up, could cause our share price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

You may be diluted by the future issuance of additional common stock in connection with our equity incentive plans, acquisitions or otherwise.

Our amended and restated certificate of incorporation and our 2021 Equity Incentive Plan authorize us to reserve and allocate shares of our common stock on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 659,824 shares of common stock for issuance under our 2021 Equity Incentive Plan subject to adjustment in certain events. Any common stock that we issue, including under our 2021 Equity Incentive Plan or other equity incentive plans that we may adopt in the future, could dilute the percentage ownership held by the investors in our common stock.

We may issue additional debt and equity securities, which are senior to our common stock as to distributions and in liquidation, which could materially adversely affect the market price of our securities.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your securities and diluting your interest in us. In addition, we can change our leverage strategy from time to time without the approval of holders of our common stock, which could materially adversely affect the market share price of our securities.

We do not intend to pay dividends for the foreseeable future.

Since our conversion from a limited liability company to a corporation on March 9, 2021, we have not declared or paid any cash dividends on our capital stock. We intend to continue with the same policy, and currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. In addition, the terms of our existing corporate debt agreements do, and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation of our common stock, if any, will be the only way for stockholders to realize any future gains on their investment in the foreseeable future.

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Our potential future earnings and cash distributions to our stockholders may affect the market price of our securities.

Generally, the market price of our securities may be based, in part, on the market’s perception of our growth potential and our current and potential future cash distributions, whether from operations, sales, acquisitions or refinancings, and on the value of our businesses. For that reason, our securities may trade at prices that are higher or lower than our net asset value per share. Should we retain operating cash flow for investment purposes or working capital reserves instead of distributing the cash flows to our stockholders, the retained funds, while increasing the value of our underlying assets, may materially adversely affect the market price of our securities. Our failure to meet market expectations with respect to earnings and cash distributions and our failure to make such distributions, for any reason whatsoever, could materially adversely affect the market price of our securities.

Were our securities to be considered a penny stock, and therefore become subject to the penny stock rules, U.S. broker-dealers may be discouraged from effecting transactions in our securities.

Our securities may be subject to the penny stock rules under the Exchange Act. The SEC rules define a “penny stock,” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, broker-dealers that derive more than 5% of their customer transaction revenues from transactions in penny stocks are required to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing before completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that before a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our securities. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our securities. As long as our securities are subject to the penny stock rules, the holders of our securities may find it more difficult to sell their securities and cause a decline in the market value of our stock.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware and will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. If a court were to find the exclusive-forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

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Our common stock market price and trading volume could decline if equity or industry analysts do not publish research or publish inaccurate or unfavorable research about our business.

The trading market for our common stock will depend in part on the research and reports that equity or industry analysts publish about us or our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined under Section 2(a) of the Securities Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, emerging growth companies may delay the adoption of certain new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make a comparison of our financial statements with those of other public companies more difficult. We may take advantage of these exemptions for so long as we are an “emerging growth company.” We cannot predict if investors will find our common stock less attractive to the extent that we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

GENERAL RISK FACTORS

We may make decisions based on the best interests of our users to build long-term trust that may result in us forgoing short-term gains.

One of our fundamental values is to build our business by making decisions based on the best interests of our users, which we believe has been essential to our success in building user trust in our platform and increasing our user growth rate and engagement. We believe this best serves the long-term interests of our company and our stockholders. In the past, we have forgone, and we may in the future continue to forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of our platform and our users, even if such decisions adversely affect our results of operations in the short term. For example, we do not use impression-based advertising on our platform (i.e., where payment is based on digital views or engagement), we publish editorial content on topics that do not generate revenue for us.

We have less experience operating in some of the newer market verticals to which we have expanded.

We have explored and may expand into new verticals including SMB loan products. We do not have as much experience with these newer verticals as we do with the other more established verticals on our platform. Accordingly, newer verticals may be subject to greater risks than the more established verticals on our platform.

The success of our entry into new verticals will depend on several factors, including:

•	Implementing in a cost-effective manner product features expected by borrowers and financial services providers;

•	Market acceptance of an intermediary by borrowers and financial services providers;

•	Offerings by current and future competitors;

•	Our ability to attract and retain management and other skilled personnel;

•	Our ability to collect amounts owed to us from our financial services partners;

•	Our ability to develop successful and cost-effective marketing campaigns; and

•	Our ability to timely adjust marketing expenditures to changes in demand for the underlying products and services offered by our financial services partners in these newer verticals.

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Our results of operations may suffer if we fail to successfully anticipate and manage these issues associated with expansion into new verticals.

We may not be able to expand into new markets.

While a key part of our business strategy is to engage users in our existing markets, we also intend to expand our operations into new markets. In doing so, we may incur losses or otherwise fail to enter new markets successfully. Our expansion into new markets may place us in unfamiliar competitive environments and involve various risks, including competition, government regulation, the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years or at all. Many factors could negatively affect our ability to grow our user base and engagement, including if:

•	we lose users to new market entrants and/or existing competitors;

•	we do not obtain regulatory approvals necessary for expansion into new verticals, geographies or to launch new product features and tools;

•	we fail to effectively use search engines, social media platforms, digital app stores, content-based online advertising, and other online sources for generating traffic to our platform;

•	our platform experiences disruptions or outages;

•	we suffer reputational harm to our brand including from negative publicity, whether accurate or inaccurate;

•	we fail to expand geographically;

•	we fail to offer new and competitive products, provide effective updates to our existing products or keep pace with technological improvements in our industry;

•	technical or other problems frustrate the user experience;

•	we are unable to address user concerns regarding the content, privacy, and security of our digital platform;

•	we are unable to continue to innovate and improve our platform by generating compelling content and tools;

•	existing or new financial services providers use incentives to directly cross-sell their products, reducing borrower benefits of using multiple providers; or

•	we are unable to successfully launch new verticals.

Our inability to overcome these challenges could impair our ability to engage users and could harm our business, operating results, and financial condition.

The occurrence of natural disasters may adversely affect our business, financial condition and results of operations following our business combination.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic diseases may adversely affect our business, financial condition or results of operations. The potential impact of a natural disaster on our results of operations and financial position is speculative and would depend on numerous factors. The extent and severity of these natural disasters determine their effect on a given economy. Although the long-term effect of diseases such as the COVID-19 “coronavirus,” H5N1 “avian flu,” or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. An outbreak of a communicable disease in our market could adversely affect our business, financial condition and results of operations, and timely reporting obligations under the current offering. We cannot assure you that natural disasters will not occur in the future or that our business, financial condition and results of operations will not be adversely affected.

Our results of operations could be adversely affected by health outbreaks such as the COVID-19 pandemic.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies, financial markets and overall demand for our services in such areas. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a material adverse effect on our business development.

The continued global COVID-19 pandemic has created significant volatility, uncertainty and economic disruption. The extent to which the COVID-19 pandemic continues to impact our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including the duration and scope of the pandemic, governmental, business and individuals’ actions, including vaccination requirements, that have been and continue to be taken in response to the pandemic, the impact of the pandemic on economic activity and actions taken in response, the effect on future suppliers demand for our processing technologies and our future customers’ demand for our products, any closures of our and our suppliers’ or customers’ offices and facilities, and the need for enhanced health and hygiene requirements or social distancing or other measures in attempts to counteract future outbreaks in our offices and facilities. Potential business partners may also slow down decision-making, delay planned work or seek to terminate existing agreements. Any of these events could adversely affect our business development and financial condition.

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To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Failure to maintain our reputation and brand recognition and attract and engage users cost-effectively would harm our business, financial condition, and results of operations.

To attract borrowers to our platform, convert these borrowers into matches with financial services partners and generate repeat visits, we must market our platform and maintain borrower trust. Promoting and maintaining our brand requires the expenditure of considerable money and resources for online and offline marketing and advertising, the continued provision of high-quality products and services that meet user needs, the ability to maintain borrowers’ trust, and the ability to successfully differentiate our brand, products, and services from those of our competitors.

The strength of our brand may be harmed by adverse publicity from many sources. Adverse publicity and the potential corresponding impact on our reputation may be accelerated and amplified by the widespread use of social media platforms. Furthermore, adverse publicity, from legal proceedings against us or our business, including governmental proceedings and borrower class action or other litigation, or the disclosure of information from security breaches or other incidents, could negatively impact our reputation and our brand, which could materially and adversely affect our business and financial condition and results of operations. In addition, the actions of our third-party marketing partners who engage in advertising on our behalf could negatively impact our reputation and our various brands.

The failure of our business to maintain or enhance its reputation and brand recognition and attract and retain borrowers cost-effectively could materially and adversely affect our business, financial condition and results of operations.

Damage to our reputation could negatively impact our business, financial condition, and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. The information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

The Russian-Ukrainian Conflict may adversely affect our business, financial condition and results.

In February 2022, the Russian Federation and Belarus commenced military action against Ukraine. The specific impact on our financial condition results of operations, and cash flows is not determinable as of the date hereof. However, to the extent that such military action spreads to other countries, intensifies, or otherwise remains active, or that other countries or military alliances become directly involved or increase their involvement in the war, such action could have a material adverse effect on our financial condition, results of operations, and cash flows.

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USE OF PROCEEDS

After deducting the estimated underwriters’ commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $4,242,764 from this offering (or approximately $4,832,764 if the underwriters exercise their over-allotment option in full), based on an initial public offering price of $4.00 per share. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

We currently anticipate an approximate allocation of the net proceeds from this offering as follows:

Development of new products and improvements to existing products	$2,000,000
Sales and marketing capabilities	1,500,000
Working capital and general corporate purposes	742,764
TOTAL	$4,242,764

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

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We do not currently have any intention to use the net proceeds of this offering for any acquisitions nor do we have any verbal or written agreements with any third parties. However, the board might decide to use some of the net proceeds for an acquisition if the Company becomes aware of a suitable target company.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $1.2 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 500,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $1.8 million, assuming the assumed initial public offering price stays the same.

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DIVIDENDS AND DIVIDEND POLICY

During 2021, while we were a limited liability company, we provided $66,500 in distributions to our members. Since our conversion from a limited liability company to a corporation on March 9, 2021, we have not declared or paid any cash dividends on our capital stock. We intend to continue with the same policy, and currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant, and subject to the restrictions contained in any future financing instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

•	on an actual basis;

•	on an as adjusted basis to reflect the issuance of 1,250,000 shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The table below assumes no exercise by the underwriters of their over-allotment option.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of the shares of our common stock and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2023
	Actual	As Adjusted (1)
Cash	767,391	$5,152,391
Long-term debt	493,872	$-
Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, 10,000 issued and outstanding	-	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 7,064,008 shares issued and outstanding actual, 9,894,259 shares issued and outstanding, as adjusted. (1) (2)	71	99
Additional paid-in capital	3,894,144	8,595,768
Accumulated deficit	(3,489,867)	(3,489,867)
Total stockholders’ equity (deficit)	404,348	5,106,000
Total capitalization	$898,220	$5,106,000

(1)

As adjusted reflects sale of 1,250,000 shares of our common stock in this offering at the assumed public offering of $4.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(2)

The number of shares of common stock outstanding after this offering is based on 7,064,008 shares of common stock issued and outstanding as of March 31, 2023 and an aggregate of 1,572,998 shares of common stock issuable upon the closing of this offering, consisting of the following shares:

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•	74,851 shares of common stock upon the automatic conversion of $176,326 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2020 and February 2021 (the “2020/2021 SAFEs”);

•	89,375 shares of common stock upon the automatic conversion of $286,000 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2022 (the “2022 SAFEs”); and

•	571,848 shares of common stock to be issued at the closing of this offering to certain employees and advisors of the Company in consideration for services rendered;

•	500,000 shares of common stock upon the automatic conversion of 1,000 shares of Series B Preferred Stock (based on an offering price of $4.00 per share); and

•	336,924 shares of common stock that will be issued to certain of the selling stockholders upon the exercise of their currently outstanding options upon the closing of this offering, and offered by the selling stockholders pursuant to the Resale Prospectus;

The number of outstanding shares immediately following this offering excludes:

•	76,247 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2021 Plan, at a weighted exercise price of $3.16 per share;

•	583,577 shares of our common stock reserved for future issuance under our 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2021 Plan;

•	187,500 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option; and

•	50,000 shares of common stock issuable upon the exercise of the Representatives’ Warrants.

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DILUTION

If you invest in our shares in this offering, your ownership will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per common stock immediately after this offering. Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of the shares sold in this offering exceeds the pro forma as adjusted net tangible book value per common stock after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

As of March 31, 2023, our net tangible book value (deficit) was $210,951, or $0.03 per share.

Pro forma net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2023, after giving effect to all of the pro forma adjustments described in “Capitalization,” including an aggregate of 1,572,998 shares of common stock consisting of: (i) 74,851 shares of common stock upon the automatic conversion of $176,326 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2020 and February 2021 (the “2020/2021 SAFEs”); (ii) 89,375 shares of common stock upon the automatic conversion of $286,000 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2022 (the “2022 SAFEs”); (iii) 571,848 shares of common stock to be issued at the closing of this offering to certain employees and advisors of the Company in consideration for services rendered; (iv) 500,000 shares of common stock upon the automatic conversion of 1,000 shares of Series B Preferred Stock (based on a $4.00 offering price per share in this offering; and (v) 336,924 shares of common stock that will be issued to certain of the selling stockholders upon the exercise of their currently outstanding options upon the closing of this offering, and offered by the selling stockholders pursuant to the Resale Prospectus.

After giving effect to our sale of 1,250,000 shares in this offering at an assumed public offering price of $4.00 per share (the lowest part of the price range) and after deducting the underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value (deficit) as of March 31, 2023 would have been approximately $4.6 million, or approximately $0.46 per share. This amount represents an immediate increase in net tangible book value of $0.43 per share to existing stockholders and an immediate dilution in net tangible book value of $3.54 per share to purchasers of our shares in this offering, as illustrated in the following table.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors. The following table illustrates this dilution:

Assumed public offering price per share		$4.00
Historical net tangible book value (deficit) per share as of March 31, 2023	$0.03
Increase in pro forma net tangible book value per share attributable to the offering	$0.43
Pro forma net tangible book value (deficit) per share as of March 31, 2023		$0.46
Dilution per share to new investors purchasing shares in this offering		$3.54

The number of common stock outstanding immediately following this offering excludes:

•	76,247 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2021 Plan, at a weighted exercise price of $3.16 per share;

•	583,577 shares of our common stock reserved for future issuance under our 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2021 Plan;

•	187,500 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option; and

•	50,000 shares of common stock issuable upon the exercise of the Representatives’ Warrants.

A $1.00 increase or decrease in the assumed public offering price of $4.00 per share, would increase or decrease the net tangible book value per share after this offering by approximately $0.35 and dilution in net tangible book value per share to new investors by approximately $0.32, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Sales by the selling stockholders pursuant to the Resale Prospectus will cause the number of shares held by existing stockholders to be reduced to 6,961,284 shares, or 70.4% of the total number of shares outstanding following the completion of this offering, and will increase the number of shares held by new investors to 2,932,974 shares, or 29.6% of the total number of shares outstanding following the completion of this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

Overview

We provide a technology platform that connects commercial mortgage borrowers looking for debt to refinance, build, or buy commercial property including apartment buildings to commercial property lenders (banks, credit unions, REITs, debt funds, and more) looking to deploy capital into commercial mortgages.

We have developed a flexible, two-sided, B2B fintech marketplace that connects commercial borrowers and lenders, with a human touch. Commercial property owners, operators, and developers can quickly create an account on our platform, set up their own profile and submit and manage loan requests on their dashboard in a digital experience. Our algorithms automatically match borrowers to their best loan option(s) or to our internal capital markets advisors that guide the borrower through the process and connect them with the right loan product and lender. Originators that work at commercial mortgage lenders can log in and use their lender portal to view, sort, and engage with their new matches in real-time and communicate with the borrowers, tracking their loans right through our portal. Capital markets advisors that work internally have their own interface that gives them access to targeted loan opportunities empowering them to better assist borrowers in managing their choices, leading to the best possible outcomes for both lenders and borrowers while building trust, all of which enhances our brand.

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We currently have two different customer segments: lenders and borrowers. Borrowers include (but are not limited to) owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners (which we believe represents a significant growth opportunity). Lenders include small banks, credit unions, real estate investment trusts (REITs), Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, commercial mortgage-backed securities (CMBS) lenders and Small Business Administration (SBA) lenders, and more.

Our business model includes earning a transaction fee each time a loan closes with a lender through our platform. We are either paid a share of the revenue from the transaction by the lender and/or receive some fixed sum in an amount we negotiate from the borrower. While we are generally paid by the lender or the borrower and are paid by both sometimes, as we scale, we expect the burden of payment to be increasingly shouldered by the lender. Our average fee earned per transaction is approximately 1% of the loan amount generally earned at the time of closing. We do not make loans or share risks.

Strategy

Over the next 12 to 18 months, we plan to focus on our growth opportunities which are also the foundations of our competitive advantage.

We are focused on executing in the following ways:

1.	Accelerating our content machine, further delivering value to our borrowers, and improving our top-of-the-funnel net.

2.

Building out our product, enriching it with data and features, while making it easier for lenders to onboard borrowers to access more options, and our internal capital markets advisors to provide deeper value to both borrowers and lenders. We aim to create a denser network and stickier experience for all stakeholders.

3.	Expanding our performance marketing within and beyond multifamily to accelerate our acquisition of high-intent office, retail, hotel, self-storage, and small business borrower accounts.

All of this will be done by continuing to:

1.	Hire high-performing and aligned personnel to help us execute our strategy.

2.	Invest in our platform and technology.

3.	Cultivate a culture of creativity, hard work, innovation, curiosity, and community.

Economic and Market Risks and Uncertainties in Our Business Model

We may be negatively impacted by periods of economic downturns, recessions, and disruptions in the capital markets, credit and liquidity issues in the capital markets, including international, national, regional and local markets, tax and regulatory changes and corresponding declines in the demand for commercial real estate investment and related services. Historically, commercial real estate markets and, in particular, the U.S. commercial real estate market, have tended to be cyclical and related to the flow of capital to the sector, the condition of the economy as a whole and the perceptions and confidence of market participants to the economic outlook. Cycles in the real estate markets may lead to similar cycles in our earnings and significant volatility in our stock price. Further real estate markets may “lag” behind the broader economy such that even when underlying economic fundamentals improve in a given market, additional time may be required for these improvements to translate into strength in the real estate markets. The “lag” may be exacerbated when banks delay their resolution of commercial real estate assets whose values are less than their associated loans.

Negative economic conditions, changes in interest rates, credit and the availability of capital, both debt and/or equity, disruptions in capital markets, the uncertainty of the tax and regulatory environment or declines in the demand for commercial real estate investment and related services in international and domestic markets or in significant markets in which we do business, have had and could have in the future a material adverse effect on our business, results of operations and/or financial condition. In particular, the commercial real estate market is directly impacted by (i) the lack of debt and/or equity financing for commercial real estate transactions, (ii) increased interest rates and changes in monetary policies by the U.S. Federal Reserve, (iii) changes in the perception that commercial real estate is an accepted asset class for portfolio diversification, (iv) changes in tax policy affecting the attractiveness of real estate as an investment choice, (v) changes in regulatory policy impacting real estate development opportunities and capital markets, (vi) slowdowns in economic activity that could cause residential and commercial tenant demand to decline, and (vii) declines in the regional or local demand for commercial real estate, or significant disruptions in other segments of the real estate markets could adversely affect our results of operations. Any of the foregoing would adversely affect the operation and income of commercial real estate properties.

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These and other types of events could lead to a decline in transaction activity as well as a decrease in property values which, in turn, would likely lead to a reduction in financing fees relating to such transactions. These effects would likely cause us to realize lower revenues. Such declines in transaction activity and value would likely also significantly reduce our financing activities and revenues.

Fiscal uncertainty, significant changes and volatility in the financial markets and business environment, and similar significant changes in the global, political, security and competitive landscape, make it increasingly difficult for us to predict our revenue and earnings into the future. As a result, any revenue or earnings projections or economic outlook which we may give may be materially affected by such events.

Seasonality

The commercial real estate market is seasonal in nature, with the first and fourth fiscal quarters being more active than the second and third fiscal quarters.

Results of Operations

Three Months Ended March 31, 2023, Compared to the Three Months Ended March 31, 2022

The following table provides certain selected financial information for the periods presented:

	Three Months Ended March 31,
	2023	2022	Change	%Change
Revenue	$467,240	$431,776	$35,464	8%
Operating Expenses:
Sales and marketing	293,745	334,938	(41,193)	-12%
Research and development	105,200	159,690	(54,490)	-34%
General and administrative	342,315	494,060	(151,745)	-31%
Total operating expenses	741,260	988,688	(247,428)	-25%
Loss from operations	(274,020)	(556,912)	282,892	-51%
Other income (expense)	53,834	(331,709)	385,543	-116%
Net loss	$(220,186)	$(888,621)	$668,435	-75%

Revenue

Revenue

Revenue for the three months ended March 31, 2023 was $467,240 as compared to $431,776 for the three months ended March 31, 2022, an increase of $35,464. During the three months ended March 31, 2023 there were 49 transactions that closed on our marketplace, compared to 54 during the three months ended March 31, 2022. The average revenue per transaction was $9,536 in the three months ended March 31, 2023, compared to $7,996 for the year three months ended March 31, 2022, an increase of $1,540. This increase in average revenue per transaction was the result of higher average underlying loan amounts in 2023. We expect the number of transactions closed on our marketplace to continue to grow as we increase our spending on marketing and advertising upon the closing of this offering. Our average revenue per transaction closed will vary from period to period, depending on the size of the underlying loan transactions in any given period.

Operating Expenses

Operating expenses were $741,260 for the three months ended March 31, 2023 as compared to $988,688 for the three months ended March 31, 2022, a decrease of $247,428. The decrease was due a decrease of general and administrative expenses of $151,745, a decrease of research and development expenses of $54,490 and a decrease in sales and marketing expenses of $41,193. The decrease in operating expenses was primarily due to a $159,265 decrease in stock-based compensation as well as other cost cutting measures to lower personnel expenses, professional fees and advertising costs.

Other income (expense)

Other income (expense) for the three months ended March 31, 2023 was income of $53,834, compared to expense of $331,709 for the three months ended March 31, 2022, an increase in net income of $385,543. This increased income was the result of a change in the fair value of future equity obligations. The change in fair value was primarily related to changes in the underlying assumptions for the valuation of future equity obligations.

Year Ended December 31, 2022, Compared to Year Ended December 31, 2021

The following table provides certain selected financial information for the periods presented:

Year Ended December 31,
	2021	2022	Change	% Change
Revenue	$1,981,439	$2,150,937	$169,498	9%
Operating Expenses:
Sales and marketing	1,092,870	1,623,900	531,030	49%
Research and development	280,930	426,828	145,898	52%
General and administrative	1,663,258	1,820,604	157,346	9%
Total operating expenses	3,037,058	3,871,332	834,274	27%
Income (loss) from operations	(1,055,619)	(1,720,395)	(664,776)	63%
Other income (expense)	(561,915)	(458,720)	1,020,635	(182%)
Net income (loss)	$(1,617,534)	$(1,261,675)	$355,859	(22%)

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Revenue

Revenue for the year ended December 31, 2022 was $2,150,937 as compared to $1,981,439 for the year ended December 31, 2021, an increase of $169,498. During the year ended December 31, 2022 there were 296 transactions that closed on our marketplace, compared to 104 during the year ended December 31, 2021. The average revenue per transaction was $6,980 in the year ended December 31, 2022, compared to $18,671 for the year ended December 31, 2021, a decrease of $11,692. This decrease in average revenue per transaction was the result of a single large revenue transaction of $496,056 being recorded in the year ended December 31, 2021. We expect the number of transactions closed on our marketplace to continue to grow as we increase our spending on marketing and advertising upon the closing of this offering. Our average revenue per transaction closed will vary from period to period, depending on the size of the underlying loan transactions in any given period.

Operating Expenses

Our operating expenses by category for the year ended December 31, 2022, and 2021 is as follows:

Year Ended December 31,
	2021	2022	Change	% Change
Sales and Marketing Expenses:
Compensation and benefits	$540,682	$1,038,626	$497,944	92%
Advertising & marketing	208,106	353,354	145,248	70%
Stock based compensation	330,314	157,628	(172,686)	(52%)
Other	13,768	74,292	60,524	440%
Total sales and marketing expenses	$1,092,870	$1,623,900	$531,030	49%

Research and Development Expenses:
Compensation and benefits	$213,646	$328,391	$114,745	54%
Stock based compensation	28,870	47,729	18,859	65%
Software license fees	38,414	50,708	12,294	32%
Total research and development	$280,930	$426,828	$145,898	52%

General and Administrative Expenses:
Compensation and benefits	$581,081	$1,083,136	$502,055	86%
Stock based compensation	758,081	324,573	(433,508)	(57%)
Professional fees and insurance	141,771	162,784	21,013	15%
Office related expenses	38,747	94,911	56,164	145%
Information technology support	76,795	62,159	(14,636)	(19%)
Other	66,783	93,043	26,260	39%
Total general and administrative expenses	$1,663,258	$1,820,604	$157,346	9%

Sales and marketing expenses

Our sales and marketing costs are primarily comprised of personnel and advertising costs. Sales and marketing expenses for the year ended December 31, 2022 were $1,623,900, compared to $1,092,870 for the year ended December 31, 2021, an increase of $531,030. This increase was primarily the result of: (a) an increase in personnel expenses as our headcount increased between the year ended December 31, 2022 compared to the same period in 2021, (b) increased commission expenses of $128,190 for the year ended December 31, 2022 compared to the same period in 2021, (c) decreased non-cash stock-based compensation of $172,686 related to employee stock option expense during year ended December 31, 2022, compared to the same period in 2021, and (d) and increase in advertising and marketing costs of $145,248 for the year ended December 31, 2022 compared to the same period in 2021. Management believes that subject to the completion of this offering, the continued increase in sales and marketing expenses to support the rapid acquisition of new borrowers and lenders onto our marketplace, will allow us to continue profitable revenue growth.

Research and development expenses

Our research and development costs are primarily comprised of personnel costs and software license fees to support the development of our marketplace. Research and development expenses for the year ended December 31, 2022 were $426,828, compared to $280,930 for the year ended December 31, 2021, an increase of $145,898. This increase was the result of increased personnel expenses, driven by an overall increase in our staffing levels, which were incurred to support the continued development of our platform and products. Additionally, we recorded stock-based compensation of $47,729 related to employee stock option expense for year ended December 31, 2022, compared to $28,870 in the same period in 2021, an increase of $18,859.

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General and Administrative Expenses

Our general and administrative costs include personnel costs, accounting, legal, rent, and other overhead expenses. General and administrative expenses for the year ended December 31, 2022 were $1,820,604, compared to $1,663,258 for the year ended December 31, 2021, an increase of $157,346. Included in general and administrative costs for the year ended December 31, 2022 was $324,573 related to non-cash employee stock option expense with $758,081 for the year ended December 31, 2021, a decrease of $433,508. In the year ended December 31, 2022 personnel costs increased by $502,055 from the year ended December 31, 2021, which increase includes wages, payroll taxes, and health benefits as the Company converted several key part-time consultants to full-time employees in late 2021. Additionally, professional fees increased by $21,012 for the year ended December 31, 2022, compared to the same period in 2021 to support our capital raising process and this offering. The Company’s office expenses increased by $56,163 for the year ended December 31, 2022, compared to the same period in 2021 as the result of the increased rent and moving costs related to our move to expanded office space in the last nine months of 2022.

Other income (expense)

Other income (expense) for the year ended December 31, 2022 was income of $458,720, compared to expense of $561,915 for the year ended December 31, 2021, an increase in net income of $1,020,635. This increased income was the result of a change in the fair value of future equity obligations. The change in fair value was primarily related to changes in the underlying assumptions for the valuation of future equity obligations.

Liquidity and Capital Resources; Going Concern

Our principal liquidity requirements are for working capital to fund our sales, marketing and research and development expenditures. To date, we have funded our liquidity requirements primarily through cash on hand, cash flows from operations, and equity and equity-related financings. As of March 31, 2023, we had $767,391 of cash and cash equivalents, respectively. In their audit report for the fiscal year ended December 31, 2022 included in this prospectus, our independent auditors expressed substantial doubt about the Company’s ability to continue as a going concern. We sustained net losses of $220,186 and $888,621 during the periods ended March 31, 2023 and 2022, respectively, had cash used in operations of $213,734 during the three months ended March 31, 2023. We sustained net losses of $1,261,675 and $1,617,534, during the years ended December 31, 2022 and 2021, respectively, had cash used in operations of $1,023,665 during the year ended December 31, 2022. As of June 29, 2023, we expect that our cash and cash equivalents of $767,391 as of March 31, 2023, together with the $1.0 million of proceeds from the sale of Series B preferred stock in April 2023 will be sufficient to fund its operating expenses for at least one year. We expect to continue to generate operating losses for the foreseeable future and many never become profitable.

Our business plan is focused on rapid growth to achieve significant market penetration over the shortest possible time horizon. As such, we intend to raise equity and or debt financing to invest in research and development and sales and marketing to drive that rapid growth. Our inability to access such capital on a timely basis will materially impact our investments and therefore our growth.

In 2021 and 2022, we have funded our capital needs from the following offerings:

•	In 2020 and 2021, we sold the 2020/2021 SAFEs in Regulation Crowdfunding fundraising for net proceeds of $701,789 in SAFEs at a $20,000,000 valuation cap and a 10% discount.

•	In 2021, we sold shares an aggregate of 199,320 shares of Class A common stock for net proceeds of $1,162,210, inclusive of shares issued to funding portals. The outstanding shares of Class A common stock were converted into shares of our common stock on a one-for-one basis on January 3, 2022.

•	In 2022, we sold an aggregate of 48,167 shares of Class A common stock for net proceeds of $148,633, inclusive of shares issued to funding portals. Outstanding shares of our Class A common stock were converted into shares of our common stock on a one for one basis on January 3, 2022.

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•	In 2022, we sold the 2022 SAFEs for net proceeds of $286,000 at a $50,000,000 valuation cap and a 20% discount.

•	In April 2023, we sold an aggregate of 1,000 shares of Series B Preferred Stock to an accredited investor for an aggregate purchase price of $1,000,000 (net proceeds of $1,000,000). Upon the consummation of the offering, the 1,000 shares of Series B Preferred Stock will automatically be converted into 500,000 shares of common stock, based on a $4.00 offering price per share.

We estimate that the net proceeds from the sale of the shares in the offering, at an assumed public offering price per share of $4.00, will be approximately $4,242,764 after deducting the underwriting discounts and commissions and estimated offering expenses, $4,832,764 if the over-allotment option granted to the underwriters is exercised in full. We believe that the net proceeds from this offering will satisfy our capital needs for approximately the for the foreseeable future under our current business plan.

Following this offering, we may will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that we will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute investors and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to obtain such additional financing when needed, on favorable terms or at all, future operations may have to be scale back or discontinued.

Cash Flows

The following table summarizes our cash flows from operating, investing, and financing activities:

	Three Months Ended March 31,
	2023	2022	Change
Cash from (used in) operating activities	$(213,734)	$(216,704)	$2,970
Cash from investing activities	$-	$-	$-
Cash from financing activities	$-	$153,456	$(153,456)

Cash from (used in) operating activities

For the three months ended March 31, 2023, cash used in operating activities was $(213,734) compared to $(216,704) for the three months ended March 31, 2022. The decrease was primarily due to lower net loss offset by less non-cash charges in 2023.

Cash from investing activities

During the three months ended March 31, 2023 and 2022, we did not have any cash from or used in investing activities.

Cash from financing activities

We had no cash from financing activities in in the three months ended March 31, 2023. During the three months ended March 31, 2022, we had $153,456 in cash flows from financing activities primarily due to the issuance of common stock.

	Year Ended December 31,
	2021	2022	Change
Cash from (used in) operating activities	$65,841	$(1,023,665)	$(1,089,506)
Cash from investing activities	-	-	-
Cash from financing activities	$1,225,713	$297,523	$(928,190)

Cash from (used in) operating activities

For the year ended December 31, 2022, cash used in operating activities was $(1,023,665) compared to cash from operating activities of $65,841 during the year ended December 31, 2021. The increase in cash used in operating activities was primarily due to the increase in expenses related to investments made in increased sales, marketing, research and development personnel to drive our future growth, which resulted in an operating loss in the year ended December 31, 2022.

Cash from investing activities

During the year ended December 31, 2022 and 2021, we did not have any cash from or used in investing activities.

Cash from financing activities

During the year ended December 31, 2022, cash from financing activities was $297,523 compared to $1,225,713 during the year ended December 31, 2021, a decrease of $928,190. Our financing activities in the year ended December 31, 2022 and 2021 included $286,000 and $191,851 respectively from the issuance of future equity obligations. During the year ended December 31, 2021, during the time when we were a limited liability company, there was a member distribution of $66,500. During the year ended December 31, 2022 and 2021, we received proceeds of $165,992 and $1,100,362, respectively from the sale of common stock.

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Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting standards in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Revenue is recognized when performance obligations under the terms of a contract with a customer are satisfied and the promised services have been transferred to the customer. The Company’s services are generally transferred to the customer at a point in time, which is when the underlying lending transaction has closed and successfully funded. The Company may act as an agent for both lenders and borrowers.

Fair Value of Financial Instruments

Our financial instruments consist of cash and cash equivalents, certificates of deposit and amounts due to stockholders. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed.

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

•	The carrying values of the Company’s accounts receivable, prepaid expenses and accounts payable approximate their fair values due to the short-term nature of these assets and liabilities.

•	The Company’s future equity obligations are considered a level 3 liability (see Note 3 and 4 below).

•	The Company determined that the face value of future equity obligations approximate their fair value (see Note 3 and 4 below).

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Stock-Based Compensation

We record stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employee’s required service period, which is generally the vesting period.

Common Stock Valuations

An “established trading market” for the Company’s common stock does not exist. The fair value of the shares of common stock was determined based on the then most recent price per share at which the Company sold common stock to unrelated parties in a private placement during the periods then ended or the price at which a structured settlement of SAFEs was negotiated with a group of investors. In drawing its conclusions, management considered various relevant factors, including the work of an independent third-party valuation firm engaged to provide a valuation analysis of the Company’s common stock.

Following the completion of this offering, the fair value of our common stock will be based on the closing price as reported on the date of grant on the primary stock exchange on which our common stock is traded.

Option Valuations

The inputs used in calculating the fair value of the share-based payment awards represent management’s best estimations as there was no active public market for the Company’s shares. Accordingly, the fair value of the options were determined based on the Black-Scholes pricing model at the date of grant. The risk-free interest rate used in the calculations is based on the implied yield available on U.S. Treasury issues with an equivalent term approximating the expected life of the options as calculated using the simplified method. The expected life of the options is based on the vesting period and the contractual life of the option. Share-based payment awards are reflected as a non-cash expense because Company obligations are settled by issuing shares of our common stock from our authorized shares instead of settling such obligations with cash payments. The aggregate intrinsic value represents the total pre-tax intrinsic value (i.e., the difference between the closing stock price on the respective date and the exercise price, times the number of shares) that would have been received by the option holders had all option holders exercised their options.

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Recently Issued and Adopted Accounting Pronouncements

A description of recently issued and adopted accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our financial statements appearing at the end of this prospectus.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, nor do we currently have, any off-balance sheet arrangements as defined under SEC rules.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. These risks primarily include interest rate risks and inflation risks. Periodically, we maintain deposits in accredited financial institutions in excess of federally insured limits. We deposit our cash in financial institutions that we believe have high credit quality and have not experienced any losses on such accounts and do not believe we are exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Interest Rate Risk

Our cash consists of cash in readily available checking accounts. We may also invest in short-term money market fund investments. Such interest-earning instruments carry a degree of interest rate risk, however, historical fluctuations in interest income have not been significant.

Inflation Risk

Inflation generally affects us by increasing our cost of labor and research and development contract costs. We do not believe inflation has had a material effect on our results of operations during the periods presented.

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BUSINESS

Corporate History

The Company was originally formed as a limited liability company in the State of Florida on November 28, 2018. On March 9, 2021, the Company was converted from a limited liability company into a corporation in the State of Delaware with an authorized capitalization of 65,000,000 shares of Class A common stock and 45,000,000 Class B common stock. Effective January 3, 2022, the Company amended and restated its certificate of incorporation with the Delaware Secretary of State with an authorized capitalization of 100,000,000 shares of common stock, $0.00001 par value, and 10,000,000 shares of “blank check” preferred stock, $0.00001 per share. Further, on January 3, 2022, the Company filed a Certificate of Designation with the Delaware Secretary of State therein designing 100,000 of our “blank check” Preferred Stock as Series A Preferred Stock (the “Series A Preferred Stock”). The rights, privileges, and obligations of the Series A Preferred Stock are governed by the Certificate of Designation.

Under the amended and restated certificate of incorporation of the Company, upon the effectiveness of the amended and restated certificate of incorporation of the Company on January 3, 2022, each outstanding share of Class A common stock was automatically converted into one share of common stock and the 45,000,000 outstanding shares of Class B common stock, all of which were held by Mr. Blake Janover, our Chief Executive Officer and Chairman, were automatically converted into an aggregate of 6,589,240 ) shares of common stock and 10,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 10,000 shares of common stock and votes with the outstanding common stock unless otherwise prohibited by law. Upon the completion of this offering, Mr. Janover will have approximately 96.3% voting control over the Company.

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Description of the Business

Janover provides technology that connects commercial mortgage borrowers looking for debt to refinance, build, or buy commercial property including apartment buildings to commercial property lenders (including banks, credit unions, REITs, debt funds, and more) looking to deploy capital into commercial mortgages.

Our mission is to remove frictions from commercial property financing, making it easier and more cost-effective for everyone in the transaction.

Our vision is to disintermediate commercial real estate, flattening the playing field for investment property owners and service providers of all sizes, giving better access to all by building a comprehensive operating statement for commercial real estate.

We are an employee-centric organization laser-focused on delivering maximum value to commercial borrowers and lenders, and as a by-product, long-term value to our stockholders.

The Current Industry Problem and Our Opportunity

There are countless combinations of possible commercial loan products available to borrowers from more than 10,000 banks, credit unions, and other lenders across the country, and there are significantly more commercial property owners, operators, and developers dispersed across the country to which lenders want to access.

Current commercial lending is filled with legacy systems, misaligned incentives, and two very highly fragmented sides of a two-sided transaction. We think the problem is our opportunity:

•	Commercial borrowers cannot know all their loan options. As the complexities of borrower needs, lender credit requirements, and loan features compound, the pool of possible outcomes becomes mind-boggling.

•	Commercial borrowers and lenders do not have access to each other at scale. For lenders to find the best borrowers for their needs, and borrowers to find the best lenders for their sensitivities, aggregation of these highly fragmented, long tails, is needed.

•	Commercial mortgage brokers’ (and individual lenders’) incentives are not aligned with the needs of borrowers. Everyone is incentivized to close, but nobody has a platform to ensure the borrower is truly getting the best loan for themselves. We are working hard to build just such a platform.

•	Small commercial borrowers (loans under $5 million) are often totally alienated from the elitist institutional loan community. We are building a platform that can operate agnostically to loan amount.

•	Currently, borrowers and lenders suffer through a slow, inefficient procedure that has not seen real innovation at scale, falling far behind the innovations that fintech has delivered to consumer and residential mortgage finance. There are hundreds of pages of documents, manual signatures, multiple stakeholders, and a world of complexity that can be simplified.

Commercial real estate represents a $16 trillion market across more than 50 million commercial properties in the United States1. The Mortgage Bankers Association estimates that there will be almost $1 trillion in commercial mortgage transactions in 20232.

[3]	We have no affiliation with any government agency and are not a lender. We are a technology company that uses software and our advisors to bring lenders and borrowers together. Freddie Mac® is a registered trademark of Freddie Mac. Fannie Mae® is a registered trademark of Fannie Mae. We are not affiliated with the Department of Small Business Administration (SBA), Department of Housing and Urban Development (HUD), Federal Housing Administration (FHA), Freddie Mac or Fannie Mae.
[1]	https://www.reit.com/sites/default/files/Size%20of%20CRE%20market%202019%20full.pdf
[2]	https://www.mba.org/news-and-research/newsroom/news/2022/04/18/commercial-multifamily-lending-to-hold-steady-in-2022-amidst-higher-rates-and-economic-uncertainty

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Why Now

We believe we are in the early stages of the commercial mortgage lending digital adoption curve. If you think of the S-curve, digital adaption in the travel industry is very mature, at the upper right-hand quadrant of the “S,” having significantly disintermediated traditional travel agencies, consumer finance is flying up the somewhat vertical slope, and the commercial real estate finance industry is at that inflection point at the bottom of the S. We believe we can help accelerate that adaptation and ride the momentum at the same time.

We think traditional lenders will continue to be at the forefront of commercial property lending, but increasingly they need a better, more efficient, cost-effective way to scale and compete. At the same time, property owners are demanding a better user experience, having been exposed to the benefits of digitization in retail banking, investing, travel, consumer credit, and now residential mortgages. We think those two cohorts are poised to drive the growth of technology-first commercial real estate finance.

Borrowers

The COVID-19 pandemic accelerated prosumer (professional consumer) exposure to fintech and the benefits of innovations such as digital banking. At the same time, a younger generation that grew up immersed in technology is beginning to gain entry into commercial real estate — through family businesses, traditional corporate enterprises, and entrepreneurship. Commercial property owners, now more than ever, demand a better experience and more importantly, a better outcome. With a commodity financial product, the most important thing is that a borrower gets access to the best outcome that matches their needs, be it speed, leverage, rate, term, amortization, recourse, or usually, some combination thereof. We aim to get them connected to that product and provide first-class service throughout the process.

Lenders

Lenders were also exposed to the benefits and rapid adaptation (and risk of competition) from fintech entities that accelerated due to the COVID-19 pandemic. Further, due to the economic conditions resulting from the pandemic, commercial property lenders (banks, credit unions, REITS, debt funds, etc.) are flush with cash that they need to deploy.

Commercial and Multifamily

A flight to safety has driven investors to commercial property in droves and recent macro-economic events continue to support a focus on safety and yield. Most investors seek leverage from lenders to goose their returns. Investors also seek to capitalize on the tax benefits, long-term appreciation, and inflation-hedging benefits of owning multifamily and commercial property.

We think we are uniquely positioned to help both commercial borrowers and lenders achieve their goals.

Our Solution

Our solution is a B2B fintech marketplace that connects commercial borrowers and lenders in a flexible ecosystem, with the human touch of a capital markets advisor. Said more simply, a platform where commercial property owners, operators, and developers can leverage technology to find a better commercial mortgage and where commercial mortgage bankers can leverage that same technology to find new and better-fit commercial mortgage loans.

Advisor Enabled

Our capital markets advisors are an important part of our business model. We believe that you can remove the intermediary from the transaction, but you cannot remove his functions, and although we think we can not only replicate but improve upon things like commercial property underwriting, lender matching, and loan processing, we believe the power of human touch will always be invaluable in cultivating trust and relationships. As such, we aim to insert expert advisors into the transaction experience to allow borrowers and lenders the ability to have concierge-level support and advisory services as they work towards consummating a transaction. We think inserting a human touch into the transaction with an advisor improves the borrower experience and as a by-product conversion rates and revenue per account.

Borrowers can come to one of our websites or directly log into our portal, navigate to their dashboard, and submit or update their loan requests. Our powerful algorithms automatically match those borrowers to the best lenders, right through the platform, or with the service of an in-house expert advisor, so that they can connect directly to the lender and a better commercial mortgage. When the loan closes, we get paid, generally by the lender but sometimes by the borrower.

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Principal Products and Services

We have developed a flexible, two-sided, B2B fintech marketplace that connects commercial borrowers and lenders, with a human touch. Commercial property owners, operators, and developers can quickly create an account on our platform, set up their own profile and submit and manage loan requests on their dashboard in a digital experience. Our algorithms automatically match borrowers to their best loan option(s) or to our internal capital markets advisors that guide the borrower through the process and connect them with the right loan product and lender. Originators that work at commercial mortgage lenders can log in and use their lender portal to view, sort, and engage with their new matches in real-time and communicate with the borrowers, tracking their loans right through our portal. Capital markets advisors that work internally have their own interface that gives them access to targeted loan opportunities empowering them to better assist borrowers in managing their choices, leading to the best possible outcomes for both lenders and borrowers while building trust, all of which enhances our brand.

Business Plan

Our business model includes earning a transaction fee each time a loan closes through our platform. We are either paid a share of the revenue from the transaction by the lender; a percentage of the loan amount paid at closing by the borrower; or some combination of the two. While we are generally paid by the lender or the borrower and are paid by both sometimes, as we scale, expect the burden of payment to generally be shouldered by the lender. Our average fee earned per transaction is approximately 1% of the loan amount generally earned at the time of closing.

We do not make loans or share risks.

We currently have two different customer segments: lenders and borrowers. Borrowers include (but are not limited to) owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners (which we believe represents a significant growth opportunity). Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more.

Our job is to obsessively focus on improving the experience and value for our two customer segments:

Borrowers

Commercial property owners, operators, and developers are our core customers. They are online looking for information on their next loan be it for an acquisition, recapitalization, or future property development. Maybe they will buy a small strip mall in a large market like Miami or build a 300-unit apartment complex in a small market in a town in Alabama. We are there for them from research, to close, and back.

Borrower benefits:

•	Free education. This is at the core of our value proposition to all commercial property borrowers. Whether or not someone intends to transact on our platform, we want to provide borrowers with all the free advice and education we can to make them more informed and more powerful prosumers. Sometimes we hear from lenders as well, thanking us for the easy-to-access, complete, and well-organized online information available on a variety of multifamily, business, and commercial property loan products and topics. We know the business is opaque and we love that we can help shed light in dimly lit places.

•	New supply. We aim to build the largest functional, aggregate supply of commercial property lenders in America, and then, perhaps, the world. Functional is an operative word here. We believe we can leverage data and technology to make this digital supply in our marketplace of maximum utility to our borrower-customers thereby delivering deep value to all the stakeholders in our ecosystem. We believe that in the future, we will be able to leverage AI (artificial intelligence) to deliver better and better experiences and outcomes to all of our customers as our dataset grows.

•	Capital Markets Advisor. As we grow, we aim to insert more expert advisors into transactions to help make the process easier and more intimate for commercial mortgage borrowers and lenders, ultimately matching the best of technology with the best of human touch. We intend to leave the data-driven, automated work to the machines and insert EQ and experience with our world-class humans.

•	Aligned. Borrowers have access to our portal for free. In many cases, they do not even pay us when they transact if it is with a premier lender, and if they do pay us, it is because the loan they are getting is better than what their traditional mortgage broker or banker could provide, in a lower friction process.

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Lenders

Our lenders are a material component of creating a two-sided market and without our lenders, there is no two-sided marketplace. Beyond that, they are a critical customer to whom we aim to deliver significant and long-term value. Many fintechs are making loans and becoming lenders that are competing with banks, credit unions, and other lenders. We want to empower lenders, making them more productive, efficient, and happier. We aim to partner and grow with them.

We have two classes of lenders:

1.	Premier Lenders: our premier lenders are lenders with whom we have an arrangement that allows us to share their fee income (i.e., origination, trade premium, and servicing). Our long-term aim with these relationships is to drive more business to premier lenders, less fees and costs to borrowers, and scaled economies shared to both.

2.	Standard Lenders: Lenders with whom we do not have a pre-arranged fee agreement are standard lenders. We aim to build and rely on the most robust network of lenders in the country whom we may not have a particular fee-sharing arrangement with. We intend to invite these lenders to lender portal where they can easily build their profiles as originators under a particular lender’s brand as well as match, view, and manage loan opportunities through an easy-to-use tool.

Lender benefits:

•	Huge new audience. Traditionally, lenders, via their originators, have access to a finite audience that is limited to geography and relationships. Some very big lenders have more significant reaches giving them an advantage over smaller, lesser-known lenders, even if those smaller lenders, like single-branch credit unions, for example, have more competitive commercial loan products, creating an adverse situation for small lenders who cannot access their ideal borrowers and eligible borrowers that do not have access to those smaller lenders with superior loan programs. Even in the case of the big banks, their primary strategy for closing more loan volume is hiring originators and bankers in new and existing markets. With our platform, we aim to open large and small lenders alike up to huge new digital audiences they didn’t have access to and highly curated deal flow in a portal that promotes productivity. As savvy property owners, buyers, and developers get online to find out what and who else is out there, our Lenders will be there, at the forefront. We think we can deliver a higher volume of better-qualified borrowers in an easier-to-manage system, making individual originators more productive, profitable, and happy.

•	Access to borrowers ready to transact. When a lender is matched with a borrower on the Janover platform, it is not as simple as getting a “lead.” Each match is a data-driven, enriched, vetted opportunity with a commercial property owner, buyer, or developer that is ready to transact. Lenders get access to the highest-intent borrowers, often with robust commercial loan packages that are excited about transacting.

•	Performance-based acquisition strategy. Lenders can gain access to our portal for free. Premier lenders pay us when they transact, and originators at standard lenders pay nothing, they just have to deliver winning loan terms to borrowers and those borrowers pay us a small transaction fee at closing. We may offer premium subscriptions to lenders in the future.

•	Happier, more productive originators. Not only do we drive demand to algorithmically matched and aligned lenders from high intent borrowers, but we also make software and tools that take frictions out of commercial loan processing, making originators happier and more productive. Part of our roadmap includes us continuing to enhance the loan analysis, underwriting, and origination experience for lenders.

Growth Opportunities

Our unit economics are impressive, and we think we can continue to improve them as we scale. In such a large and fragmented market, we see many opportunities to accelerate growth. The four key categories are:

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Top of funnel

A material part of what we believe to be our competitive advantage is our ability to attract users to our many websites. We refer to this as our top of funnel. This may be buyers early in the process of looking for commercial lending products or owners looking to replace their legacy lenders through commercial loan refinancing. The way we aim to scale our top of funnel strategy is to continue to lean into creating websites that are rich in useful content, easily accessible, responsive, fast, and highly targeted. We aim to hire more writers and subject-matter experts to provide unique and valuable content to our website users, helping them find and access the best answers to their queries, faster than ever. We want to provide all the information these borrowers are looking for in an easy to navigate format and use that to drive account creation on our platform and brand development. We’ve used our formula to create multiple websites that perform very well on search engines, and we believe we can use this formula to scale into more loan products than we are currently focused on. Right now, much of our effort has been around multifamily finance, but we believe we can use this strategy with office loans, retail loans, industrial loans, hotel loans, self-storage loans, small business loans, and more.

Borrower advisors

Right now, we are able to transact on our platform without the aid of an internal human, instantly matching commercial property borrowers with the right lenders, something that we believe gives us a significant structural cost advantage over incumbents. After many tests, we believe that by inserting a capital markets advisor in the process to help the borrower navigate options, and the lender access the opportunity, at the front end of the transaction, we can materially lift conversion rates, revenue per account, and the customer experience, without materially affecting our superior cost model.

Embedded finance and platform partnerships

Nearly all the transactions on our platform have originated from search through our top of funnel expertise. We believe we can press the accelerator by partnering with large real estate sales platforms, residential lending platforms, and other strategic partners, to be their “Get Financing” button or commercial property financing funnel, delivering a better loan and experience to their users, while sharing our economics with the platform partners. As we do not have to pay out high commissions due to our superior cost structure, we believe this can become a competitive advantage in the future. We have developed a proprietary affiliate portal that we aim to leverage to give our platform, and affiliate partners transparency in the process.

More lenders

One of the most straightforward ways to delight our borrowers is with more lenders (and, as in a two-sided marketplace, the most straightforward way to delight lenders and generate network effects is by adding more qualified borrowers). We are currently operating with only a small number of lenders on our platform, and we are working hard to build a beautiful and seamless experience for originators all over the country to join our marketplace and build out their profiles. We recently launched the first version of this, and it has been well received. We believe by scaling the supply side of our marketplace, we are going to be able to offer borrowers significantly more value than incumbents. Further, we aim to enhance our matching capabilities and algorithms to match borrowers with more and better loan product options. We think this will lead to additional scale as well as an increase in network density.

Future opportunities for growth

Cultivating networks

Looking to the future, we believe cultivating and empowering our networks will be a key to our ability to continue to scale as we execute our business plan while continuing to aim much, much higher. We think network effects will help accelerate our growth as we continue to provide deeper value, and more connections, among the users in our network. Our marketplace currently benefits from what is traditionally described as indirect network effects, as each node on one side of the network joins, the network becomes more valuable for nodes on the other side of the network, so more of them join, making it more valuable for the nodes on the original side. As we aggregate a robust universe of property owners, developers, and investors on one side, and originators and lenders on the other side, the opportunity arises to super-charge those networks by linking nodes within each respective network, as well as adding new products to the marketplace that can serve either side of the marketplace.

Lender Network

We do not currently have a lender network. However, we believe we can leverage aggregated lender demand for loan opportunities and create a robust secondary marketplace for originated loans and loan syndications in which lenders will ultimately be able to transact with each other, creating a network, with a social component, for financial transactions with robust, direct network effects. We believe that there is an opportunity to create one to introduce subscriptions to lenders, giving them enhanced access to our data and market.

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Borrower Network

We do not currently have a borrower network, but we think this is the biggest long-term opportunity for us. As we build a portal with thousands of property owners, operators, and developers across the country, we believe we can develop and will be able to unlock the ability for owners to “click to list” their property for sale as well as search other properties that are (and are not) for sale and make offers, transact, and get financing on our platform, ultimately leading to disintermediation of commercial real estate at a massive scale, eviscerating inefficiencies, excess fees, and democratizing the ecosystem. We think that we will be able to embed concierge-level advisory services into these transactions and take a small transaction fee (a fraction of what investment sales professionals charge now) with a more transparent and frictionless transaction.

New marketplace products

This is something we are already tinkering with, but as we scale, we can add new products to our marketplace. Closely related products may be small business loans, PACE financing, and ancillary products could be commercial property insurance, valuation, property management, equity capital, a data marketplace, and more.

We believe that as we scale our marketplace and portal, with thousands of new accounts being set up every month and orders of magnitude more data points, we are going to be able to build AI and machine learning models to create better commercial property underwriting, analytics, and processes for enhanced property valuations, faster originations, more robust distribution, and superior matching outcomes. We aim to simultaneously gather data we can use to become the platform that ultimately disintermediates and digitizes commercial real estate in a winner-take-most scenario, dethroning incumbent commercial mortgage brokers, disrupting non-competitive lenders, and breaking down the closed ecosystems within the industry by sharing our economies of scale with property owners as well as aligned marketplace product and service providers and leveraging data to improve everyone’s outcome.

Mergers and Acquisitions (M&A)

We believe we will have the opportunity to build a comprehensive operating system for commercial real estate, as the formerly fractured market adopts technology. As such, we believe we will have the opportunity to acquire companies in adjacent sub-markets into our ecosystem, allowing them to enjoy the benefits of our infrastructure, customer base, and content marketing and allowing our customers access to a best-in-class suite of commercial real estate products from software for data analytics, to technology for buying and selling commercial property. We currently have no intention to use the net proceeds of this offering for any acquisitions nor do we have any verbal or written agreements, and are not in discussions with any third parties relating to any acquisitions. However, the board may decide to use some of the net proceeds for an acquisition if the Company becomes aware of a suitable target company.

Competition

Our Competitive Disadvantages

We face significant competitive disadvantages due to the proliferation of similarly placed lending platforms, many of which are or may be in a better position to attract more favorable terms from our partners than us. This may place our current and future offerings at a disadvantage and may enable our competitors to offer a superior loan product with improved economics. Many of our current or potential competitors have significantly more resources, such as financial, technical, and marketing resources, than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our competitors may also have longer operating histories, lower commercial financing costs or costs of capital, more extensive borrower bases, more diversified products and borrower bases, operational efficiencies, more versatile or extensive technology platforms, greater brand recognition and brand loyalty, broader borrower and partner relationships, more extensive and/or more diversified loan funding investor bases than we have, and more extensive product and service offerings than we have.

While we face the risk and challenges of our financing and lending partners developing similarly placed lending platforms of their own, rendering our offerings obsolete, we are currently reliant on a limited set of banks, and non-bank lenders which function and operate in a highly consolidated industry which has been subject to defaults in the past due to severe downturns in the market conditions and larger macro-economic swings and interest rate hikes due to cyclical monetary policies of the U.S. Federal Reserve, and other central banks globally.

We, thus, face competition in areas such as compliance capabilities, commercial financing terms and costs of capital, interest rates and fees (and other financing terms) available to consumers from our lending partners, approval rates, model efficiency, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, borrower experience, brand and reputation, and terms available to our loan funding investor base.

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We believe there are four categories of competitors, and we think they are worthy opponents, but that if we execute our plan, we can win the market and that our competitive advantages give us more than an edge.

Commercial Mortgage Brokers

The primary incumbents are large commercial mortgage broker businesses like Meridian Capital Group, Eastern Union Funding, and debt brokerage divisions of JLL, Cushman & Wakefield, and Marcus & Millichap. Although we do not consider them to be direct threats now as they are generally focused on larger loans and moving down market is difficult, we do believe that they or a similar company could choose to acquire a technology competitor and fund them, or they could choose to incubate a disruptive technology or division. We also think they will be our competition as we scale into intuitional transactions fueled by success in the small balance and middle-market space.

Commercial Mortgage Lenders

Our goal is to empower commercial mortgage lenders by providing a turn-key digital solution for them, and in this capacity, we believe this is more of an opportunity to partner instead of competing. However, lenders like Berkadia have built a small balance multifamily tool (Multifi), Walker & Dunlop purchased TapCap, and Arbor Realty Trust built “Alex.” We think these initiatives validate our market and we do not consider them direct competitors because we aim to disintermediate commercial real estate finance at scale, and these lenders can only address small segments of the market (in the cases above, these are agency multifamily loans between $1 million and $7 million). We also believe that if they try to compete with us on digital client acquisitions, they will have poor outcomes because they will only be able to convert a very tiny fraction of the large swaths of loan requests, they may be able to generate. Because we have a true marketplace that allows for digital matching, an online loan inquiry is much more valuable to us than it is to a niche lender (like a Fannie Mae multifamily agency lender).

Bankers at traditional banks and credit unions can also be considered competitors as they control a large portion of the direct-to-borrower business in the lower-middle and small-balance markets. We aim to move borrowers into our platform and for our service and technology to identify the right banker.

Technology Startups

Several technology start-ups are aiming to use technology to enhance commercial mortgage financing. Two of those competitors are Lev and Stacksource. We believe we are unique due to our organic online presence relative to our competitors, helping us generate significant deal flow and distribution without having to pay third-party vendors or heavily compensated salespeople in a broker-focused business model (which is the primary model and mechanism for sales and lead generation currently employed by most of the competitors we know of to the best of our knowledge). We believe our software to be best-in-class. We provide an optimized user experience with a beautiful user interface and an ability to quickly qualify loan opportunities for borrowers, matching them with the right Capital Markets Advisors, and in turn, the right lenders, in a lower friction process with fewer touchpoints. Further, we, over a period of time, aim to aggregate sufficient data to empower us to build upon our matching and sourcing algorithms with machine learning and artificial intelligence. We are currently processing more than two billion dollars in multifamily, commercial real estate, and small business loan financing applications per month, and intend to expand with new features to service both our borrower and lender clients.

Adjacent Technology Companies

Companies including, but not limited to, LendingTree, Upstart, Better, and NerdWallet are mature and maturing technology companies that focus on consumer, residential, and small business finance, are (visa vi small business loans) or, can become competitors. They have robust networks, customer acquisition strategies, balance sheets, and technology know-how that they could leverage to enter the commercial real estate and multifamily finance space. We think this is difficult as they would be moving from high volume/low ticket transactions to low volume/high tech transactions, in what can be a significantly more complex and nuanced transaction. Ultimately, we believe that companies like these (as well as Lenders and Brokers) may want to try to acquire us one day.

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Competitive Advantages

Top of funnel

A material part of what we believe to be our competitive advantage is our ability to attract users to our many websites where they can apply for commercial real estate financing (and now small business financing), and through our marketplace be connected to one of our lenders. We refer to these websites as our top of funnel. We believe that we are unique in an industry that is dominated by an “old way” of doing things and that our focus is on delivering value to borrowers first, then to our lenders, with our growth being a by-product of that value. We start by providing transparent education in an opaque market and believe our deeply valuable and well-organized content is a material competitive advantage. Instead of focusing on building one website that covers everything, we have multiple websites focused on educating and empowering commercial property owners, operators, and developers (and now small business owners) in very specific categories, sites such as https://multifamily.loans, which is focused solely on multifamily financing, and https://cmbs.loans, which is focused on commercial mortgage backed securities, or CMBS financing, (a type of commercial mortgage financing involving securitizing pools of commercial property loans). This drill-down allows us to provide the deepest amount of educational value on a specific topic, isolate content marketing risks (i.e., if one of our websites loses its ranking it does not affect our network), risk and build our brand by having it associated with multiple helpful data and information repositories. We have proven this formula by using it to launch nine websites, most of which rank on the first page of Google search results when searching for certain terms related to commercial real estate. We believe we have a repeatable formula that we can use to continue to launch commercial property and business financing websites, covering a range of both targeted and broad topics from commercial mortgages to FHA insured multifamily loans, to continue to grow our presence online. Having such a powerful top-of-funnel demand generation platform is a major factor in our structural cost advantage.

Structural Cost

We believe that as a marketplace that aggregates demand and supply digitally, three primary components that give us a structural cost advantage:

1.	We generate demand digitally and do not have to pay huge salaries or commissions to brokers. The incumbent model is for brokers to “elephant hunt” and get paid huge commissions to line up big deals. We do not have to do that.

2.	We transact digitally, and with our platform and powerful matching engine, we are able to make internal individual contributors significantly more productive than they can be in a traditional environment.

3.	We can transact within a wider range of geographies, property types, borrower profiles, and loan amounts than our competitors, meaning we do not have to alienate cohorts of borrowers, allowing us to monetize more of what comes through our platform.

We believe our structural cost advantage is not just over incumbents but also over tech competitors as well. Most competitors charge borrowers a fixed 1% fee and then rely on an army of high-commission commercial mortgage brokers to find business and earn big commissions. Those brokers are inherently incentivized to do two things: (1) very big loans and (2) close quickly. Those misalignments leave an entire market of loans under $5 million (and even more fractured, loans under $2 million), totally alienated. It also means that a traditional broker’s incentives (to no fault of their own) are to seek the fastest path to closing, and they may push inferior deals just to get something done or choose to transact only with the few lenders they have a relationship with. We cannot transact with a traditional broker because our borrowers find us through a network of education-centric sites and digital marketing. Taking that and our powerful marketplace into account, we operate at software margins, not commercial mortgage banker margins, and we do not have to maintain a balance sheet or share risk as we scale.

Network Effect

We think this cannot be emphasized enough. We benefit from network effects in a traditional two-sided marketplace. Every borrower that joins the platform makes it more attractive for the lenders, so more lenders join, which makes it more attractive to borrowers. This is a truly virtuous cycle as competitive and aligned lenders gain access to new borrowers and loans, they never would have had the opportunity to bid for before, and borrowers gain access to more options and variations of options in an industry that does not have the benefits of homogeneous features of traditional residential home loans.

Data & AI

As borrowers and lenders join our platform and engage, we are accumulating a first-party data set and interpretations that give us what we believe is a competitive advantage that we can use to optimize conversions, matching algorithms, borrower experiences, and more. We believe in the future, we will be able to leverage AI to provide predictive data on market trends, valuations, enhanced underwriting, and more.

Intellectual Property

We protect our intellectual property through a combination of patents, trademarks, domain names, copyrights and trade secrets, as well as through contractual provisions.

Patents

As of the date of this prospectus, we have filed one patent application with the U.S. Patent and Trademark Office related to our systems for simultaneous content updates to multiple websites and web-enables forms. On July 20, 2021, we filed a provisional patent application with the U.S. Patent Trademark Office for “System for Simultaneous Content Updates to Multiple Websites and Web-Enabled Forms,” (Serial No. 63,223,843W). We may file additional patent applications or pursue additional patent protection in the future to the extent we believe it will be beneficial.

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A provisional application is a patent application, which establishes an official United States patent application filing date for the invention and permits the term “Patent Pending” to be applied in connection with the invention. A foreign application may claim priority to a provisional application. A provisional application automatically becomes abandoned when its pendency expires 12 months after the provisional application filing date by operation of law. This one-year window is commonly referred to as a pendency period and cannot be extended. Therefore, applicants must file a nonprovisional application claiming the benefit of the earlier provisional application filing date in the USPTO before the provisional application pendency period expires to preserve any benefit from the provisional application filing. However, a nonprovisional application that was filed more than 12 months after the filing date of the provisional application, but within 14 months after the filing date of the provisional application, may have the benefit of the provisional application restored by filing a grantable petition (including a statement that the delay in filing the nonprovisional application was unintentional and the required petition fee) to restore the benefit under 37 CFR 1.78. Upon conversion, the application is then published (i.e., 18 months after the filing date) and examined by the patent office. A nonprovisional application is examined by a patent examiner and may be issued as a patent if all the requirements for patentability are met. The provisional patent application expires if it is not converted to a non-provisional application and/or PCT application.

To maintain patent protections, an applicant needs to file a non-provisional patent application before the pendency period has ended. An applicant can claim patent protection in two ways. The first way is for the applicant to file a non-provisional patent application and claim the filing date of the provisional patent application. The second way is for an applicant to petition the USPTO that the applicant’s provisional patent application be converted to a full patent. While either option will convert your provisional patent application to a non-provisional application, the length of the patent will differ. A nonprovisional patent is for 20 years, however, the term of a patent issuing from a nonprovisional application resulting from the conversion of a provisional application will be measured from the original filing date of the provisional application for a total of 20 years, whereas the filing of a provisional application first, and then filing a corresponding nonprovisional application that references the provisional application within the 12-month provisional application pendency period, a patent term endpoint may be extended by as much as 12 months for a total of 21 years.

Trademarks

We have trademark rights in our name, our logo and other brand indicia, and have trademark registrations for select marks in the United States. On September 14, 2021, we received a trademark registration of its trademark or brand name “Janover Ventures.” We will pursue additional trademark registrations to the extent we believe it will be beneficial. We also have registered domain names for websites that we use in our business. We may be subject to third-party claims from time to time with respect to our intellectual property.

Additionally, we rely upon unpatented trade secrets and confidential know-how and continuing technological innovation to develop and maintain our competitive position. We also enter into confidentiality and intellectual property rights agreements with our employees, consultants, contractors and business partners. Under such agreements, our employees, consultants and contractors are subject to invention assignment provisions designed to protect our proprietary information and ensure our ownership of intellectual property developed pursuant to such agreements.

For additional information about our intellectual property and associated risks, see the section titled “Risk Factors—Risks Related To Our Intellectual Property And Platform Development.”

Governmental/Regulatory Approval and Compliance

To the knowledge of the Company, the Company is not required to obtain any government or agency approvals for its current or planned operations. However, the Company, its operations, results of operations and financial condition could be adversely affected by new laws or regulations or by changes in existing laws or regulations, or the application thereof. If we fail to comply with laws and regulations applicable to the U.S., or make incorrect determinations in complex tax regimes, we may incur significant financial penalties.

Seasonality

The commercial real estate market tends to be seasonal in nature, with the first and fourth fiscal quarters being more active than the second and third fiscal quarters. Such fluctuations have to be considered by investors since quarterly results may not be indicative of the Company’s fiscal year results.

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Litigation

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Employees

As of the date of this prospectus, we had 28 employees, of which 16 were full-time employes, including Blake Janover, our Chief Executive Officer and Chairman. We also engage independent contractors to provide services to the Company, on an as-needed basis.

We believe that one of our biggest advantages that deserves recognition is our culture. We have cultivated a group of high-performing culturally and cognitively diverse personnel from all over the globe who work together aiming at a common cause that we are all excited about. We are very proud to have been recognized by Inc Magazine as Inc Best Workplaces of 2021 in two categories.

Property

We do not own any real property. Our executive offices are located at 6401 Congress Avenue, Suite 250, Boca Raton, Florida, 33487. We lease our office space from a third party under a lease agreement that commenced on April 1, 2022, and expires on March 31, 2025, with a monthly base rent ranging from approximately $4,000 to $4,700.

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MANAGEMENT

Directors and Executive Officers

The following sets forth information on our executive officers, directors, and director nominees as of the date of this prospectus.

Name	Age	Position
Blake E. Janover	40	Chief Executive Officer, President, and Chairman of the Board (Principal Executive Officer)
Patrick Stinus	40	Interim Chief Financial Officer (CFO) and Senior Vice President (SVP) (Principal Financial Officer/Principal Accounting Officer)
William Caragol	56	Independent Director Nominee (1)
Samuel Haskell	45	Independent Director Nominee (1)
Marcelo Lemos	67	Independent Director Nominee (1)
Ned L. Siegel	71	Independent Director Nominee (1)

(1)	To be appointed to our board of directors effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part.

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Executive Officers and Directors

Blake E. Janover is the Founder and Chief Executive Officer, President and Chairman of the Board of Janover Inc. Mr. Janover currently has more than 15 years of experience as an entrepreneur and a history of running multiple businesses relating to multifamily and commercial property finance, business financing, real estate, technology, consulting, and management and marketing services. Before founding the Company in November 2018, from 2004 to 2019, Mr. Janover served as a consultant on various real estate projects, such as multifamily and commercial real estate finance projects, as well as a partner in a large apartment development in Miami. Having overseen underwriting, origination, and advisory on commercial, multifamily, and residential real estate loans, Blake Janover is uniquely suited to operate Janover. His first business was a mortgage brokerage that later became a correspondent lender, then a direct lender operating in the residential and commercial real estate space in the last cycle.

Mr. Janover is an Official Member of the Forbes Real Estate Council, an On Deck Proptech and Scale Fellow, and participated in Harvard Business School’s inaugural executive education program Leveraging Fintech to Grow and Compete. He is currently enrolled in Harvard Business School’s Owner/President Management Program (OPM) 60 cohort (expecting to achieve alumni status in November 2023), and he is an Entrepreneur in Residence at Florida Atlantic University. Mr. Janover has employed hundreds of people globally and brings all his expertise as the leader of Janover Inc. Mr. Janover’s vast experience qualifies him to serve as the Chairman of the Board of Directors.

Patrick Stinus has served as our Senior Vice President (SVP) and Interim Chief Financial Officer since May 2022. Prior to joining Janover, Mr. Stinus was the VP of Finance for Launch Potato from April 2019 to December 2020, where his role included responsibility for leading the finance function and reporting directly to the Chief Executive Officer. Prior to Launch Potato, Mr. Stinus was the Co-Founder of a tech start-up called Rooster from October 2014 to December 2018 that built a Marketplace that connected personal service providers in the health and wellness space with clients. His responsibilities included overseeing the finances, fundraising, product development, and UX design. Mr. Stinus began his career in GE’s world-renown finance leadership programs, first with the Financial Management Program (FMP) and then with the Corporate Audit Staff. In the FMP program, he held a variety of finance jobs in commercial finance, treasury, financial planning and analysis, and manufacturing finance, and with the corporate audit staff, his work focused on controls-based auditing, regulatory compliance audits, and mergers and acquisitions. Mr. Stinus graduated with a B.S. in Finance from Northeastern University. With two decades of corporate finance as well as entrepreneurial experience, Mr. Stinus is uniquely qualified to lead our finance department.

Director Nominees

William Caragol is a director nominee. Mr. Caragol is the Chief Financial Officer of Mainz Biomed, N.V. (NASDAQ: MYNZ) since July of 2021. From 2018 to the present, Mr. Caragol has also been Managing Director of Quidem LLC, a corporate advisory firm. Since 2015, Mr. Caragol has been Chairman of the Board of Thermomedics, Inc., a medical diagnostic equipment company. Mr. Caragol, since July 2021, is also on the Board of Directors of Worksport Ltd. (Nasdaq: WKSP), an emerging company in the electric vehicle and alternative energy sector. From 2012 to 2018. Mr. Caragol was Chairman and CEO of PositiveID, a holding company that was publicly traded that had a portfolio of products in the fields of bio-detection systems, molecular diagnostics, and diabetes management products. Mr. Caragol earned a B.S. in business administration and accounting from Washington and Lee University and is a member of the American Institute of Certified Public Accountants.

We believe that Mr. Caragol’s vast experience as a member of severally publicly traded companies’ board of directors, his education, and professional credentials qualify him to serve as a member of the Company’s Board of Directors.

Samuel Haskell is a director nominee. Mr. Haskell has been a Managing Member of Colarion LLC since 2016, an investment advisory and fund manager focused on the financial sector based in Birmingham, Alabama. He is also Chief Investment Officer of JHH Wealth, an SEC-registered investment advisory in Charlotte, North Carolina. Sam began following the financial sector within Morgan Stanley’s equity research group in 2001. He helped found the Financial Institutions Capital Markets Group at Sterne Agee, a regional broker, focusing on community bank equities, from 2002 – 2014. In addition to Colarion, he is a board member at the $500 million-asset CommerceOne Bank of Birmingham, AL. He has an established due diligence network within the banking and fintech community nationwide. Sam is a CFA charter holder and graduate of Princeton University.

The Company believes Mr. Haskell is qualified to serve as a member of the Company’s board of directors because of his years of experience in the public and private financial services sector, particularly among small and community banks. We believe this background will help us continue to better understand and serve this critical component of our marketplace.

Marcelo Lemos is a director nominee. Mr. Lemos has an extensive background in information technology, manufacturing, and engineering. Mr. Lemos is the Founder and President of Innovar Consulting Corporation, a consulting firm, founded in 2012, that provides executive coaching, advising, and mission-critical consulting. Also, since August 2018, Mr. Lemos has been Group Chair for Vistage Florida leading a Chief Executive peer group in the Miami/Fort Lauderdale area. Mr. Lemos has held positions such as senior executive, and member of the board of directors in a broad range of companies, from Fortune 500 entities (Dassault Systemes, PA: DSY), to smaller technology start-ups. Mr. Lemos’s early career started in the field of solid propellant rocket engines, and he eventually became President and board member of Dassault Systemes Americas, leading a team of over 1,000 engineers. Mr. Lemos holds a Bachelor of Science in Aeronautical Engineering and a Master of Business Administration, and has completed UCLA’s Anderson School of Management Executive Advanced Management Program on International Business. We believe Mr. Lemos to be an excellent candidate because of his extensive experience in building and scaling engineering teams across the Americas. Mr. Lemos’ experience in interfacing with government agencies and operating large technology teams will be invaluable to the Company as we continue to execute on our technology roadmap.

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We believe Mr. Lemos is qualified to serve as a member of the Company’s board of directors because of his extensive experience in building and scaling engineering teams across the Americas. Mr. Lemos’ experience in interfacing with government agencies and operating large technology teams will be invaluable to the Company as we continue to execute on our technology roadmap.

Ambassador Ned L. Siegel is a director nominee. Ambassador Siegel is the President of The Siegel Group, a multi-disciplined international business management advisory firm he founded in 1997 in Boca Raton, Florida, specializing in real estate, energy, utilities, infrastructure, financial services, oil and gas and cyber and secure technology. Ambassador Siegel has served since 2013 as Of Counsel to the law firm of Wildes & Weinberg, P.C. From October 2007 until January 2009, he served as the United States Ambassador to the Commonwealth of The Bahamas. Prior to his Ambassadorship, in 2006, he served with Ambassador John R. Bolton at the United Nations in New York, as the Senior Advisor to the U.S. Mission and as the United States Representative to the 61st Session of the United Nations General Assembly. From 2003 to 2007, Ambassador Siegel served on the Board of Directors of the Overseas Private Investment Corporation (“OPIC”), which was established to help U.S. businesses invest overseas, fostering economic development in new and emerging markets, complementing the private sector in managing the risk associated with foreign direct investment and supporting U.S. foreign policy. Appointed by Governor Jeb Bush, Ambassador Siegel served as a Member of the Board of Directors of Enterprise Florida, Inc. (“EFI”) from 1999-2004. EFI is the State of Florida’s primary organization promoting statewide economic development through its public-private partnership. Ambassador Siegel presently serves on the Board of Directors of Worksport, Ltd. (Nasdaq: WKSP) and Bannix Acquisition Corp. (Nasdaq: BNIX). He also presently serves on the following Advisory Boards: U.S. Medical Glove Company, Captis Intelligence, Inc. and Maridose, LLC.

Mr. Siegel received a B.A. from the University of Connecticut in 1973 and J.D. from the Dickinson School of Law in 1976. In December 2014, he received an honorary degree of Doctor of Business Administration from the University of South Carolina.

Family Relationships

There are no family relationships among any of our officers, directors, or director nominees.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors, director nominees or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

Currently, our Chief Executive Officer is also the Chairman of our Board of Directors. Our board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our Company. In making this determination, the board considered, among other matters, Mr. Janover’s experience and tenure of having founded our Company in 2018 and believed that Mr. Janover is highly qualified to act as both Chairman and Chief Executive Officer due to his experience and knowledge. Among the benefits of a combined Chief Executive Officer/Chairman considered by the board is that such a structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

Our board of directors oversees that the assets of our Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our Company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risks. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Once the board establishes committees, it is anticipated that much of the work will be delegated to such committees, which will meet regularly and report back to the full board. It is anticipated that the audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, that the compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and that the nominating and corporate governance committee will evaluate the risk associated with management decisions and strategic direction.

Independent Directors

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of this offering.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Messrs. William Caragol, Samuel Haskell, Marcelo Lemos and Ned L. Siegel do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these director nominees is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, or SEC, and the listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director nominee.

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Committees of the Board of Directors

Prior to listing our common stock on the Nasdaq Capital Market, our board intends to establish an audit committee, compensation committee, and a nominating and corporate governance committee, each with a charter to be approved by the board. Upon completion of this offering, we intend to make each committee’s charter available on our website at https://janover.co/.  Until such committees are established, our entire board of directors will undertake the functions that would otherwise be undertaken by the committees. In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to them by our board of directors.

Audit Committee

We expect that William Caragol, Marcelo Lemos and Ned L. Siegel, each of whom will satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and the Nasdaq listing standards, will serve on our audit committee, with Mr. Caragol serving as the chairman. We expect that Mr. Caragol will qualify as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	helping our board of directors oversees our corporate accounting and financial reporting processes,

•	reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures,

•	assisting with the design and implementation of our risk assessment functions,

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements,

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results,

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters,

•	reviewing related person transactions,

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law, and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit committee will operate under a written charter, to be effective upon the closing of this offering, which satisfies the applicable listing standards of Nasdaq.

Compensation Committee

We expect that Marcelo Lemos, William Caragol and Ned L. Siegel, each of whom will satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and the Nasdaq listing standards, will serve on our compensation committee, with Mr. Lemos serving as the chairman. The members of the compensation committee will also be “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

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•	reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers,

•	reviewing and recommending to our board of directors the compensation of our directors,

•	administering our equity incentive plans and other benefit programs,

•	reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management,

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy, and

•	reviewing and evaluating with the chief executive officer the succession plans for our executive officers.

Our compensation committee will operate under a written charter, to be effective upon the closing of this offering, which satisfies the applicable listing standards of the Nasdaq.

Nominating and Corporate Governance Committee

We expect that Ned L. Siegel, Samuel Haskell and Marcelo Lemos, each of whom will satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and the Nasdaq listing standards, will serve on our nominating and corporate governance committee, with Mr. Siegel serving as the chairman. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

Specific responsibilities of our nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our board of directors,

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors,

•	reviewing with our chief executive officer the plans for succession to the offices of our executive officers and making recommendations to our board of directors concerning the selection of appropriate individuals to succeed in these positions,

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters, and

•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

Our nominating and corporate governance committee will operate under a written charter, to be effective upon the closing of this offering, which satisfies the applicable listing standards of the Nasdaq.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Director Compensation

In fiscal 2021 and 2022, we did not provide compensation to our directors for their service.

Independent Director Agreements

On October 11, 2022, the Company entered into a director agreement (the “Director Agreement”) with each William Caragol, Samuel Haskell, Marcelo Lemos and Ned Siegel. Pursuant to the Director Agreement, each director will be appointed as a member of the Board of Directors of the Company commencing at the closing of this offering (the “Effective Date”) until the next annual meeting of the Company’s stockholders or until his earlier resignation, removal or death.

In consideration for serving as a member of the Company’s Board of Directors, each director shall be paid a cash fee of $8,000 per fiscal quarter with the chairmen of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to receive an additional $9,000, $3,500, and $1,500, respectively, each fiscal quarter.

On the Effective Date, the Company will issue Bill Caragol a non-qualified stock option to purchase 100,000 shares of common stock at the offering price per share, which shall vest upon the first anniversary of the date of grant. On the first anniversary date of the Effective Date and each anniversary date of the Effective Date thereafter and for as long as Mr. Caragol serves as a board member, Mr. Caragol will be issued 25,000 restricted stock units under the 2021 Plan or successor equity incentive plan, at the fair market value on the date of grant and vesting on the second anniversary of the grant date.

On the Effective Date, the Company will issue Sam Haskell a non-qualified stock option to purchase 10,000 shares of common stock at the offering price per share, which shall vest upon the first anniversary of the date of grant. On the first anniversary date of the Effective Date and each anniversary date of the Effective Date thereafter and for as long as Mr. Haskell serves as a board member, Mr. Haskell will be issued 10,000 restricted stock units under the 2021 Plan or successor equity incentive plan, at the fair market value on the date of grant and vesting on the second anniversary of the grant date, subject to the terms of the 2021 Plan or successor equity incentive plan.

On the Effective Date, the Company will issue Marcelo Lemos a non-qualified stock option to purchase 50,000 shares of common stock at the offering price per share, which shall vest upon the first anniversary of the date of grant. On the first anniversary date of the Effective Date and each anniversary date of the Effective Date thereafter and for as long as Mr. Lemos serves as a board member, Mr. Lemos will be issued 25,000 restricted stock units under the 2021 Plan or successor equity incentive plan, at the fair market value on the date of grant and vesting on the second anniversary of the grant date.

On the Effective Date, the Company will issue Ned L. Siegel a non-qualified stock option to purchase 20,000 shares of common stock at the offering price per share, which shall vest upon the first anniversary of the date of grant. On the first anniversary date of the Effective Date and each anniversary date of the Effective Date thereafter and for as long as Ned L. Siegel serves as a board member, Mr. Siegel will be issued 10,000 restricted stock units, under the 2021 Plan or successor equity incentive plan, at the fair market value on the date of grant and vesting on the second anniversary of the grant date.

The Company has also agreed to reimburse the directors for reasonable business-related expenses approved by the Company in advance, such approval not to be unreasonably withheld.

A director’s Director Agreement will automatically terminate upon the death of the director or upon his resignation or removal from, or failure to win election or reelection to, the Board. In the event of expiration or termination of a director’s Director Agreement, the director has agreed to return or destroy any materials transferred to the director under the Agreement except as may be necessary to fulfill any outstanding obligations hereunder.

In connection with each Director Agreement, each director has agreed to enter into a Proprietary Information Agreement (the “Proprietary Information Agreement”) pursuant to which the director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any proprietary information received from the Company and only in connection with providing services as a member of the Company’s Board of Directors. However, a director’s disclosure of proprietary information shall not be precluded if such disclosure is (i) in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the director shall first have given the Company notice of the director’s receipt of such order and the Company shall have had an opportunity to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued; (ii) otherwise required by law; or (iii) otherwise necessary to establish rights or enforce obligations under the Proprietary Information Agreement, but only to the extent that any such disclosure is necessary.

The Proprietary Information Agreement shall continue in full force and effect during the term of the Director Agreement. The Proprietary Information Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party. The director’s confidentiality obligations under the Proprietary Information Agreement with respect to proprietary information disclosed prior to the effective date of such termination shall survive 18 months after the termination of the agreement; provided, however, the director’s obligations under the Proprietary Information Agreement for proprietary information constituting “trade secrets” survive the termination of the Proprietary Information Agreement indefinitely.

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Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation, which will be filed and effective immediately following the closing of this offering, and our amended and restated bylaws, which will be adopted and effective immediately prior to the closing of this offering, limit our directors’ liability, and may indemnify our directors and officers to the fullest extent permitted under the Delaware General Corporation Law, or the DGCL, provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.

The DGCL and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with some of our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers (as defined under Item 402(m) of Regulation S-K) during the last two fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock award ($)	Option awards(2) ($)		Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Blake Janover,	2022	$204,048	—	—	—		—	—	$191,647	(1)	$395,686
CEO President (Principal Executive Officer)	2021	$94,615	—	—	—		—	—	$297,766	(2)	$392,381
Patrick Stinus (Senior Vice President (SVP) Interim Chief Financial Officer) (3)	2022	$73,625	—	—	$53,635	(4)	—	—			$127,259
	2021	—	—	—	—		—	—	—		—

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(1)	Consists of (i) $145,959 in management fees paid to Blake Elliot, Inc., an entity wholly owned by Mr. Janover; (ii) $45,688 in tuition fees paid on behalf of Mr. Janover.

(2)	Consists of (i) $186,766 paid to Blake Elliot, Inc., an entity wholly owned by Mr. Janover, in consideration for services rendered by Mr. Janover; (ii) a distribution of $66,500 to Mr. Janover while then the Company was a limited liability company and classified as an S-corporation; and (iii) $45,500 in tuition fees paid on behalf of Mr. Janover.

(3)	Patrick Stinus was appointed the Senior Vice President (SVP) and Interim Chief Financial Officer of the Company in May 2022.

(4)

The determination of the value of option awards is based upon the Black-Scholes Option pricing model, details and assumptions of which are set out in Note 6 to the Company’s financial statements for the year ended December 31, 2022.

Employment Agreements

Blake Janover Employment Agreement

On October 10, 2022, we entered into an employment agreement with Blake Janover pursuant to which Mr. Janover has agreed to serve as the Chief Mr. Janover Officer and Chairman of the Board of Directors of the Company. The term of the Agreement will commence on the closing date of this offering (the “Effective Date”) and shall continue until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the Agreement; provided that, on such second (2nd) anniversary of the Effective Date and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) years (each “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

For services performed by Mr. Janover under the Agreement, Company has agreed to Mr. Janover an annual base salary during the Initial Term at the rate of $375,000 and $475,000 for the subsequent year, subject to the recommendation of the Compensation Committee and approval of the Board (with Mr. Janover recusing himself from such vote) (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee and/or the Board each year, and the Board may, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, the Company shall allow Mr. Janover to earn an incentive bonus equal to fifty percent (50%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion). Also, during the Term, Mr. Janover shall be entitled to receive equity awards either now or in the future, on terms and conditions similar to those applicable to other executive officers of the Company generally, inside or outside of any established equity plan. The amount and terms of the long-term incentive awards awarded to Mr. Janover shall be set by the Compensation Committee in its discretion.

During the Term, if (i) a Change in Control has occurred, Mr. Janover shall be paid a bonus (the “Change in Control Transaction Bonus”), in cash, equal to two (2) times the Base Salary as in effect immediately before such Change in Control. If applicable, the Change in Control Transaction Bonus shall be paid in a lump sum within fifteen (15) days after the consummation of such Change in Control and the following certification by the Board of the occurrence of clauses (i) and (ii) above.

“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	A transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed by the Company with the Securities and Exchange Commission) whereby any “Person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an Mr. Janover benefit plan maintained by the Company or any of its subsidiaries or a “Person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13(d)(3) under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions:

(A)	which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)	after which no Person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no Person or group shall be treated as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Company may terminate the Agreement due to the death or disability. The Company may also terminate the Agreement with or without “Cause.” Mr. Janover may also terminate the Agreement with or without “Good Reason.”

“Cause” means the occurrence of one or more of the following events:

(i)	Mr. Janover’s continued refusal or failure to perform (other than by reason of disability) Mr. Janover’s material duties and responsibilities to Company if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Mr. Janover, or Mr. Janover’s continued refusal or failure to follow any reasonable lawful direction of the Board if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Mr. Janover;

(ii)	willful, grossly negligent or unlawful misconduct by Mr. Janover which causes material harm to Company or its reputation;

(iii)	the Company is directed in writing by regulatory or governmental authorities to terminate the employment of Mr. Janover or Mr. Janover engages in activities that: (i) are not approved or authorized by the Board, and (ii) cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on Company; or

(iv)	a conviction, plea of guilty, or plea of nolo contendere by Mr. Janover, of or with respect to a criminal offense which is a felony or other crime involving dishonesty, disloyalty, fraud, embezzlement, theft, or similar action(s) (including, without limitation, acceptance of bribes, kickbacks or self-dealing), or the material breach of Mr. Janover’s fiduciary duties with respect to Company.

“Good Reason” means, without Mr. Janover’s express written consent: (i) a material reduction in the Base Salary, then in effect, except a material diminution generally affecting all of the members of the Company’s management, (ii) a material reduction in job title, position or responsibility, (iii) a material breach of any term or condition contained in the Agreement, or (iv) a relocation of Mr. Janover’s principal worksite that is more than fifty (50) miles from Mr. Janover’s principal worksite as of the Effective Date. However, none of the foregoing events or conditions will constitute “Good Reason” unless (i) Mr. Janover provides Company with written notice of the existence of Good Reason within ninety (90) days following the occurrence thereof, (ii) Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written notice, and (iii) Mr. Janover resigns Mr. Janover’s employment within thirty (30) days following the expiration of that cure period.

If the Company terminates the Agreement for Cause, Mr. Janover will receive Mr. Janover’s earned but unpaid Base Salary and unreimbursed expenses. Except as provided herein, Company will have no further obligation to Mr. Janover upon the termination of Mr. Janover’s employment.

In the event of a termination of Mr. Janover’s employment without Cause, in addition to the Final Compensation, Mr. Janover shall receive:

(1)	continuation of the Base Salary, at the rate in effect as of the date immediately preceding the date of termination, until the earlier of: (x) the Term end date and (y) the first anniversary of the date of termination (provided, however, if the date of termination is after the first anniversary of the Effective Date, the period pursuant to this subsection shall be eighteen (18) months after the date of termination);

(2)	if the date of termination occurs after the end of a calendar year but prior to the date on which a Bonus under the Agreement, the Bonus; and

(3)	payment of a pro-rata portion of the amount of the Bonus for the year in which termination occurs that would have been payable based on actual performance determined under the terms of the Bonus as then in effect for such year.

If Mr. Janover terminates the Agreement other than for Good Reason, Mr. Janover will receive Mr. Janover’s earned but unpaid Base Salary and unreimbursed expenses.

If a Change in Control occurs, and on, or at any time during the 24 months following, the Change in Control, (i) the Company terminates Mr. Janover’s employment for any reason other than Cause or disability, or (ii) Mr. Janover terminates Mr. Janover’s employment for Good Reason, Mr. Janover shall be entitled to the following benefits:

(1)	A severance equal to two times the sum of Mr. Janover’s Base Salary and Bonus (the full, non-prorated Bonus for the year of termination assuming attainment of the targeted performance goals at the 100% payout level).

(2)	Mr. Janover also shall be entitled to receive any and all vested benefits accrued under any other incentive plans to the date of termination of employment, the amount, entitlement to, form, and time of payment of such benefits to be determined by the terms of such incentive plans. For purposes of calculating Mr. Janover’s benefits under the incentive plans, Mr. Janover’s employment shall be deemed to have terminated under circumstances that have the most favorable result for Mr. Janover under the applicable incentive plan.

(3)	If, upon the date of termination of Mr. Janover’s employment, Mr. Janover holds any awards with respect to securities of the Company, (i) all such awards that are options shall immediately become vested and exercisable upon such date and shall be exercisable thereafter until the earlier of the third (3rd) year anniversary of Mr. Janover’s termination of employment or the expiration of the full term of the options; (ii) all restrictions on any such awards of restricted stock, restricted stock units or other awards shall terminate or lapse, and all such awards of restricted stock, restricted stock units or other awards shall be vested and payable; and (iii) all performance goals applicable to any such performance-based awards that are “in cycle” (i.e., the performance period is not yet complete) shall be deemed satisfied at the “target” level (assuming 100% payout), and (iv) all such awards shall be paid in accordance with the terms of the applicable award agreement.

Equity Compensation

Our executive officers may be granted options or other equity awards under our 2021 Equity Incentive Plan to purchase shares of our common stock from time to time as approved by our board of directors. There were no equity awards granted to our named executive officers in the fiscal year ended December 31, 2022.

Employee Benefits and Perquisites

Our executive officers are entitled to reimbursement for all expenses reasonably incurred in connection with the performance of their duties as executive officers of the Company.

Retirement Plans

We do not offer retirement plans to our executive officers.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. Our board of directors or an authorized committee thereof is responsible for approving equity grants.

Following the completion of this offering, we may grant additional equity awards to our executive officers pursuant to our 2021 Plan, the terms of which are described below under “—Employee Benefit Plans—2021 Equity Incentive Plan.”

Outstanding Equity Awards at Fiscal Year-End

Name	Option awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Blake Janover – CEO (PEO)	—	—	—	—	—
Patrick Stinus – SVP and Interim CFO (1)	4,888	—	9,775	$3.41	5/23/32

(1)	On May 23, 2022, we granted Patrick Stinus, our Senior Vice President and Interim Chief Financial Officer, an incentive stock option to purchase 14,663 shares of common stock issuable for $3.41, subject to adjustment for reverse stock splits, recapitalizations, etc. The options vest in three equal yearly one-third installments commencing on May 23, 2023, and may be terminated pursuant to the 2021 Plan.

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Director Compensation

In fiscal 2022, we did not provide compensation to our directors for their service. We do not have any compensation arrangements or agreements with any of our directors or director nominees other than the agreements described below.

•

On November 10, 2021, we entered into an Advisory Board Agreement with Marcelo Lemos, a director nominee. Pursuant to the agreement, Mr. Lemos has agreed to serve as an advisor to the board of directors of the Company. In consideration for services rendered, the Company granted Mr. Lemos non-qualified stock options exercisable for 29,326 shares of common stock for $6.14 per share, from the date of grant to the tenth anniversary of such date, provided, however, that upon the termination of the agreement, the options shall terminate 90 days after such termination. In addition to the options, the Company shall reimburse Mr. Lemos for all out-of-pocket expenses reasonably incurred by him on behalf or in connection with the provided services under the agreement, subject to the Company’s prior approval. The agreement may be terminated by either party upon three days’ written notice.

•	On November 10, 2021, the Company granted Marcelo Lemos, a director nominee, non-qualified stock options exercisable for 17,595 shares of common stock for $0.07 per share from the date of grant to the tenth anniversary of such date, in consideration for consulting services rendered.

•	In 2022 and 2021, we paid Innovar Consulting Corporation, a consulting firm, wholly owned by Mr. Marcelo Lemos, a director nominee, $18,000 and $14,400, respectively, in consideration for consulting services rendered.

•	On November 10, 2021, we entered into an Advisory Board Agreement with Samuel Haskell, a director nominee. In consideration for services rendered, the Company granted Mr. Haskell a non-qualified stock option for 14,663 shares of common stock for $0.68 per share from the date of grant to the tenth anniversary of such date, provided, however, that upon the termination of the agreement, the option shall terminate 90 days after such termination. The remaining terms of Mr. Haskell’s agreement are the same as the terms of the Company agreement with Mr. Lemos described above.

Equity Benefit Plans

The principal features of our equity plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to the registration statement of which this prospectus is a part.

Equity Incentive Plan 2021

On November 1, 2021, the Board of Directors and the stockholders of the Company adopted the Janover Inc. 2021 Equity Incentive Plan (the “2021 Plan”), effective as of November 1, 2021. The 2021 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2021 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in the value of our common stock. The Board will administer the 2021 Plan until the Compensation Committee is established. The Board has reserved 659,824 shares of common stock issuable upon the grant of awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Board or Committee, as the case may be, shall cause an equitable adjustment to be made (i) in the number and kind of shares of common stock that may be delivered under the 2021 Plan, (ii) in the individual limitations set forth in the 2021 Plan and (iii) with respect to outstanding awards, in the number and kind of shares of common stock subject to outstanding awards, the exercise price, grant price or other prices of shares of common stock subject to outstanding awards, any performance conditions relating to shares of common stock, the market price of shares of common stock, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Board or Committee, as the case may be, may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. Adjustments made by the Board or Committee, as the case may be, shall be final, binding and conclusive.

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CURRENT RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2021 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received in arm’s-length transactions.

Transactions with Significant Stockholders

Our Founder and CEO, Blake Janover currently beneficially owns 93.77% of our outstanding common stock, and 100% of our Series A Preferred Stock.

Prior to the Company’s conversion from a Florida limited liability to a Delaware corporation in March 2021, our founder and Chief Executive Officer had control over 100% of the outstanding units and membership interests of the Company and accounted for all contributions and distributions within members’ deficit. Upon the conversion, the founder and Chief Executive Officer’s outstanding units were converted into Class B common shares. In March 2022, the Company restated its Certificate of Incorporation to authorize 110,000,000 shares, consisting of 10,000,000 shares of preferred stock and 100,000,000 shares of common stock, both with a par value of $0.00001 per share. Upon the filing of the Amended and Restated Certification of Incorporation, each share of the Company’s Class A common stock was exchanged for one share of common stock and all 45,000,000 shares of the Company’s Class B common stock were exchanged for 6,610,642 shares of common stock and 10,000 shares of Series A Preferred Stock. All of the shares of Series A Preferred Stock are owned by Mr. Blake Janover.

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During the three months ended March 31, 2023 and year ended December 31, 2022, the Company paid $57,499 and $185,766, respectively, to Blake Elliot, Inc., an entity wholly owned by Mr. Janover, for consideration of services rendered by Mr. Janover. The amounts are included in general and administrative expenses in the statements of operations.

On November 10, 2021, we entered into an Advisory Board Agreement with Marcelo Lemos, a director nominee. Pursuant to the agreement, Mr. Lemos has agreed to serve as an advisor to the board of directors of the Company. In consideration for services rendered, the Company granted Mr. Lemos non-qualified stock options exercisable for 29,326 shares of common stock for $6.14 per share from the date of grant to the tenth anniversary of such date, provided, however, that upon the termination of the agreement, the options shall terminate 90 days after such termination. In addition to this option, the Company shall reimburse Mr. Lemos for all out-of-pocket expenses reasonably incurred by him on behalf or in connection with the provided services under the agreement, subject to the Company’s prior approval. The agreement may be terminated by either party upon three days’ written notice. The Black-Scholes valuation of the options are $2.05 per share (post-split), or a total of $59,620.

On November 10, 2021, the Company granted Marcelo Lemos, a director nominee, non-qualified stock options exercisable for 17,595 shares of common stock for $0.07 per share from the date of grant to the tenth anniversary of such date, in consideration for consulting services rendered. The Black-Scholes valuation of the options is $6.14 per share, or a total of $107,629.

In 2022 and 2021, we paid Innovar Consulting Corporation, a consulting firm, wholly owned by Mr. Marcelo Lemos, a director nominee, $14,400 and $3,870, respectively, in consideration for consulting services rendered.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with the discretion to indemnify our employees and other agents when determined appropriate by the board.

In addition, we intend to enter into an indemnification agreement (“Indemnification Agreement”) with each of our directors at the closing of this offering pursuant to which we shall indemnify our officers and directors (an “Indemnitee”) to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director officer of the Company, or any subsidiary of the Company, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise or made by a third party against Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under the Indemnification Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than ten (10) days after written demand by Indemnitee therefor is presented to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Transactions with Related Persons

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000 or 1% of the average of our total assets as of the end of our last two completed fiscal years, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, and whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction and the extent of the related person’s interest in the transaction.

All of the transactions described in this section were entered into prior to the adoption of this policy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock for (i) each of our named executive officers and directors, (ii) all of our named executive officers and directors as a group, and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. The following table assumes that the underwriters have not exercised the over-allotment option.

The column entitled “Percentage of Shares Beneficially Owned—Before Offering” is calculated based on shares of common stock outstanding as of June 29, 2023. The column entitled “Percentage of Shares Beneficially Owned—After Offering” is based on shares of our common stock to be outstanding after this offering, including the 1,250,000 shares of our common stock that we are selling in this offering and aggregate of 1,572,998 shares of common stock being issued upon the closing of this offering, consisting of: (i) 74,851 shares of common stock upon the automatic conversion of $176,326 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2020 and February 2021 (the “2020/2021 SAFEs”); (ii) 89,375 shares of common stock upon the automatic conversion of $286,000 of Simple Agreements for Future Equity (SAFEs) issued by the Company in August 2022 (the “2022 SAFEs”); (iii) 571,848 shares of common stock to be issued at the closing of this offering to certain employees and advisors of the Company in consideration for services rendered; (iv) 500,000 shares of common stock upon the automatic conversion of 1,000 shares of Series B Preferred Stock (based on a $4.00 offering price per share in this offering); and (v) 336,924 shares of common stock that will be issued to certain of the selling stockholders upon the exercise of their currently outstanding options upon the closing of this offering, and offered by the selling stockholders pursuant to the Resale Prospectus.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons have the right to acquire within sixty (60) days of June 29, 2023 are deemed to be outstanding for such person, but not deemed to be outstanding to compute the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person. The share ownership numbers after the offering for the beneficial owners indicated below exclude any potential purchases that may be made by such persons in this offering.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Janover Inc., 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487.

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	Before the Offering									After the Offering
	Common Stock			Series A Preferred Stock			Series B Preferred Stock			Common Stock			Series A Preferred Stock
Name of Beneficial Owner	Amount		% (1)	Amount		% (2)	Amount		% (3)	Shares		% (4)	Amount		% (2)	Voting Power
Officers and Directors
Blake Janover, Chairman and Chief Executive Officer	5,829,042		82.43%	10,000	(5)	100%				5,829,042		58.91%	10,000	(5)	100%	96.3%
Patrick Stinus, Senior Vice President (SVP) and Interim Chief Financial Officer	4,888	(6)	*	—		—				4,888	(6)	*	—		—	—
William Caragol, Director Nominee	—		—	—		—				—		—	—		—	—
Samuel Haskell, Director Nominee	14,663	(7)	*	—		—				14,663	(7)	*	—		—	—
Marcelo Lemos, Director Nominee	46,921	(8)	*							46,921	(8)	*	—		—	—
Ned L. Siegel, Director Nominee	—		—	—		—				—		—	—		—	—
All executive officers and directors (6 persons)	5,891,596		82.53%	10,000		100%				5,891,596		59.14%	10,000		100%	96.3%

5% or more shareholders
Sachem Capital Corp.(9)	--		--	--		--	100,000	(10)	100%	500,000	(11)	5.05%	--		--

 *Less than 1%

(1)	Based on 7,064,008 shares of Common Stock outstanding as of June 29, 2023, assuming a 1-for-6.82 reverse stock split to be implemented concurrently with the effective date of the registration statement of which this prospectus is a part and before the closing of this offering.

(2)	Based on 10,000 shares of Series A Preferred Stock outstanding as of June 29, 2023. Each share of Series A Preferred Stock is entitled to 10,000 votes per share on all matters entitled to be voted upon by the common stock unless otherwise prohibited by law.

(3)	Based on 1,000 shares of Series B Preferred Stock outstanding as of June 29, 2023. Upon the consummation of the offering, the 1,000 shares of Series B Preferred Stock will automatically be converted into 500,000 shares of common stock, based on a $4.00 offering price per share.

(4)	Based on 9,887,006 shares of common stock to be outstanding upon the consummation of this offering, assuming the over-allotment Option is not exercised.

(5)	Each share of Series A Preferred Stock is entitled to 10,000 votes per share on all matters entitled to be voted upon by the common stock, unless otherwise prohibited by law.

(6)	Consists of 4,888 shares of common stock issuable upon the exercise of currently vested incentive stock options granted to Mr. Stinus under the Company’s 2021 Plan on May 23, 2022 for $3.41 per share.

(7)	Consists of 14,663 shares of common stock issuable pursuant to a non-qualified stock option granted to Mr. Haskell under the Company’s 2021 Plan on November 10, 2021 for $0.68 per share, subject to adjustment pursuant to the 2021 Plan. The option fully vested upon grant.

(8)	Consists of (i) 17,595 shares of common stock issuable pursuant to a non-qualified stock option granted to Mr. Lemos under the Company’s 2021 Plan on November 10, 2021 for $0.07 per share, subject to adjustment pursuant to the 2021 Plan; and (ii) 29,326 shares of common stock issuable pursuant to a non-qualified stock option granted to Mr. Lemos under the Company’s 2021 Plan on November 10, 2021 for $6.14 per share, subject to adjustment pursuant to the 2021 Plan. The options fully vested upon grant.

(9)	John Villano has voting and dispositive control over the shares held by Sachem Capital Corp. The business address for Sachem Capital Corp. is 568 East Main Street, Branford, CT 06405.

(10)	The Series B Preferred Stock does not have any voting rights on matters entitled to be voted upon by the common stock.

(11)	Consists of 500,000 shares of common stock issuable upon the automatic conversion of the 1,000 shares of Series B Preferred Stock held by Sachem Capital Corp. upon the consummation of this offering, based on a $4.00 offering price per share.

Change In Control

We do not currently have any arrangements which if consummated may result in a change of control of the Company. However, Blake Janover, the Company’s Chief Executive Officer and Chairman, currently owns 10,000 shares of our Series A Preferred Stock, representing 100% of the outstanding shares of Series A Preferred Stock. Generally, the Series A Preferred Stock votes together with the common stock unless otherwise prohibited by law, and is entitled to 10,000 votes per share. Mr. Janover’s ownership of Series A Preferred Stock as well as his ownership of our common stock will provide him with approximately 96.3% of the voting power of the Company’s outstanding voting securities after the completion of this offering. As a result, Mr. Janover will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Janover will have the ability to control the management and affairs of the Company as a result of his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Janover sells his Series A Preferred Stock at any time or controls the Company at the time of his death, control would be transferred the purchaser or group of purchasers or a person or entity that he designates as his successor. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive stockholder of an opportunity to receive a premium for your common stock as part of a sale, and might ultimately affect the trading price of our common stock.

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DESCRIPTION OF SECURITIES

The description below of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation that will be filed and effective immediately following the closing of this offering and the amended and restated bylaws that will be adopted and effective immediately prior to the closing of this offering, which are filed as exhibits to the registration statement of which this prospectus is part. You should read the provisions of our certificate of incorporation, certificate of designations and our bylaws as currently in effect for provisions that may be important to you.

General

The Company was originally formed as a limited liability company in the State of Florida on November 28, 2018. On March 9, 2021, the Company was converted into a corporation in the State of Delaware with an authorized capitalization of 65,000,000 shares of Class A common stock and 45,000,000 Class B common stock. Effective January 3, 2022, the Company amended and restated its certificate of incorporation to provide for an authorized capitalization of 100,000,000 shares of common stock, $0.00001 par value, and 10,000,000 shares of “blank check” preferred stock, $0.00001 per share. Further, on January 3, 2022, the Company filed a Certificate of Designation with the Delaware Secretary of State therein designating 100,000 of our “blank check” Preferred Stock as Series A Preferred Stock, par value $0.00001 per share (the “Series A Certificate of Designation”).

Pursuant to the amended and restated certificate of incorporation of the Company, upon the effectiveness of the amended and restated certificate of incorporation of the Company on January 3, 2022, each outstanding share of Class A common stock was automatically converted into one share of common stock and the 45,000,000 outstanding shares of Class B common stock, all of which were held by Mr. Blake Janover, our Chief Executive Officer and Chairman, were automatically converted into an aggregate of 10,000 shares of Series A Preferred Stock.

On April 14, 2023, the Company filed a Certificate of Designation with the Delaware Secretary of State therein designating a series of preferred stock as Series B Preferred Stock, par value $0.0001 per share (the “Series B Certificate of Designation”).

This description is intended as a summary of our outstanding securities and is qualified in its entirety by reference to our amended and restated certificate of incorporation, Series A Certificate of Designation, Series B Preferred Stock and amended and restated bylaws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be, upon receipt of the payment therefor as described in this prospectus, fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of shares of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any. As of June 29, 2023, we had 7,064,008 shares of common stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock. Our Board of Directors has the authority, without further stockholder authorization, to issue from time-to-time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, and could adversely affect the rights and powers, including voting rights, of our common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

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Series A Preferred Stock

Pursuant to the Series A Certificate of Designation filed with the Secretary of State of Delaware on January 3, 2022, we are authorized to issue up to 100,000 shares of Series A Preferred Stock with a stated value of $0.00001 per share.

Each share of Series A Preferred Stock is entitled to 10,000 votes. The holders of shares of Preferred Stock are entitled to vote on all matters on which our common stock shall be entitled to vote unless prohibited by law or as set forth in the Certificate of Designation.

The holders of the Series A Preferred Stock are not entitled to dividends. Upon the event of liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of our Series A Preferred Stock would be entitled to receive the initial stated value of our preferred stock.

If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock.

As of the date of this prospectus, there were 10,000 shares of Series A Preferred Stock issued and outstanding, all of which are owned by Blake Janover, our Chief Executive Officer and Chairman.

Series B Preferred Stock

Pursuant to a Series B Certificate of Designation filed with the Secretary of State of Delaware on April 14, 2023, we are authorized to issue up to 1,000 shares of Series B Preferred Stock with a stated value of $1,000 per share. Pursuant to a securities purchase agreement, dated April 11,  2023, we sold 1,000 shares of Series B Preferred Stock to one accredited investor for an aggregate purchase price of $1,000,000. The following is a summary of the rights, obligations and privileges of the Series B Preferred Stocks forth in the Series B Certificate of Designation.

Automatic Conversion. Pursuant to the Series B Certificate of Designation, in connection with, and on the closing of a Qualified Public Offering, Qualified Financing or Qualified Disposition, all of the outstanding shares of Series B Preferred Stock shall automatically convert along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of common stock as is determined by dividing the stated value per share along with the aggregate accrued or accumulated and unpaid dividends on the outstanding shares of Series B Preferred Stock by the Conversion Price.

•	“Qualified Public Offering” is defined in the Series B Certificate of Designation as the sale, in a firm commitment underwritten public offering of securities of the Company pursuant to an effective registration statement under the Securities Act, following which the common stock of the Company shall be listed on any national securities exchange.

•	“Qualified Financing” is defined in the Series B Certificate of Designation as an equity financing with gross proceeds greater than $3,000,000.

•	“Qualified Disposition” is defined in the Series B Certificate of Designation as any sale, transfer, or conveyance to another Person or entity of all or substantially all of the property and assets of the Company for cash.

•	“Conversion Price” means 50% of the purchase price per share in a Qualified Public Offering, Qualified Financing Offering Price or Qualified Disposition Price.

Accrual and Payment of Dividends. In the event the Qualified Public Offering is not consummated by September 30, 2023, dividends on such share of Series B Preferred Stock shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, at the rate of 8% per annum on the sum of the Liquidation Value which is $1,000 per share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series B Preferred Stock). All accrued dividends on any share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a Liquidation of the Series B Preferred Stock; provided, that to the extent not paid on the last day of March, June, September, and December of each calendar year (each such date, a “Dividend Payment Date”), all accrued dividends on any share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board and shall remain accumulated, compounding dividends until paid pursuant hereto or converted pursuant to the terms herein. All accrued and accumulated dividends on the shares shall be prior and in preference to any dividend on any junior securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any junior securities, other than to (a) declare or pay any dividend or distribution payable on the common stock in shares of common stock or (b) repurchase common stock held by employees or consultants of the Company upon the termination of their employment or services pursuant to agreements providing for such repurchase.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of junior securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all shares held by such holder, plus all unpaid accrued and accumulated dividends on all such shares (whether or not declared).

In addition to and after payment in full of all preferential amounts required to be paid to the holders of Series B Preferred Stock upon a Liquidation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to participate with the holders of shares of junior securities then outstanding, pro rata as a single class based on the number of outstanding shares of Junior Securities on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Company available for distribution to its stockholders.

If upon any Liquidation the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the shares of Series B Preferred Stock the full preferential amount to which they are entitled, (i) the holders of the shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series B Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such shares were paid in full, and (ii) the Company shall not make or agree to make any payments to the holders of Junior Securities.

Voting. The Series B Preferred Stock are not entitled to any votes with respect to any and all matters presented to the stockholders of the Company for their action or consideration (whether at a meeting of stockholders of the Company, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law.

Reissuance of Series B Preferred Stock. Any shares of Series B Preferred Stock converted or otherwise acquired by the Company shall be canceled and retired as authorized and issued shares of capital stock of the Company and no such shares shall thereafter be reissued, sold, or transferred.

Protective Provisions. No provision of the Series B Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Company and the holders of not less than two-thirds of the then total outstanding shares of Series B Preferred Stock (a “Supermajority Interest”) and any such written amendment, modification, or waiver will be binding upon the Company and each holder of Series B Preferred Stock; provided, that no such action shall change or waive (a) the definition of Liquidation Value, or (b) the rate at which or the manner in which dividends on the Series B Preferred Stock accrue or accumulate or the times at which such dividends become payable without the prior written consent of each holder of outstanding shares of Series B Preferred Stock; provided, further, that no amendment, modification, or waiver of the terms or relative priorities of the Series B Preferred Stock may be accomplished by the merger, consolidation, or other transaction of the Company with another Company or entity unless the Company has obtained the prior written consent of the all of the holders of the Series B Preferred Stock.

Redemption. The Series B Certificate of Designation does contain any redemption provisions.

2020/2021 SAFEs

In August 2020, the Company conducted a Regulation Crowdfunding (“Regulation CF”) pursuant to which the Company sold Simple Agreements for Future Equity (commonly known as “SAFEs”) in an exempt transaction under Section 4(a)(6) of the Securities Act. In February 2021, the Company sold a $50,000 SAFE to one investor under the same terms as the SAFEs sold in August 2020. In this prospectus, we refer to the foregoing SAFEs as the “2020/2021 SAFES.”

The total amount of the 2020/2021 SAFEs was $778,334 and the Company received cash proceeds, net of fees, from the 2020/2021 SAFEs totaling $191,851.

■	Equity Events

First Equity Financing

The 2020/2021 SAFEs provide that if Company conducts an equity financing or series of equity financings (an “Equity Event”) pursuant to which the Company receives gross proceeds of at least $2,000,000 in cash or cash equivalents (the “First Equity Financing”), the Company has the option of converting the 2020/2021 SAFEs into the same form of equity sold in the First Equity Financing or continue the terms of the 2020/2021 SAFEs. The number of equity securities to be received by each investor would be equal to the investor’s investment divided by the greater of the “SAFE Price” or the “Discount Price.”

The “SAFE Price” is defined in the 2020/2021 SAFE as the price equal to $20,000,000 (the “2020/2021 SAFE Valuation Cap”) divided by the “Fully Diluted Capitalization” defined as the aggregate number of issued and outstanding units of common stock, assuming full conversion or exercise of all convertible and exercisable securities then outstanding, including capital stock and all outstanding vested or unvested options or warrants to purchase capital stock, but excluding (i) the issuance of all capital stock reserved and available for future issuance under any of the Company’s existing equity incentive plans, (ii) convertible promissory notes issued by the Company, (iii) any SAFEs, and (iv) any capital that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs.

The “Discount Price” in the 2020/2021 SAFE is 10%.

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Subsequent Equity Financing

If the Company elects to continue the term of the 2020/2021 SAFEs past the First Equity Financing and another Equity Financing occurs before the termination of the 2020/2021 SAFE (each, a “Subsequent Equity Financing”), the Company shall notify the 2020/2021 SAFE investor of the closing of the Subsequent Equity Financing and of the Company’s discretionary decision to either (1) continue the term of the investor’s 2020/2021 SAFE without converting the investor’s 2020/2021 SAFE purchase price to equity interests; or (2) issue to the 2020/2021 SAFE investor a number of equity interests sold in the Subsequent Equity Financing. The shares of such Equity Interests shall equal to the quotient obtained by dividing (x) the 2020/2021 SAFE investor’s purchase amount by (y) the First Equity Financing Price.

■	Liquidity Event

The 2020/2021 SAFE also provides that in the event of either a change of control of the Company or closing of the Company’s first firm commitment underwritten public offering of common stock of the Company before the occurrence of an Equity Financing (a “Liquidity Event”), the 2020/2021 SAFE investor, at its option, may either (i) receive a cash payment equal to the investor’s investment or (ii) automatically receive the number of shares equal to the investor’s SAFE purchase price divided by the “Liquidity Price.”

The term “Liquidity Price” in the 2020/2021 SAFE means the price equal to the 2020/2021 SAFE Valuation Cap divided by the “Liquidity Capitalization.”

The term “Liquidity Capitalization” means the number, as of immediately prior to the Liquidity Event, of shares of common stock and preferred stock (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding (i) shares of common stock and preferred stock reserved and available for future grant under any equity incentive or similar plan; (ii) any SAFEs; and (iii) convertible promissory notes.

If there are not enough funds to pay the investor and the holders of other SAFEs (collectively, the “Cash-Out Investors”) in full, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their SAVE investment.

■	Dissolution Event

If there is a Dissolution Event before this termination of the 2020/2021 SAFE, subject to the preferences of any series of outstanding preferred securities of the Company, the Company will distribute its entire assets legally available for distribution with equal priority among the (i) investors (on an “as converted” basis based on a valuation of common equity as determined in good faith by the Company’s board of directors at the time of Dissolution Event), (ii) all other holders of instruments sharing in the assets of the Company at the same priority as holders of Common Securities upon a Dissolution Event and (iii) and all holders of equity securities of the Company.

The term “Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors, (iii) the commencement of a case (whether voluntary or involuntary) seeking relief under Title 11 of the United States Code, or (iv) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

■	Termination

The 2020/2021 SAFEs will terminate (without relieving the Company or the Investor of any obligations arising from a prior breach of or non-compliance with this instrument) upon the earlier: (i) the issuance of securities to the 2020/2021 SAFE investor under an Equity Financing or (ii) the payment, or setting aside for payment, of amounts due to the 2020/2021 SAFE investor under a Liquidity Event or Dissolution Event.

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■	Conversion

In connection with this offering which is deemed to be an Equity Event, in October 2022, the Company notified the investors holding 2020/2021 SAFEs in the outstanding amount of $14,734 will be converted into an aggregate of 5,346 shares of common stock of the Company at the closing of this offering. The Company is registering the shares issuable upon the conversion of the 2020/2021 SAFEs on behalf of such 2020/2021 SAFE investors in the registration statement of which this prospectus forms a part and such 2020/2021 SAFE investors are named in the selling stockholder table in the resale prospectus included in such registration statement.

2022 SAFEs

In August 2022, the Company conducted a Regulation Crowdfunding (“Regulation CF”) pursuant to which the Company sold SAFEs in an exempt transaction under Section 4(a)(6) of the Securities Act. In this prospectus, we refer to the foregoing SAFEs as the “2022 SAFES.”

The total amount of the 2022 SAFEs sold and the net proceeds of such sale were $286,000.

The terms of the 2022 SAFEs are identical to the 2021/2022 SAFE described above except for the following:

•	The Valuation Cap in the 2022 SAFES is $50,000,000 instead of $20,000,000 in 2020/2021 SAFEs;

•	The “Discount” in the 2022 SAFEs is 20% whereas in in the 2020/2021 SAFEs, the discount is 10%; and

•	The term “Liquidity Event” in the 2022 SAFEs is defined as a change in control of the Company whereas the term “Liquidity Event” in the 2020/2021 SAFEs also includes the closing of a firm commitment underwritten public offering.

■	Conversion

In connection with this offering which is deemed to be an Equity Event, in October 2022, the Company notified the investors holding 2022 SAFEs in the outstanding amount of $286,000 will be automatically converted into an aggregate of 89,375 shares of common stock of the Company at the closing of this offering. The Company is registering the shares issuable upon the conversion of the 2022 SAFEs on behalf of such 2022 SAFE investors in the registration statement of which this prospectus forms a part and such 2022 SAFE investors are named in the selling stockholder table in the resale prospectus included in such registration statement.

Options

From time to time, the Company has granted options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), known as incentive stock options, and options not intended to qualify under the Code non-qualified stock options to certain employees of the Company under the Company’s 2021 Equity Incentive Plan. As of December 31, 2022, the Company granted a total of 427,713 options with a weighted average exercise price of $1.40, subject to a vesting schedule. At December 31, 2022, options to purchase an aggregate of 209,091 shares of common stock with a weighted average exercise price of $1.705 per share have vested and are exercisable.

On November 10, 2021, the Company granted Samuel Haskell, a board nominee, a non-qualified stock option to purchase 14,663 shares of commons stock shares of common stock for $0.68 per share, subject to adjustment for reverse stock splits, recapitalizations, etc., from the date of issuance until the tenth anniversary of the issuance date, and earlier termination pursuant to the 2021 Plan.

On November 10, 2021, the Company granted Marcelo Lemos, a board nominee, a non-qualified stock option to purchase 17,595 shares of common stock for $0.07 per share, subject to adjustment for reverse stock splits, recapitalizations, etc., from the date of issuance until the tenth anniversary of the issuance date, and earlier termination pursuant to the 2021 Plan.

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On November 10, 2021, the Company granted Marcelo Lemos, a board nominee, a non-qualified stock option to purchase 29,326 shares of common stock for $6.14 per share, subject to adjustment for reverse stock splits, recapitalizations, etc., from the date of issuance until the tenth anniversary of the issuance date, and earlier termination pursuant to the 2021 Plan.

On May 23, 2022, we granted Patrick Stinus, the Company’s Interim Chief Financial Officer and Senior Vice President of Finance, an incentive stock option to purchase 14,663 shares of common stock for $3.41 per share, subject to adjustment for reverse stock splits, recapitalizations, etc. The options vest in 3 equal yearly one-third installments commencing on May 23, 2023, and may be terminated pursuant to the 2021 Plan.

Each outstanding option expires on the tenth anniversary of the grant date. In the event the optionee is no longer an employee, or advisor, or upon severance of a relationship between the optionee and the Company by the Company for any reason (the “Termination”), all unvested shares under the option will be forfeited and become un-exercisable. The optionee has 90 days from the date of Termination to exercise any vested options. Thereafter, the option expires and the optionee forfeits any vested options that have not been exercised.

At the closing of this offering, options held by five non-executive employees exercisable for an aggregate of 100,440 shares of common stock for $0.07 will be exercised. Also, at the closing of this offering, outstanding options held by certain non-executive employees and advisors of the Company exercisable for an aggregate of 238,196 at a weighted average of $2.60 will be exchanged for 238,196 shares of common stock.

Delaware Anti-Takeover Statutes

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

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Although our Amended and Restated Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us through a proxy contest, tender offer, merger or otherwise.

Election of Directors by Plurality of Shares, Vacancies

Our Amended and Restated By-laws provide for the election of directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, subject to a quorum being present at such meeting. There is no cumulative voting; therefore, directors may be elected with a vote of holders of less than a majority of the outstanding common stock.

Our Amended and Restated By-laws also provide that vacancies occurring on our Board may be filled by the affirmative votes of a majority of the remaining members of our Board or by the sole remaining director, and not by our stockholders. Such provisions in our corporate organizational documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our Board could prevent or discourage an attempt to take control of the Company through a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders, Advance Notice Requirements for Stockholder Proposals and Director Nominations, Stockholder Action

Our Amended and Restated By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

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Amendments

Our Amended and Restated By-laws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in any election of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc. The address for Colonial Stock Transfer Company, Inc. is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, and the telephone number is (801) 355-5740.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock, including stocks issued upon the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 9,887,006 common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 10,074,506 common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares that were not offered and sold in this offering, as well as stocks issuable upon the exercise of previously issued warrants and subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted stocks for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that do not exceed the greater of the following:

•	1% of the number of common stocks then outstanding, or

•	1% of the average weekly trading volume of our common stocks during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale,

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least ninety (90) days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

We have agreed with the underwriters that we will not, without the prior written consent of the representatives, for a period of 180 days after the date of this prospectus: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise. See “Underwriting—No Sales of Similar Securities.”

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding ninety (90) days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material U.S. federal income tax considerations that may be associated with the purchase, ownership, and disposition of our common stock by U.S. holders (as defined below) and non-U.S. holders (as defined below). This summary is not intended to be a complete summary of the U.S. federal income tax consequences to purchasers of our stock and does not discuss any state, local or other tax consequences, of an investment in our company. Moreover, this summary addresses only our common stock that are held as capital assets by holders who acquire our common stock in this offering. The discussion does not discuss all of the U.S. federal income tax consequences that may be relevant to a potential investor in our company in light of such investor’s particular circumstances or investors subject to special rules, such as brokers and dealers in securities, certain financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our stocks as part of a hedging, integrated, or conversion transaction or a straddle, or as part of any other risk reduction transaction, traders in securities that elect to use a mark-to-market method of accounting for their stocks holdings, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, persons who hold directly or constructively at least 5% of our stocks, or persons liable for the alternative minimum tax or the Medicare tax on certain investment income. This summary does not address any tax law other than the U.S. federal income tax law, including any estate tax law or any foreign, state or local income tax law.

Each potential investor is urged and expected to consult his, her or its own tax advisors prior to acquiring any of our securities to discuss his, her or its own tax and financial situation, including the application and effect of U.S. federal, state, local, and other tax laws and any possible changes in the tax laws that may occur after the date of this prospectus. This section is not to be construed as tax advice or as a substitute for careful tax planning.

The discussion herein is based on existing law as contained in the Internal Revenue Code of 1986, as amended (the “Code”), currently applicable Treasury Regulations thereunder, or the Regulations, administrative rulings and court decisions as of the date hereof, all of which are subject to change by legislative, judicial and administrative action, which change may in any given instance have a retroactive effect. No rulings have been or will be requested from the Internal Revenue Service (the “IRS”) or any other taxing authority concerning any of the tax matters discussed herein. Furthermore, no statutory, administrative, or judicial authority directly addresses many of the U.S. federal income tax issues pertaining to the treatment of our stocks or instruments similar to our stocks. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described in this summary. The IRS or a court may disagree with the following discussion or with any of the positions taken by the company for U.S. federal income tax reporting purposes, including the positions taken with respect to, for example, the classification of our company as a partnership. A different treatment of our securities or our company from that described below could adversely affect the amount, timing, character, and manner for reporting income, gain, or loss in respect of an investment in our securities.

As used herein, the term “U.S. holder” means a beneficial owner of shares of our common stock or of warrants that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation that is created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in its gross income for U.S. federal income tax purposes, regardless of its source, (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) a U.S. state, a local government or any instrumentality thereof.

As used herein, the term “non-U.S. holder” means any beneficial owner of shares of our stocks or of warrants (other than a partnership or other entity treated as a partnership) that is not a U.S. holder.

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If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares or warrants of our company, the U.S. tax treatment of any partner in such partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (or similarly treated entity) that acquires, holds, or sells our stocks or warrants, we urge you to consult your own tax adviser, as to the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of stocks or warrants, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES.

CONSEQUENCES TO U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate or trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions in cash or other property on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our common stock, but not below zero, and any remaining amounts will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exceptions. Any dividends that we pay to a U.S. holder that is a corporation may qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of shares of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such shares. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such shares. A U.S. holder’s adjusted tax basis in its shares of common stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the shares of common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax on Net Investment Income

Individual U.S. Holders with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly) may be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this tax may have, if any, on your acquisition, ownership or disposition of common shares

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CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation;

●	an estate or trust that is not a U.S. holder; or

●	any other Person that is not a U.S. holder

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We have entered into an underwriting agreement with Spartan Capital Securities LLC and R.F. Lafferty & Co., Inc., as the representatives of the underwriters (the “Representatives”), with respect to the shares sold in this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase the shares listed next to its name in the table at the public offering price per unit less the underwriting discounts set forth on the cover page of this prospectus.

Underwriter	Number of Shares
Spartan Capital Securities LLC	625,000
R.F. Lafferty & Co., Inc.	625,000
Total	1,250,000

The underwriters have committed to purchase all of the shares offered by us other than those shares covered by the over-allotment option described below, if it purchases any. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions. The underwriters are not involved in the sale of the selling stockholders shares.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, and if issued to and accepted by them, subject to the approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option to purchase from us up to an additional 187,500 shares of our common stock, representing 15% of the shares sold in this offering, at the public offering price of $4.00 per share, in any combination thereof, solely to cover over-allotments, if any. The shares of our common stock to be purchased pursuant to the over-allotment option will be acquired at the initial public offering price, less the underwriting discounts. The underwriters may exercise this option, in whole or in part, any time during the 45-day period after the closing date of the offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Underwriting Discount, Commissions and Expenses

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $317,236. Under the underwriting agreement, we will pay the representatives(s) fees and commissions equal to 7.00% of the gross proceeds raised in the offering, with any proceeds received by the Company in the offering from investors identified and introduced by the Company, attracting a reduced underwriting discount equal to 3.5% of the gross proceeds for those investors. The following table shows the per share price and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment.

The Representatives have advised us that they propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $___. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change will change the amount of proceeds we receive as set forth on the cover page of this prospectus. The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

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The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

	Per Share(2)	Without Over- Allotment Option	With Over- Allotment Option
Initial public offering price (assumed)	$4.00	$5,000,000	$5,750,000
Underwriting discounts and commissions (1)	(0.28)	(350,000)	(402,500)
Proceeds, before expenses, to us	$3.72	$4,650,000	$5,347,500

(1)	The underwriters will receive an underwriting discount equal to 7.0% on all stocks sold by the underwriters in this offering. In the case proceeds from the sale of our common stock are received from Company-originated investors, the underwriting discount will equal 3.5%.
(2)	At an assumed offering price of $4.00 per share, which is the bottom of the $4.00 to $6.00 range.

We have agreed to pay the Representatives a non-accountable expense allowance of 1.0% of the gross proceeds of the offering. We have further agreed to reimburse the Representatives of the underwriters out of the proceeds of the offering for accountable legal expenses incurred by the Representatives in connection with the offering, including: (a) all filing fees and expenses relating to the registration of the shares offered hereby with the Securities and Exchange Commission; (b) all fees and expenses relating to the listing of the shares on Nasdaq and such other stock exchanges as we and the Representatives together determine, including any fees charged by DTC; (c) all fees, expenses and disbursements relating to the registration or qualification of the shares under “blue sky” or securities laws of such states of the U.S. and other jurisdictions designated by the Representatives, including the reasonable fees and expenses of the Representatives’ blue sky counsel; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as reasonably designated by the Representatives; (e) the costs of all mailing and printing of documents relating to the offering; (f) transfer and/or stamp taxes, if any, payable upon our transfer of the shares to the underwriters; (g) the fees and expenses of our accountants; (h) the fees and expenses of our legal counsel and other agents and representatives; (i) all filing fees and communication expenses associated with the review of the offering by FINRA; (j) expenses incurred by the underwriters for any roadshow for the offering up to $10,000; (k) the cost associated with the Representatives’ use of Ipreo’s book building, prospectus tracking and compliance software for the offering up to $29,500; (l) all fees, expenses and disbursements relating to background checks of our directors and officers in an amount not to exceed $10,000 in the aggregate; (m) the costs associated with bound volumes of the offering materials as well as commemorative mementos and Lucite tombstones in an aggregate amount not to exceed $5,000; (n) the fees of counsel to the underwriters in an amount not to exceed $140,000. We have also agreed to pay to the underwriters a non-accountable expense allowance equal to 1% of the gross proceeds of the offering payable at the closing of the offering.

We have advanced to the Representatives the sum of $25,000 against fees and expenses of legal counsel and other out-of-pocket accountable expenses anticipated to be incurred, subject to reimbursement by the Representatives to the Company if not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A) and Rule 5110(g)(5)(A). Such sum shall be credited against the legal fees and expenses and other out-of-pocket expenses incurred by the Representatives.

We have also agreed to pay the Representatives a non-accountable expense allowance of 1.0% of the gross proceeds of the Offering at closing.

No Sales of Similar Securities

We have agreed with the underwriters that we will not, without the prior written consent of the Representatives, for a period of 180 days after the date of this prospectus: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for classes of our stocks, (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise.

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Representatives’ Warrants

We have agreed to issue to the Representatives or their designees at the closing of this offering warrants to purchase the number of common stock equal to 5% of the aggregate number of shares sold in this offering. The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the commencement of sales in this offering. The warrants will be exercisable at a per share price equal to 110% of the public offering price per share in the offering. The Warrants provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions.

The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representatives (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus. The warrants and the common stocks underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation.

Determination of Offering Price

In determining the initial public offering price, we and the Representatives have considered a number of factors, including:

•	the information set forth in this prospectus and otherwise available to the Representatives;
•	our prospects and the history and prospects for the industry in which we compete;
•	an assessment of our management;
•	our prospects for future revenue and earnings;
•	the general condition of the securities markets at the time of this offering;
•	the recent prices of, and demand for, shares sold by us prior to this offering;
•	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
•	other factors deemed relevant by the Representatives and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representatives can assure investors that an active trading market will develop for our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Tail Financing

If during the period that is six months following the closing of this initial public offering, we consummate a financing with investors with whom we have had a conference call or a meeting arranged by the Representatives during the period in which we engaged the Representatives, we will pay the Representatives a fee equal 7% of the proceeds of such financing.

Right of First Refusal

We have granted the Representatives the right to act as lead or joint-lead investment banker, lead or joint book-runner and/or lead or joint placement agent, for any of our future public and private equity and debt offerings, including all equity linked financings, during the six-month period following the completion of this initial public offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

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In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market-making bids must be identified as such.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained on any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as an underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained on any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Certain Relationships

The Representatives and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Representatives have received, or may in the future receive, customary fees and commissions for these transactions.

The Representatives may in the future provide us and our affiliates with investment banking and financial advisory services for which it may in the future receive customary fees. The Company agrees that if during the term of the underwriting agreement or within twelve (12) months from the effective date of the termination of the underwriting agreement (the “Advisory Period”), either the Company or any party to whom the Company was introduced, directly or indirectly, with which the Company did not have a pre-existing relationship, and who was contacted by the Representatives on behalf of the Company in connection with its advisory services for the Company, any financing or M&A transaction consummated shall attract customary compensation in accordance with a fee schedule provided for in the underwriting agreement.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any of the securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of the securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive,

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer, or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each of the underwriters have represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX listing rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities, or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the securities.

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Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (referred to as Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Israel. In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors, or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968, (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it, (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities, (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account, (b) for investment purposes only, and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968, and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for the Company by Carmel, Milazzo & Feil LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Lucosky Brookman LLP. Carmel, Milazzo & Feil LLP, counsel to the Company in this offering, owns 25,000 shares of the Company’s common stock (which are not subject to the 1-for-6.82 reverse stock split pursuant to their agreement). They have received these securities as partial consideration for legal services previously provided to us. In connection with this offering, Carmel, Milazzo & Feil LLP will receive an additional 125,000 shares of common stock, for an aggregate of 150,000 shares of common stock. Carmel, Milazzo & Feil LLP is named as a selling stockholder of 150,000 shares of common stock in the Resale Prospectus.

EXPERTS

Our financial statements appearing in this prospectus have been audited by dbbmckennon, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm (which report includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement. For further information pertaining to us and our common stock to be sold in this offering, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. Additionally, we will make these filings available, free of charge, on our website at https://janover.co/ as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

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FINANCIAL STATEMENTS

F-1

JANOVER INC.

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2022 AND 2021

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Janover Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Janover Inc. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ / Members’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s has sustained net losses, used cash flows from operations and has limited capital. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2020.

Newport Beach, California

April 5, 2023, except for the effects of the reverse stock split discussed in Note 3 to the financial statements, as to which the date is June 12, 2023

F-3

JANOVER INC.

(FORMERLY JANOVER VENTURES LLC)

BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$981,125	$1,707,267
Accounts receivable	38,287	110,632
Subscription receivable	-	19,822
Prepaid expenses	7,566	2,394
Total current assets	1,026,978	1,840,115
Intangible assets	16,178	16,178
Other assets	6,877	2,394
Right of use asset	109,661	-
Deferred offering costs	177,219	-
Total assets	$1,336,913	$1,858,687
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$159,380	$82,677
Right of use liability, current portion	45,516
Total current liabilities	204,896	82,677
Future equity obligations	539,582	1,356,704
Right of use of liability	67,057	-
Total liabilities	811,535	1,439,381
Commitments and contingencies
Stockholders’ equity:

Preferred stock, $0.00001 par value, 10,000,000 shares authorized, 10,000 and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively	-	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 7,064,008 and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively	71	-
Class A common stock, $0.00001 par value, no shares authorized, 0 and 199,562 shares issued and outstanding as of December 31, 2022 and 2021, respectively	-	2
Class B common stock, $0.00001 par value, no shares authorized; 0 and 6,598,240 shares issued and outstanding as of December 31, 2022 and 2021, respectively	-	66
Additional paid-in capital	3,794,988	2,427,244
Accumulated deficit	(3,269,681)	(2,008,006)
Total stockholders’ equity	525,378	419,306
Total liabilities and stockholders’ equity	$1,336,913	$1,858,687

See accompanying notes to these financial statements.

F-4

JANOVER INC.

(FORMERLY JANOVER VENTURES LLC)

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2022	2021
Revenues	$2,150,937	$1,981,439
Operating expenses:
Sales and marketing	1,623,900	1,092,870
Research and development	426,828	280,930
General and administrative	1,820,604	1,663,258
Total operating expenses	3,871,332	3,037,058
Loss from operations	(1,720,395)	(1,055,619)
Other income (expense):
Change in fair value of future equity obligations	434,224	(577,370)
Interest expense	-	(160)
Interest income	9,241	1,856
Other income	15,255	13,759
Total other income (expense)	458,720	(561,915)
Net loss	$(1,261,675)	$(1,617,534)
Weighted average common shares outstanding - basic and diluted	6,882,581	6,654,441
Net loss per common share - basic and diluted	$(0.18)	$(0.24)

See accompanying notes to these financial statements.

F-5

JANOVER INC.

(FORMERLY JANOVER VENTURES LLC)

STATEMENTS OF STOCKHOLDERS’ / MEMBERS’ EQUITY (DEFICIT)

	Series A		Common		Class A		Class B		Additional			Total Stockholders’
	Preferred Stock		Stock		Common Stock		Common Stock		Paid-in	Accumulated	Members’	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit	(Deficit)
Balances at December 31, 2020	-	$-	-	$-	-	$-	-	-	$-	$-	$(134,109)	$(134,109)
Distributions	-	-	-	-	-	-	-	-	-	-	(66,500)	(66,500)
Effect of the conversion (Note 5)	-	-	-	-	-	-	6,598,240	66	189,797	(390,472)	200,609	-
Issuance of common stock, net of issuance costs	-	-	-	-	195,896	2	-	-	1,120,182	-	-	1,120,184
Shares issued for services	-	-	-	-	3,666	-	-	-	22,500	-	-	22,500
Stock-based compensation	-	-	-	-	-	-	-	-	1,094,765	-	-	1,094,765
Net loss	-	-	-	-	-	-	-	-	-	(1,617,534)	-	(1,617,534)
Balances at December 31, 2021	-	-	-	-	199,562	2	6,598,240	66	2,427,244	(2,008,006)	-	419,306
Recapitalization (Note 5)	10,000	-	6,797,802	68	(199,562)	(2)	(6,598,240)	(66)	-	-	-	-
Issuance of common stock, net of issuance costs	-	-	22,434	-	-	-	-	-	146,170	-	-	146,170
Shares issued as deferred offering costs	-	-	25,000	1	-	-	-	-	22,749	-	-	22,750
Conversion of future equity obligations into common sot	-	-	218,772	2	-	-	-	-	668,896	-	-	668,898
Stock-based compensation	-	-	-	-	-	-	-	-	529,929	-	-	529,929
Net loss	-	-	-	-	-	-	-	-	-	(1,261,675)	-	(1,261,675)
Balances at December 31, 2022	10,000	$-	7,064,008	$71	-	$-	-	-	$3,794,988	$(3,269,681)	$-	$525,378

See accompanying notes to these financial statements.

F-6

JANOVER INC.

(FORMERLY JANOVER VENTURES LLC)

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,261,675)	$(1,617,534)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	529,929	1,094,765
Shares issued for services	-	22,500
Change in fair value of future equity obligations	(434,224)	577,370
Changes in operating assets and liabilities:
Accounts receivable	72,345	(68,043)
Prepaid expenses	(5,172)	3,494
Other assets	(4,483)	(71)
Accounts payable and accrued expenses	79,615	53,360
Net cash provided by (used in) operating activities	(1,023,665)	65,841
Cash flows from financing activities:
Proceeds from future equity obligations, net of financing fees	286,000	191,851
Issuance of common stock, net of issuance costs	165,992	1,100,362
Member distributions	-	(66,500)
Deferred offering costs	(154,469)	-
Net cash provided by financing activities	297,523	1,225,713
Net change in cash	(726,142)	1,291,554
Cash at beginning of year	1,707,267	415,713
Cash at end of year	$981,125	$1,707,267
Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$160
Supplemental disclosure of non-cash financing activities:
Right of use asset and liability	$143,132	$-
Conversion of future equity obligations into common stock	$668,898	$-
Shares issued as deferred offering costs	$22,750	$-
Subscription receivable for sale of common shares	$-	$19,822

See accompanying notes to these financial statements

F-7

JANOVER INC.

(FORMERLY JANOVER VENTURES LLC)

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Janover Inc. (“Janover” or the “Company”) was originally formed as Janover Ventures, LLC on November 28, 2018 in the State of Florida as a limited liability company and converted to a corporation, incorporated in the State of Delaware on March 9, 2021. The Company provides technology connection to businesses and commercial property owners and lenders. The Company is headquartered in Boca Raton, Florida.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net losses of $1,261,675 and $1,617,534, during the years ended December 31, 2022 and 2021, respectively, had cash used in operations of $1,023,665 during the year ended December 31, 2022, and has limited capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying financial statements do not include any adjustments as a result of this uncertainty.

The Company is seeking to raise capital via an equity offering. In the event the Company does not complete an offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31

Reverse Stock Split

The Company effected a 1-for-6.82 reverse stock split of its outstanding common stock on June 8, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the reverse stock split. There was no effect on the number of shares of common stock or preferred stock authorized for issuance under the Company’s certificate of incorporation or the par value of such securities.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, revenue recognition, valuation of future equity obligations and stock-based compensation The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2022 and 2021, the Company’s cash and cash equivalents were held at one accredited financial institution.

F-8

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

•	The carrying values of the Company’s accounts receivable, prepaid expenses and accounts payable approximate their fair values due to the short-term nature of these assets and liabilities.

•	The Company’s future equity obligations are considered a level 3 liability (see Note 3 and 4 below).

•	The Company determined that the face value of future equity obligations approximate their fair value (see Note 3 and 4 below).

Accounts Receivable

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value. The Company accounts for allowance for doubtful accounts under ASC 310-10-35. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2022 and 2021, the Company determined there was no allowance for doubtful accounts necessary. There were no receivables charged-off during the years ended December 31, 2022 or 2021.

Intangible Assets

Intangible assets represent various domain names the Company purchased. The Company owns the domain names indefinitely. Costs to renew domains are expensed as incurred.

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

F-9

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company derives its revenue primarily from referral and advisory fees. Revenue is recognized when performance obligations under the terms of a contract with a customer are satisfied and the promised services have transferred to the customer. The Company’s services are generally transferred to the customer at a point in time, which is when the underlying lending transaction has closed and successfully funded. The Company may act as an agent for both lenders and borrowers.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising expenses were approximately $310,000 and $213,000 for the years ended December 31, 2022 and 2021, respectively, which are included in sales and marketing expenses.

Research and Development Costs

Research and development costs include costs to develop and refine technological processes used to carry out business operations, including personnel costs for website and non-capitalizable software design and development functions and related software and hosting costs. Research and development costs charged to expense for the years ended December 31, 2022 and 2021 were $426,828 and $280,930, respectively.

Concentrations

The Company had four customers which accounted for 68% of accounts receivable as of December 31, 2022. The Company had five customers which accounted for 73% of accounts receivable as of December 31, 2021. During the year ended December 31, 2022, one customer accounted for 35% of the Company’s revenues. During the year ended December 31, 2021, two customers accounted for 50% and 24% of the Company’s revenues. The Company does not believe the loss of one or more of these customers will have a significant long-term impact on the Company and its operations.

Future Equity Obligations

The Company has issued Simple Agreements for Future Equity (“SAFEs”) in exchange for cash financing, which are described as future equity obligations in the accompanying balance sheet. These funds have been classified as long-term liabilities. (See Note 4).

The Company has accounted for its SAFE investments as liability derivatives under the FASB’s ASC section 815-40 and ASC section 815-10. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings, under the guidance prescribed by ASC 825-10.

F-10

Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs pertaining to future equity obligations are charged to interest expense upon completion of an offering. As of December 31, 2022, the Company had capitalized $177,219 of deferred offering costs.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. For awards with service-based vesting conditions, the Company records the expense for using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved.

The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. The Company recognizes stock option forfeitures as they occur. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions.

The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2022, diluted net loss per share is the same as basic net loss per share. As of December 31, 2022 and 2021, there were an indeterminable number of shares that were potentially dilutive based on the Company’s outstanding future equity obligations (see Note 4). Other potentially dilutive items outstanding as of December 31, 2022 and 2021 are as follows:

F-11

	December 31,
	2022	2021
Series A Preferred Stock (convertible to common stock)	10,000	-
Stock options	427,713	383,724
Total potentially dilutive shares	437,713	383,724

Income Taxes

As of March 2022, the Company is a corporation. The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. The Company adopted ASU 2016-02 on January 1, 2022. See Note 7.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Future equity obligations	$-	$-	$539,582	$539,582
	$-	$-	$539,582	$539,582

	Fair Value Measurements
	as of December 31, 2021 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Future equity obligations	$-	$-	$1,356,704	$1,356,704
	$-	-	$1,356,704	$1,356,704

The Company measures the future equity obligations at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the future equity obligations uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the future equity obligations related to updated assumptions and estimates are recognized within the statements of operations.

F-12

The future equity obligations may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

The Company utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the future equity obligations, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of the settlement outcomes include unobservable Level 3 inputs.

As of December 31, 2021, the Company assumed a 65% probability of an equity financing and 15% probability of a liquidity event as the ultimate settlement outcomes of the future equity obligations. As of December 31, 2022, the Company estimated a 95% probability of a liquidity event pursuant to the Company’s intent of an initial public offering and estimated the potential price per share of the offering. As of December 31, 2022 and 2021, the Company utilized $2.73 and $6.21, respectively, as the weighted-average fair value of the underlying common stock and calculated the potential number of shares to be converted based on the agreement terms (see Note 4) and the Company’s respective capitalization as of December 31, 2022 and 2021.

The following table presents changes in Level 3 liabilities measured at fair value for the years ended December 31, 2022 and 2021:

Future Equity
Obligations

Balance, December 31, 2020	$844,996
Return of future equity obligations	(115,662)
Issuance of future equity obligations	50,000
Change in fair value	577,370
Balance, December 31, 2021	1,356,704
Issuance of future equity obligations	286,000
Conversion of future equity obligations into common stock	(668,898)
Change in fair value	(434,224)
Balance, December 31, 2022	$539,582

5.	FUTURE EQUITY OBLIGATIONS

In 2020, the Company initiated a Regulation Crowdfunding (“Regulation CF”) offering of Crowdfunding Simple Agreement for Future Equity (“Crowd SAFE”) securities. Each Crowd SAFE agreement, which provides the right of the investors to future equity in the Company, are subject to a valuation cap of $20,000,000.

If there is an equity financing of at least $2,000,000 in gross proceeds before the instrument expires or is terminated, the Company may either continue the term of the Crowd SAFE without conversion, or issue to the investor a number of units of the CF Shadow Series, as applicable, sold in the equity financing. The CF Shadow Series represent the same type of equity interests sold (preferred or common securities) in the equity financing, however members in the Shadow Series shall have no voting rights. The number of units of the CF Shadow Series equal the purchase amount divided by the Conversion Price. The Conversion Price is equivalent to a) the Safe Price, defined as the valuation cap divided by the number of dilutive units outstanding, or b) the Discount Price, which is the price per unit of the equity interests sold multiplied by the discount rate of 90%; whichever calculation results in a greater number of equity interests. If the Company continues the term of the Crowd SAFE after the initial equity financing, and another equity financing occurs before the termination of the instrument, the Company may further continue the term of the Crowd SAFE or may issue the investor a number of units of the CF Shadow Series equal to the purchase amount by the first equity financing price.

F-13

In 2022, the Company entered into SAFE agreements with several investors for total proceeds of $286,000. The agreements have a valuation cap of $50,000,000 and a discount of 20%.

In October 2022, the Company issued an aggregate of 218,772 shares of common stock for the conversion of $668,898 of the 2020 and 2021 SAFEs previously issued.

As of December 31, 2022 and 2021, the fair value of SAFEs was $539,582 and $1,356,704, respectively. See Note 4 for fair value disclosures.

6.	STOCKHOLDERS’ EQUITY (DEFICIT)

Recapitalization and Amended and Restated Certificate of Incorporation

In March 2022, the Company restated its Certificate of Incorporation to authorize 110,000,000 shares, consisting of 10,000,000 shares of preferred stock and 100,000,000 shares of common stock, both with a par value of $0.00001 per share. Upon the filing of the Amended and Restated Certification of Incorporation, each share of the Company’s Class A and Class B common stock was exchanged for one share of common stock, or an aggregate of 6,598,240 shares (post-split adjusted) and 10,000 shares of Series A Preferred Stock. As of December 31, 2022, there were 100,000 shares designated as Series A Preferred Stock.

The preferred stock may be issued in one or more series. The holders of shares of preferred stock shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Company, to such preferences before any distribution of the assets of the Company shall be made to the holders of shares of common stock. Whenever the holders of shares of preferred stock shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of common stock shall be entitled to share ratably in all remaining assets of the Company.

Holders of preferred stock will be entitled to vote with the common stockholders. Holders of Series A Preferred Stock shall have 10,000 votes per share. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the preferred stockholders shall be entitled to receive an amount equal to its stated value of $0.00001 per share. The preferred shares are convertible into shares of common stock on a one-for-one basis.

All shares of common stock shall be of one and the same class, shall be identical in all respects and shall have equal rights, powers and privileges. The holders of outstanding shares of common stock are entitled to one vote per share. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of common stock shall have equal rights of participation in dividends and other distributions of the Company when and if declared by the Board of Directors out of assets of the Company available for distribution.

As of December 31, 2022, the Company completed its Regulation CF offering and issued 11,021 shares of common stock for net proceeds of $72,424, including the subscription receivable of $7,042 as of December 31, 2021.

In March 2022, the Company issued 12,146 shares of common stock to an investor for proceeds of $76,209.

In April 2022, the Company issued 25,000 shares of common stock pursuant to services performed. The fair value of $22,750 was capitalized as deferred offering costs. The shares were protected by the intended reverse stock split.

Janover Inc. 2021 Equity Incentive Plan

In November 2021, the Board of Directors adopted the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), effective as of November 1, 2021. The 2021 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2021 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The Board will administer the 2021 Plan until a Compensation Committee is established. The Board reserved 659,824 shares of common stock issuable upon the grant of awards. Stock options comprise all of the awards granted since the 2021 Plan’s inception. As of December 31, 2022, there were 232,111 shares available for grant under the 2021 Plan.

F-14

A summary of information related to stock options for the years ended December 31, 2022 is as follows:

		Weighted
		Average	Intrinsic
	Options	Exercise Price	Value
Outstanding as of December 31, 2020	-	$-	$-
Granted	383,724	1.57
Exercised	-	-
Forfeited	-	-
Outstanding as of December 31, 2021	383,724	1.57	$1,765,721
Granted	120,235	5.35
Exercised	-	-
Forfeited	(76,246)	5.00
Outstanding as of December 31, 2022	427,713	$1.40	$665,330
Exercisable as of December 31, 2021	184,348	$1.16	$928,918
Exercisable as of December 31, 2022	271,481	$1.37	$551,123

	December 31,
	2022	2021
Weighted average grant-date fair value of options granted during year	$2.80	$5.12
Weighted average duration (years) to expiration of outstanding options at year-end	8.96	9.86

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted:

	Year Ended
	December 31,
	2022	2021
Risk-free interest rate	2.35%	1.26%
Expected term (in years)	5.83	5.50
Expected volatility	35.00%	35.00%
Expected dividend yield	0%	0%

The total grant-date fair value of the options granted during the years ended December 31, 2022 and 2021 was $332,426 and $1,962,750, respectively. Stock-based compensation expense of $529,929 and $1,094,765 was recognized for the years ended December 31, 2022 and 2021, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to $428,260 as of December 31, 2022, which will be recognized over a weighted average period of 1.8 years.

Stock-based compensation, including options and shares issued for services was classified in the statements of operations as follows:

	Year Ended
	December 31,
	2022	2021
Sales and marketing	$157,628	$330,314
Research and development	47,729	28,870
General and administrative	324,572	758,081
	$529,929	$1,117,265

7.	RELATED PARTY TRANSACTIONS

Prior to the conversion to a corporation, the founder and Chief Executive Officer had control over 100% of the outstanding units and membership of the Company, and accounted for all contributions and distributions within members’ deficit. Upon the conversion, the founder and Chief Executive Officer’s outstanding units were converted into Class B common shares, which were converted into 10,000 shares of Series A Preferred Stock and 6,598,240 shares of common stock upon the recapitalization in March 2022 (see Note 5).

F-15

During the years ended December 31, 2022 and 2021, the Company incurred $145,959 and $185,766, respectively, to an entity owned by the Chief Executive Officer for compensation. The amounts are included in general and administrative expenses in the statements of operations.

8.	INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to stock-based compensation expense, and for net operating loss carryforwards. As of December 31, 2022, the Company had net deferred tax assets before valuation allowance of $73,144. As of December 31, 2021, the Company had nominal net operating loss carryforwards or deferred tax assets.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to cumulative losses through December 31, 2022. Therefore, a valuation allowance of $73,144 was recorded as of December 31, 2022. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be approximately 25.35%. The effective rate is reduced to 0% due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2022, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of approximately $289,000, which can be carried forward indefinitely. Certain changes in ownership can result in a limitation on the amount of net operating loss and tax credit carryovers that can be utilized each year. As of December 31, 2022, management has not determined the extent of any such limitations, if any.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though all tax years from 2019 on remain open to examination.

9.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

In February 2022, the Company entered into a lease agreement for office space in Boca Raton, Florida. The lease commences on April 1, 2022 and expires on September 30, 2025 with monthly base rent ranging from approximately $4,000 to $4,700. The lease required a deposit of $6,877, which is included in other assets in the balance sheet. The Company adopted ASC 842 on January 1, 2022 and recognized a right of use asset and liability of $143,132 using a discount rate of 6.0%.

The following is a summary of future annual minimum lease payments as of December 31, 2022:

Year Ended December 31,
2023	$51,437
2024	55,319
2025	14,072
Total	$120,827

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

F-16

10.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 5, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

See Note 3 for reverse stock split.

F-17

JANOVER INC.

UNAUDITED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED

MARCH 31, 2023 AND 2022

F-18

JANOVER INC.

BALANCE SHEETS

UNAUDITED

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$767,391	$981,125
Accounts receivable	115,710	38,287
Prepaid expenses	7,566	7,566
Total current assets	890,667	1,026,978
Intangible assets	16,178	16,178
Other assets	6,877	6,877
Right of use asset	98,196	109,661
Deferred offering costs	177,219	177,219
Total assets	$1,189,137	$1,336,913
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$188,838	$159,380
Right of use liability, current portion	54,502	45,516
Total current liabilities	243,340	204,896
Future equity obligations	493,872	539,582
Right of use of liability	47,577	67,057
Total liabilities	784,789	811,535
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, 10,000 shares issued and outstanding as of both March 31, 2023 and December 2022	-	-
Common stock, $0.00001 par value, 100,000,000 shares authorized, 7,064,008 shares issued and outstanding as of both March 31, 2023 and December 2022	71	71
Additional paid-in capital	3,894,144	3,794,988
Accumulated deficit	(3,489,867)	(3,269,681)
Total stockholders’ equity	404,348	525,378
Total liabilities and stockholders’ equity	$1,189,137	$1,336,913

See accompanying notes, which are an integral part of these financial statement.

F-19

JANOVER INC.

STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended
	March 31,
	2023	2022
Revenues	$467,240	$431,776
Operating expenses:
Sales and marketing	293,745	334,938
Research and development	105,200	159,690
General and administrative	342,315	494,060
Total operating expenses	741,260	988,688
Loss from operations	(274,020)	(556,912)
Other income (expense):
Change in fair value of future equity obligations	45,710	(336,623)
Interest income	6,695	1,119
Other income	1,429	3,795
Total other income (expense)	53,834	(331,709)
Net loss	$(220,186)	$(888,621)
Weighted average common shares outstanding - basic and diluted	7,064,008	6,806,213
Net loss per common share - basic and diluted	$(0.03)	$(0.13)

See accompanying notes, which are an integral part of these financial statements.

F-20

JANOVER INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

UNAUDITED

	Series A		Common		Class A		Class B		Additional		Total
	Preferred Stock		Stock		Common Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at December 31, 2021	-	$-	-	$-	199,562	$2	6,598,240	$66	$2,427,244	$(2,008,006)	$419,306
Recapitalization (Note 5)	10,000	-	6,797,802	68	(199,562)	(2)	(6,598,240)	(66)	-	-	(0)
Issuance of common stock, net of issuance costs	-	-	22,434	0	-	-	-	-	146,170	-	146,170
Stock-based compensation	-	-	-	-	-	-	-	-	258,420	-	258,420
Net loss	-	-	-	-	-	-	-	-	-	(888,621)	(888,621)
Balances at March 31, 2022	10,000	$-	6,820,236	$68	-	$-	-	$-	$2,831,834	$(2,896,627)	$(64,725)
Balances at December 31, 2022	10,000	$-	7,064,008	$71	-	$-	-	$-	$3,794,988	$(3,269,681)	$525,378
Stock-based compensation	-	-	-	-	-	-	-	-	99,156	-	99,156
Net loss	-	-	-	-	-	-	-	-	-	(220,186)	(220,186)
Balances at March 31, 2023	10,000	$-	7,064,008	$71	-	$-	-	$-	$3,894,144	$(3,489,867)	$404,348

See accompanying notes, which are an integral part of these financial statements.

F-21

JANOVER INC.

STATEMENTS OF CASH FLOWS

UNAUDITED

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(220,186)	$(888,621)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	99,156	258,420
Change in fair value of future equity obligations	(45,710)	336,623
Changes in operating assets and liabilities:
Accounts receivable	(77,423)	86,180
Prepaid expenses	-	(12,049)
Other assets	-	(6,877)
Accounts payable and accrued expenses	30,429	9,620
Net cash used in operating activities	(213,734)	(216,704)
Cash flows from financing activities:
Issuance of common stock, net of issuance costs	-	168,456
Deferred offering costs	-	(15,000)
Net cash provided by financing activities	-	153,456
Net change in cash	(213,734)	(63,248)
Cash at beginning of period	981,125	1,707,267
Cash at end of period	$767,391	$1,644,019
Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
Supplemental disclosure of non-cash financing activities:
Right of use asset and liability	$-	$143,132

See accompanying notes, which are an integral part of these financial statements.

F-22

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

1.	NATURE OF OPERATIONS

Janover Inc. (“Janover” or the “Company”) was originally formed as Janover Ventures, LLC on November 28, 2018 in the State of Florida as a limited liability company and converted to a corporation, incorporated in the State of Delaware on March 9, 2021. The Company provides technology connection to businesses and commercial property owners and lenders. The Company is headquartered in Boca Raton, Florida.

2.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained net losses of $220,186 and $888,621 during the periods ended March 31, 2023 and 2022, respectively, had cash used in operations of $213,734 during the three months ended March 31, 2023.

Management’s Plans

As of June 12, 2023, the date of issuance of these unaudited interim condensed financial statements, the Company expects that its cash and cash equivalents of $767,391 as of March 31, 2023, together with the $1.0 million of proceeds from the sale of Series B preferred stock in April 2023 (see Note 9) will be sufficient to fund its operating expenses for at least one year from the date these financial statements are issued.

The Company is seeking to raise capital via an equity offering. In the event the Company does not complete an offering, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31.

Reverse Stock Split

The Company effected a 1-for-6.82 reverse stock split of its outstanding common stock on June 8, 2023. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the reverse stock split. There is no effect on the number of shares of common stock or preferred stock authorized for issuance under the Company’s certificate of incorporation or the par value of such securities.

Unaudited Interim Financial Information

The unaudited interim consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the three-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2022 and notes thereto that are included in the Company’s Registration Statement.

F-23

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, revenue recognition, valuation of future equity obligations and stock-based compensation The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At March 31, 2023 and December 31, 2022, the Company’s cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s accounts receivable, prepaid expenses and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities.

See Note 4 and 5 for fair value disclosures of future equity obligations.

Accounts Receivable

Accounts receivable are derived from services delivered to customers and are stated at their net realizable value. The Company accounts for allowance for doubtful accounts under ASC 310-10-35. Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of March 31, 2023 and December 31, 2022, the Company determined there was no allowance for doubtful accounts necessary. There were no receivables charged-off during the three months ended March 31, 2023 or 2022.

Intangible Assets

Intangible assets represent various domain names the Company purchased. The Company owns the domain names indefinitely. Costs to renew domains are expensed as incurred.

F-24

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company derives its revenue primarily from referral and advisory fees. Revenue is recognized when performance obligations under the terms of a contract with a customer are satisfied and the promised services have transferred to the customer. The Company’s services are generally transferred to the customer at a point in time, which is when the underlying lending transaction has closed and successfully funded. The Company may act as an agent for both lenders and borrowers.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising expenses were approximately $16,000 and $65,000 for the three months ended March 31, 2023 and 2022, respectively, which are included in sales and marketing expenses.

Research and Development Costs

Research and development costs include costs to develop and refine technological processes used to carry out business operations, including personnel costs for website and non-capitalizable software design and development functions and related software and hosting costs. Research and development costs charged to expense for the three months ended March 31, 2023 and 2022 were $105,200 and $159,690, respectively.

Concentrations

The Company had two customers which accounted for 43% of accounts receivable as of March 31, 2023. The Company had five customers which accounted for 73% of accounts receivable as of December 31, 2022. During the three months ended March 31, 2023, two customers accounted for 34% of the Company’s revenues. During the three months ended March 31, 2022, one customer accounted for 76% of the Company’s revenues.

Future Equity Obligations

The Company has issued Simple Agreements for Future Equity (“SAFEs”) in exchange for cash financing. These funds have been classified as long-term liabilities. (See Note 5).

The Company has accounted for its SAFE investments as liability derivatives under the FASB’s ASC section 815-40 and ASC section 815-10. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings, under the guidance prescribed by ASC 825-10.

Offering Costs

The Company complies with the requirements of ASC 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs pertaining to future equity obligations are charged to interest expense upon completion of an offering. As of March 31, 2023, the Company had capitalized $177,219 of deferred offering costs.

F-25

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. For awards with service-based vesting conditions, the Company records the expense for using the straight-line method. For awards with performance-based vesting conditions, the Company records the expense if and when the Company concludes that it is probable that the performance condition will be achieved.

The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions.

The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of March 31, 2023, diluted net loss per share is the same as basic net loss per share. As of March 31, 2023 and 2022, there were an indeterminable number of shares that were potentially dilutive based on the Company’s outstanding future equity obligations (see Note 4). Other potentially dilutive items outstanding as of March 31 , 2023 and 2022 are as follows:

	March 31,
	2023	2022
Series A Preferred Stock (convertible to common stock)	10,000	10,000
Stock options	422,214	452,639
Total potentially dilutive shares	432,214	462,639

Recently Adopted Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-26

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

4.	FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value Measurements
	as of March 31, 2023 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Future equity obligations	$-	$-	$493,872	$493,872
	$-	$-	$493,872	$493,872

	Fair Value Measurements
	as of December 31, 2022 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Future equity obligations	$-	$-	$539,582	$539,582
	$-	$-	$539,582	$539,582

The Company measures the future equity obligations at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the future equity obligations uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the future equity obligations related to updated assumptions and estimates are recognized within the statements of operations.

The future equity obligations may change significantly as additional data is obtained, impacting the Company’s assumptions regarding probabilities of outcomes used to estimate the fair value of the liability. In evaluating this information, considerable judgment is required to interpret the data used to develop the assumptions and estimates. The estimates of fair value may not be indicative of the amounts that could be realized in a current market exchange. Accordingly, the use of different market assumptions and/or different valuation techniques may have a material effect on the estimated fair value amounts, and such changes could materially impact the Company’s results of operations in future periods.

The Company utilized a probability-weighted average approach based on the estimated market value of the underlying securities and the potential settlement outcomes of the future equity obligations, including a liquidity event or future equity financing as well as other settlement alternatives. Both the market value of the underlying securities and the probability of the settlement outcomes include unobservable Level 3 inputs.

As of December 31, 2022, the Company estimated a 95% probability of a liquidity event pursuant to the Company’s intent of an initial public offering and estimated the potential price per share of the offering. As of March 31, 2023, the Company estimated a 90% probability of a liquidity event or an equity financing given capital markets developments. As of March 31, 2023 and December 31, 2022, the Company utilized $2.73 as the weighted-average fair value of the underlying common stock and calculated the potential number of shares to be converted based on the agreement terms (see Note 4) and the Company’s respective capitalization.

The following table presents changes in Level 3 liabilities measured at fair value for the three months ended March 31, 2023:

Future Equity
Obligations
Balance, December 31,2022	$539,582
Change in fair value	(45,710)
Balance, March 31, 2023	$493,872

5.	FUTURE EQUITY OBLIGATIONS

In 2020, the Company initiated a Regulation Crowdfunding (“Regulation CF”) offering of Crowdfunding Simple Agreement for Future Equity (“Crowd SAFE”) securities. Each Crowd SAFE agreement, which provides the right of the investors to future equity in the Company, are subject to a valuation cap of $20,000,000.

F-27

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

If there is an equity financing of at least $2,000,000 in gross proceeds before the instrument expires or is terminated, the Company may either continue the term of the Crowd SAFE without conversion, or issue to the investor a number of units of the CF Shadow Series, as applicable, sold in the equity financing. The CF Shadow Series represent the same type of equity interests sold (preferred or common securities) in the equity financing, however members in the Shadow Series shall have no voting rights. The number of units of the CF Shadow Series equal the purchase amount divided by the Conversion Price. The Conversion Price is equivalent to a) the Safe Price, defined as the valuation cap divided by the number of dilutive units outstanding, or b) the Discount Price, which is the price per unit of the equity interests sold multiplied by the discount rate of 90%; whichever calculation results in a greater number of equity interests. If the Company continues the term of the Crowd SAFE after the initial equity financing, and another equity financing occurs before the termination of the instrument, the Company may further continue the term of the Crowd SAFE or may issue the investor a number of units of the CF Shadow Series equal to the purchase amount by the first equity financing price.

In 2022, the Company entered into SAFE agreements with several investors for total proceeds of $286,000. The agreements have a valuation cap of $50,000,000 and a discount of 20%.

In October 2022, the Company issued an aggregate of 218,772 shares of common stock for the conversion of $668,898 of the 2020 and 2021 SAFEs previously issued.

As of March 31, 2023 and December 31, 2022, the fair value of SAFEs was $493,872 and $539,582, respectively. See Note 4 for fair value disclosures.

6.	STOCKHOLDERS’ EQUITY (DEFICIT)

Recapitalization and Amended and Restated Certificate of Incorporation

In March 2022, the Company restated its Certificate of Incorporation to authorize 110,000,000 shares, consisting of 10,000,000 shares of preferred stock and 100,000,000 shares of common stock, both with a par value of $0.00001 per share. Upon the filing of the Amended and Restated Certification of Incorporation, each share of the Company’s Class A and Class B common stock was exchanged for one share of common stock, or an aggregate of 6,598,240 shares (post-split adjusted) and 10,000 shares of Series A preferred stock. As of March 31, 2023, there were 100,000 shares designated as Series A preferred stock.

The preferred stock may be issued in one or more series. The holders of shares of preferred stock shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Company, to such preferences before any distribution of the assets of the Company shall be made to the holders of shares of common stock. Whenever the holders of shares of preferred stock shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of common stock shall be entitled to share ratably in all remaining assets of the Company.

Holders of preferred stock will be entitled to vote with the common stockholders Holders of Series A preferred stock shall have 10,000 voted per share. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the preferred stockholders shall be entitled to receive an amount equal to its stated value of $0.00001 per share. The preferred shares are convertible into shares of common stock on a one-for-one basis.

All shares of common stock shall be of one and the same class, shall be identical in all respects and shall have equal rights, powers and privileges. The holders of outstanding shares of common stock are entitled to one vote per share. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of common stock shall have equal rights of participation in dividends and other distributions of the Company when and if declared by the Board of Directors out of assets of the Company available for distribution.

As of March 31, 2023 and December 31, 2022, the Company had 10,000 shares of Series A preferred stock issued and outstanding, and 7,064,008 shares of common stock issued and outstanding.

Janover Inc. 2021 Equity Incentive Plan

In November 2021, the Board of Directors adopted the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), effective as of November 1, 2021. The 2021 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) non statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards and (vi) other stock awards. The 2021 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The Board will administer the 2021 Plan until a Compensation Committee is established. The Board reserved 659,824 shares of common stock issuable upon the grant of awards. Stock options comprise all of the awards granted since the 2021 Plan’s inception. As of March 31, 2023, there were 237,610 shares available for grant under the 2021 Plan.

F-28

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

A summary of information related to stock options for the three months ended March 31, 2023 is as follows:

		Weighted
		Average	Intrinsic
	Options	Exercise Price	Value
Outstanding as of December 31,2022	427,713	$1.40	$665,330
Forfeited	(5,499)	6.14
Outstanding as of March 31, 2023	422,214	$1.34	$863,585
Exercisable as of December 31, 2022	271,481	$1.37	$551,123
Exercisable as of March 31, 2023	274,047	$1.59	$667,358

The weighted average duration to expiration for outstanding options at March 31, 2023 was 8.71 years.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of stock options granted:

	Three Months Ended
	March 31,
	2023	2022
Risk-free interest rate	n/a	1.92%
Expected term (in years)	n/a	5.61
Expected volatility	n/a	35.00%
Expected dividend yield	n/a	0%

Stock-based compensation expense of $99,156 and $258,420 was recognized for the three months ended March 31, 2023 and 2022, respectively. Total unrecognized compensation cost related to non-vested stock option awards amounted to $329,104 as of March 31, 2023, which will be recognized over a weighted average period of 1.5 years.

Stock-based compensation, including options and shares issued for services was classified in the statements of operations as follows:

	Three Months Ended
	March 31,
	2023	2022
Sales and marketing	$32,659	$72,482
Research and development	18,914	33,635
General and administrative	47,583	152,303
	$99,156	$258,420

7.	RELATED PARTY TRANACATIONS

Prior to the conversion to a corporation, the founder and Chief Executive Officer had control over 100% of the outstanding units and membership of the Company, and accounted for all contributions and distributions within members’ deficit. Upon the conversion, the founder and Chief Executive Officer’s outstanding units were converted into Class B common shares, which were converted into 10,000 shares of Series A preferred stock and 6,598,240 shares of common stock upon the recapitalization in March 2022 (see Note 5).

F-29

JANOVER INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

During the three months ended March 31, 2023 and 2022, the Company incurred $57,499 and $56,614, respectively, to an entity owned by the Chief Executive Officer for compensation. The amounts are included in general and administrative expenses in the statements of operations.

8.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

9.	SUBSEQUENT EVENTS

Pursuant to a Series B Certificate of Designation filed with the Secretary of State of Delaware on April 14, 2023, we are authorized to issue up to 1,000 shares of Series B Preferred Stock with a stated value of $1,000 per share. Pursuant to a securities purchase agreement, dated April 11, 2023, we sold 1,000 shares of Series B Preferred Stock to one accredited investor for an aggregate purchase price of $1,000,000.

See Note 3 for reverse stock split.

Management has evaluated subsequent events through June 12, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-30

1,250,000 Shares of Common Stock

JANOVER INC.

PROSPECTUS

Joint Book-Runners

Spartan Capital Securities LLC	R.F. Lafferty & Co., Inc.

_______ ___, 2023

Until ____, 2023 (25 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Alternate Page for Resale Prospectus]

JANOVER INC.

Shares of Common Stock

This prospectus relates to 1,682,974 shares of common stock, par value $0.00001 per share, or the shares of common stock, of Janover Inc. that may be sold from time to time by the selling stockholders named in this prospectus.

We will not receive any proceeds from the sales of outstanding shares of common stock by the selling stockholders.

Prior to the offering, there has been no public market for shares of our common stock. We have applied to have the shares of common stock listed on The Nasdaq Capital Market, LLC (“Nasdaq”) under the symbol “JNVR.” There cannot be any assurances that Nasdaq will approve our listing application.

Unless otherwise noted, the share and per share information in this prospectus reflects a proposed 1-for-6.82 reverse stock split of our outstanding common stock to occur concurrently with the effective date of the registration statement of which this prospectus is a party and prior to the closing of this offering.

The Company currently has two classes of outstanding capital stock, common stock and Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”). There are 10,000 shares of our Series A Preferred Stock currently issued and outstanding, all of which are owned by Blake Janover, our Chief Executive Officer, President and Chairman of our Board of Directors. Each share of Series A Preferred Stock is entitled to 10,000 votes on all matters on which our common stock is entitled to vote except as otherwise prohibited by law. Other than the Series A Preferred Stock’s voting rights, the Series A Preferred Stock is not entitled to any rights which would supersede the rights of our common stockholders. As a result of Mr. Janover’s ownership of 10,000 shares of Series A Preferred Stock, Mr. Janover is entitled to an aggregate of 100 million votes on all matters our common stock is entitled to vote on except as otherwise prohibited by law or the rules and regulations of any exchange on which the Company’s common stock is listed. Because Mr. Janover will hold approximately 96.3% of the voting power of our common stock, we will be a “controlled company” under the corporate governance rules of The Nasdaq Stock Market LLC (“Nasdaq”). However, we do not currently expect to rely upon the “controlled company” exemptions.

The selling stockholders may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales will occur at a fixed price of $4.00 per share until our shares of common stock are listed on Nasdaq. Thereafter, these sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses, if any) relating to the registration of the selling stockholders’ shares of common stock with the Securities and Exchange Commission. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We are an “emerging growth company” under the federal securities laws, and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Investing in our securities involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our securities under the heading “Risk Factors” beginning on page 16 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   .

 [Alternate Page for Resale Prospectus]

The Offering

Shares of Common Stock Offered by the Selling Stockholders:	This prospectus relates to 1,682,974 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sales of outstanding shares of common stock by the selling stockholders.

Shares Outstanding (1):	9,887,006 shares of common stock (or 10,074,506 shares of common stock if the underwriters exercise the over-allotment option in full in connection with the Company’s public offering).

Series A Preferred Stock; disparate voting control:	10,000 shares of our Series A Preferred Stock, having an aggregate of 100,000,000 votes (equivalent to our shares of common stock) all of which are owned by Blake Janover, our Chief Executive Officer and Chairman of the Board, and which will have approximately 96.3% voting control of our outstanding voting capital stock upon the consummation of the Company’s public offering.

Automatic Conversion of outstanding Series B Preferred Stock:	Upon the consummation of the Company’s public offering, 1,000 shares of our outstanding Series B Preferred Stock will automatically convert into an aggregate of 500,000 shares of common stock (based on a $4.00 offering price per share in this offering).

Risk Factors:	Investing in our shares of common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16 before deciding to invest in our shares of common stock.

Trading Market and Symbol:	We have applied to list our shares of common stock on The Nasdaq Capital Market under the symbol “JNVR.” We believe that upon the completion of this offering, we will meet the standards for listing on Nasdaq. The closing of this offering is contingent upon the successful listing of our shares of common stock on The Nasdaq Capital Market.

(1)	The number of shares of common stock outstanding assumes the issuance by the Company of 1,250,000 shares of common stock pursuant to the Public Offering Prospectus filed contemporaneously herewith and an aggregate of 1,572,998 shares of common stock to be issued upon the closing of the public offering, including 1,498,146 shares of common stock being offered by the selling stockholders pursuant to this prospectus but excludes the following shares:

•	76,247 shares of our common stock issuable upon the exercise of outstanding stock options issued under our 2021 Plan, at a weighted exercise price of $3.16 per share;

•	583,577 shares of our common stock reserved for future issuance under our 2021 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2021 Plan;

•	187,500 shares of common stock issuable upon the exercise of the over-allotment option to be issued to the underwriters pursuant to the Public Offering Prospectus;

•	50,000 shares of common stock issuable upon the exercise of warrants to be issued to the underwriters pursuant to the Public Offering Prospectus.

[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

We are registering 1,682,974 shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of these securities or as otherwise disclosed below, the selling stockholders have not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years, and based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The 1,682,974 shares of common stock being registered on behalf of the selling stockholders consist of the following issuances:

•	5,346 shares of common stock to be issued upon the automatic conversion at the closing of this offering of $14,734 SAFEs issued by the Company in an offering under Regulation CF from May 26, 2020 to December 22, 2020;

•	1,249 shares of common stock issued by the Company in an offering under Regulation CF from April 9, 2021 to July 20, 2021 for $1.00 per share;

•	3,665 shares of common stock issued to Exchange Listing, LLC, a consultant of the Company for services rendered pursuant to an engagement agreement, dated July 26, 2021, pursuant to Section 4(a)(2) under the Securities Act;

•	140,688 shares of common stock issued by the Company from October 20, 2021 to November 11, 2021 for $0.92 per share in a private offering under Section 4(a)(2) and/or Regulation 506(b) of the Securities Act;

•	1,612 shares of common stock issued by the Company in an offering under Regulation CF from September 7, 2021 to February 11, 2022 for $1.00 per share;

•	25,000 shares of common stock issued to Carmel, Milazzo & Feil LLP for legal services rendered pursuant to an engagement agreement, dated August 17, 2021, pursuant to Section 4(a)(2) under the Securities Act;

•	89,375 shares of common stock to be issued at the closing of this offering upon the automatic conversion of $286,000 SAFEs issued by the Company in an offering under Regulation CF from August 17, 2022 to September 12, 2022;

•	106,249 shares of common stock held by optionees who had exercised their stock options granted in November 2021 for $0.07 pursuant to Section 4(a)(2) and Rule 701 of the Securities Act;

•	243,693 shares of common stock issuable upon the automatic conversion of outstanding options at the closing of this offering granted to certain employees of the Company pursuant to Section 4(a)(2) and Rule 701 of the Securities Act;

•	201,958 shares of common stock issued under restricted stock awards granted to employees of the Company pursuant to Section 4(a)(2) and Section 701 of the Securities Act;

•	200,000 shares of common stock issuable to Exchange Listing, LLC at closing pursuant to that certain engagement agreement, dated July 21, 2021, between the Company and Exchange Listing, LLC;

•	125,000 shares of common stock issuable to Carmel, Milazzo & Feil LLP at closing for legal services rendered under that certain engagement agreement, dated August 17, 2021; and
•

500,000 shares of common stock issuable upon the automatic conversion of 1,000 shares of Series B Preferred Stock issued to an accredited investor on April 14, 2023 pursuant to Section 4(a)(2) of the Securities Act.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any ordinary shares that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding ordinary shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. Column (a) lists the number of shares of common stock beneficially owned by each selling stockholder after the primary offering of 1,250,000 shares of common stock by the Company and automatic issuance of 1,682,974 shares of common stock to the selling stockholders at the closing of the primary offering. Column (b) lists the percentage of shares of common stock each selling stockholder will own after the closing of the primary offering but before such selling stockholder sells any of their registered shares. Column (c) lists the number of shares of common stock that we are registering on behalf of each selling stockholder. Column (d) lists the number of shares of common stock that will be beneficially owned by each selling stockholder after the sale of all of their registered shares. Column (d) lists the percentage of outstanding shares of common stock each stockholder will own after the sale of all of their registered shares.

The selling stockholders can offer all, some or none of their shares of common stock. See “Plan of Distribution.” We, therefore, have no way of determining the number of shares of common stock each selling stockholder will hold after this offering. Therefore, the fourth and fifth columns assume that each selling stockholder will sell all shares of common stock covered by this prospectus.

	Number of shares of common stock beneficially owned after primary offering	Percentage of common stock beneficially owned after primary offering (1)	Number of shares of common stock being registered	Number of shares of common stock owned after selling stockholder resale (2)	Percentage of common stock beneficially owned after the selling stockholder resale (3)
Name	(a)	(b)	(c)	(d)	(e)
Alex Arguelles	7,331	0.1%	7,331	-	0.0%
Andrew Greiner	4,399	0.0%	4,399	-	0.0%
Barry Hardison	20,129	0.2%	20,129	-	0.0%
Bradley Beattie	9,897	0.1%	9,897	-	0.0%
Brandon Ramineh	56,891	0.6%	56,891	-	0.0%
Brian Hamada	1,833	0.0%	1,833	-	0.0%
Bryan Rippe	32,991	0.3%	32,991	-	0.0%
Carmel Milazzo & Feil LLP (4)	150,000	1.5%	150,000	-	0.0%
Carroll Joe Alexander, Jr	7,985	0.1%	7,985	-	0.0%
David Gutierrez	13,563	0.1%	13,563	-	0.0%
Emanuel Santa-Donato	18,328	0.2%	18,328	-	0.0%
Evan Denner	21,994	0.2%	21,994	-	0.0%
Gustavo Lemos Moure	4,434	0.0%	4,434	-	0.0%
Jay Bommareddy	16,212	0.2%	16,212	-	0.0%
Jeffrey Lee Hamann	6,232	0.1%	6,232	-	0.0%
Joseph Nolan	11,577	0.1%	11,577	-	0.0%
Karan Gupta	3,984	0.0%	3,984	-	0.0%
Katherine Nulty	21,994	0.2%	21,994	-	0.0%
Kyle Okimoto	4,701	0.0%	4,701	-	0.0%
Luis Alfonso Camacho De Anda	7,655	0.1%	7,655	-	0.0%
Ma. Alona G. Habaluyas	4,032	0.0%	4,032	-	0.0%
Mary Nielsen	16,431	0.2%	16,431	-	0.0%
Matthew Sloley	7,253	0.1%	7,253	-	0.0%
Mykyta Drozd	76,328	0.8%	76,328	-	0.0%
Parminder Singh	6,413	0.1%	6,413	-	0.0%
Ranjeet Bhatia	3,984	0.0%	3,984	-	0.0%
Rick Butler	43,988	0.4%	43,988	-	0.0%
Robert Hudert	4,029	0.0%	4,029	-	0.0%
Sameet Dhamecha	3,984	0.0%	3,984	-	0.0%
Seva Sozanskyi Vsevolod	9,897	0.1%	9,897	-	0.0%
Steven Schwartz	54,543	0.6%	54,543	-	0.0%
Tanya Gillogley	43,988	0.4%	43,988	-	0.0%
Taylor Fiscus	9,849	0.1%	9,849	-	0.0%
Thomas Randall Powell	19,698	0.2%	19,698	-	0.0%
Timothy Li	3,666	0.0%	3,666	-	0.0%
Timothy R. Dukes	19,698	0.2%	19,698	-	0.0%
Tyler Pepper	10,630	0.1%	10,630	-	0.0%
Valerie Ford	6,232	0.1%	6,232	-	0.0%
Vassu Anand	4,032	0.0%	4,032	-	0.0%
Victoria Griesdoorn	30,425	0.3%	30,425	-	0.0%
Vishal Motwani	3,188	0.0%	3,188	-	0.0%
William Kelly Vincent	19,698	0.2%	19,698	-	0.0%
Exchange Listing, LLC (5)	253,666	2.6%	253,666	-	0.0%
Essex Holdings Ltd. (6)	73,314	0.7%	73,314	-	0.0%
Benson and Christina Smith Revocable Trust (7)	31,876	0.3%	31,876	-	0.0%
Sachem Capital Corp. (8)	500,000	5.1%	500,000	-	0.0%
TOTAL:	1,682,972	17.0%	1,682,972	-	0.0%

(1)	Based on 9,887,006 shares of common stock after the sale by the Company of 1,250,000 shares of common stock (excluding the underwriter’s over-allotment option) and the issuance of 1,682,974 shares of common stock at the closing of the primary offering by the Company.

(2)	Assumes the sale of the selling stockholder’s shares being registered.

(3)	Based on 9,887,006 shares of common stock and assuming the selling stockholder sells all of the shares of common stock being registered on behalf of such selling stockholder.

(4)	Ross D. Carmel is deemed to have voting and dispositive control over the shares held by Carmel, Milazzo & Feil LLP.

(5)	Peter Goldstein has voting and dispositive control over the shares held by Exchange Listing, LLC.

(6)	Essex Holdings Limited is registered in the Cayman Islands. The shares of Essex Holdings Limited are registered in the name of Lewifam S.A.P.I de CV. a Mexican corporation. David Leizorek, Samuel Leizorek, Miriam Leizorek and Ludia Stavinskv have voting and dispositive control over the shares held by Essex Holdings Limited.

(7)	Benson Smith and Christina Smith have voting and dispositive control over the shares held by the Benson and Christina Smith Revocable Trust.

(8)	John Villano has voting and dispositive control over the shares held by Sachem Capital Corp.

[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales will occur at a fixed price of $4.00 per share until our shares of common stock are listed on Nasdaq. Thereafter, these sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

[Alternate Page for Resale Prospectus]

LEGAL MATTERS

Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by Carmel, Milazzo & Feil LLP, New York, NY. Carmel, Milazzo & Feil LLP owns 25,000 shares of the Company’s common stock (which are not subject to the 1-for-6.82 reverse stock split pursuant to their agreement). They have received these securities as partial consideration for legal services previously provided to us. In connection with the Company’s public offering pursuant to the Public Offering Prospectus, Carmel, Milazzo & Feil LLP will receive an additional 125,000 shares of common stock, for an aggregate of 150,000 shares of common stock. Carmel, Milazzo & Feil LLP is named as a selling stockholder of 125,000 shares of common stock in this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Janover Inc., or the Registrant, in connection with the sale of our common stock being registered. The Registrant will bear all of the below fees and expenses, which are inclusive of the fees and expenses incidental to the registration of our common stock and the selling stockholders’ shares. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee, and the Nasdaq Capital Market listing fee.

	Amount
SEC registration fee	$2,614
Nasdaq Capital Market listing fee	50,000
FINRA filing fee	2,736
Accounting fees and expenses	50,000
Legal fees and expenses	140,000
Transfer agent fees and expenses	15,000	*
Printing and related fees and expenses	10,000	*
Miscellaneous fees and expenses	46,886	*
Total	$317,236

*Estimated.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our amended and restated certificate of incorporation that will be filed and effective immediately following the closing of this offering permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws that will be adopted and effective immediately prior to the closing of this offering provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

The underwriters are obligated, under certain circumstances, pursuant to the underwriting agreement filed as Exhibit 1.1 hereto, to indemnify us, our officers, directors, and the selling stockholders against liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

During the past four years, we have issued the following securities, which were not registered under the Securities Act.

•	In August 2020 and February 2021, the Company issued Simple Agreements for Future Equity (SAFEs) in the principal amount of $778,334 in a Regulation CF offering exempt under Section 4(a)(6) of the Securities Act.

•	In 2021, the Company issued 47,874 shares of Class A common stock at a value of $6.82 per share for net proceeds of $256,609, including a subscription receivable of $12,781 as of December 31, 2021 in a Regulation CF offering exempt under Section 4(a)(6) of the Securities Act.

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•	In February 2021, the Company issued 17,733 shares of Class A common stock at a value of $6.82 per share for net proceeds of $117,401 in a Regulation CF offering exempt under Section 4(a)(6) of the Securities Act.

•	In August 2021, the Company issued 3,665 shares of Class A common stock for services for a total fair value of $25,000 pursuant to Section 4(a)(2) under the Securities Act.

•

On November 10, 2021, the Company granted an advisor a non-qualified stock option to purchase 14,663 shares of common stock $0.68 per share, subject to adjustment for reverse stock splits, recapitalizations, etc., from the date of issuance until the tenth anniversary of the issuance date, and earlier termination pursuant to the 2021 Plan. The options were granted pursuant to Section 4(a)(2) of the Securities and Item 701 of Regulation S-K.

•

On November 10, 2021, the Company granted an advisor a non-qualified stock option to purchase 17,595 shares of common stock for $0.07, subject to adjustment for reverse stock splits, recapitalizations, etc., from the date of issuance until the tenth anniversary of the issuance date, and earlier termination pursuant to the 2021 Plan. The options were granted pursuant to Section 4(a)(2) and Item 701 of Regulation S-K.

●

On November 10, 2021, the Company granted an advisor a non-qualified stock option to purchase 29,326 shares of common stock $6.14 per share, subject to adjustment for reverse stock splits, recapitalizations, etc., from the date of issuance until the tenth anniversary of the issuance date, and earlier termination pursuant to the 2021 Plan. The options were granted pursuant to Section 4(a)(2) and Item 701 of Regulation S-K.

•	From November to December 2021, the Company issued 140,694 shares of Class A common stock to individual investors for proceeds of $870,000.

•	On January 3, 2022, the Company issued its Chief Executive Officer and President 10,000 shares of Series A Preferred Stock in exchange for his Class B Common Stock under Section 3(a)(9) of the Securities Act.

•	In May 2022, the Company issued 25,000 shares of common stock to legal counsel in consideration for services rendered.

•	On May 23, 2022, the Company issued incentive stock options to an executive officer to purchase 14,663 shares of common stock under the Company 2021 Plan. The options were granted pursuant to Section 4(a)(2) and Item 701 of Regulation S-K

•	In February 2022, the Company issued 12,146 shares of Class A common stock to individual investors for a total fair value of $76,209.

•	In August 2022, the Company sold SAFEs in the principal amount of $286,000 in a Regulation CF offering under Section 4(a)(6) of the Securities Act.

•	In October 2022, the Company issued an aggregate of 218,655 shares of common stock for the conversion of $602,008 of the 2020/2021 SAFEs under Section 3(a)(9) of the Securities Act.

•	On April 14, 2023, the Company issued an aggregate of 1,000 shares of Series B Preferred Stock to one accredited investor for $1,000 per share (or an aggregate purchase price of $1,000,000) pursuant to a Securities Purchase Agreement, dated April 11, 2023 under Section 4(a)(2) of the Securities Act.

•

On May 23, 2022, the Company granted Patrick Stinus an incentive stock option to purchase 14,663 shares of common stock for $3.41 per share, subject to adjustment for reverse stock splits, recapitalizations, etc. The options vest in 3 equal yearly one-third installments commencing on May 23, 2023, and may be terminated pursuant to the 2021 Plan. The options were granted under Rule 701 of the Securities Act.

Unless otherwise noted, the above-listed securities were issued in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by Section 4(a)(2) and/or Rule 506(b) of Form D promulgated under the Securities Act due the fact that such issuances did not involve a public offering of securities and no solicitation or advertisement was made.

The Company was originally formed as a limited liability company in the State of Florida on November 28, 2018. On March 9, 2021, the Company was converted into a corporation in the State of Delaware with an authorized capitalization of 65,000,000 shares of Class A common stock and 45,000,000 Class B common stock. Effective January 3, 2022, the Company amended and restated its certificate of incorporation with the Delaware Secretary of State with an authorized capitalization of 100,000,000 shares of common stock, $0.00001 par value, and 10,000,000 shares of “blank check” preferred stock, $0.00001 per share. Further, on January 3, 2022, the Company filed a Certificate of Designation with the Delaware Secretary of State therein designing 100,000 of our “blank check” Preferred Stock as Series A Preferred Stock (the “Series A Preferred Stock”). The rights, privileges and obligations of the Series A Preferred Stock are governed by the Certificate of Designation.

Pursuant to the amended and restated certificate of incorporation of the Company, upon the effectiveness of the amended and restated certificate of incorporation of the Company on January 3, 2022, each outstanding share of Class A common stock was automatically converted into one share of common stock and the 6,598,240 outstanding shares of Class B common stock, all of which were held by Mr. Blake Janover, our Chief Executive Officer and Chairman, were automatically converted into an aggregate of 10,000 shares of Series A Preferred Stock.

For the exchange of shares of Class A common stock and Class B common stock for common stock and Series A Preferred Stock, respectively, the Company relied on the exemption under Rule 3(a)(9) of the Securities Act because the exchange was with existing stockholder and no remuneration was paid or received in the exchange.

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Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description	Previously Filed and Incorporated by Reference Herein
1.1	Form of Underwriting Agreement	Exhibit 1.1 to Form S-1/A filed June 12, 2023
3.1	Amended and Restated Certificate of Incorporation of Janover Inc.	Exhibit 3.1 to Form S-1 filed October 14, 2022
3.2	Series A Preferred Stock Certificate of Designation	Exhibit 3.2 to Form S-1 filed October 14, 2022
3.3	Amended and Restated Bylaws	Exhibit 3.3 to Form S-1 filed October 14, 2022
3.4	Series B Preferred Stock Certificate of Designation	Exhibit 3.4 to Form S-1/A filed April 17, 2023
3.5	Certificate of Amendment, effective June 8, 2023, to Amended and Restated Certificate of Incorporation for 1-for-6.82 Reverse Stock Split	Exhibit 3.5 to Form S-1/A filed June 12, 2023
4.1	Form of 2020/2021 SAFE	Exhibit 4.1 to Form S-1 filed October 14, 2022
4.2	Form of 2022 SAFE	Exhibit 4.2 to Form S-1 filed October 14, 2022
4.3	Form of Common Stock Certificate	Exhibit 4.3 to Form S-1/A filed November 15, 2022
4.4	Form of Representatives’ Warrant	Exhibit 4.4 to Form S-1/A filed June 12, 2023
5.1	Opinion of Carmel, Milazzo & Feil LLP	Exhibit 5.1 to Form S-1/A filed April 17, 2023
10.1	Form of Indemnification Agreement between the registrant and each of its directors and executive officers	Exhibit 10.1 to Form S-1 filed October 14, 2022
10.2	Janover Inc. 2021 Equity Incentive Plan	Exhibit 10.2 to Form S-1 filed October 14, 2022
10.3	Director Agreement, dated October 11, 2022, between Janover Inc. and William Caragol	Exhibit 10.3 to Form S-1 filed October 14, 2022
10.4	Director Agreement, dated October 11, 2022, between Janover Inc. and Samuel Haskell	Exhibit 10.4 to Form S-1 filed October 14, 2022
10.5	Director Agreement, dated October 11, 2022, between Janover Inc. and Marcelo Lemos	Exhibit 10.5 to Form S-1 filed October 14, 2022
10.6	Director Agreement, dated October 11, 2022, between Janover Inc. and Ned L. Siegel	Exhibit 10.6 to Form S-1 filed October 14, 2022
10.7†	Advisory Board Agreement, dated November 10, 2021, between Janover Inc. and Marcelo Lemos	Exhibit 10.7 to Form S-1 filed October 14, 2022
10.8†	Advisory Board Agreement, dated November 10, 2021, between Janover Inc. and Samuel Haskell	Exhibit 10.8 to Form S-1 filed October 14, 2022
10.9†	Executive Employment Agreement, dated October 10, 2022, between Janover Inc. and Blake Janover.	Exhibit 10.9 to Form S-1 filed October 14, 2022
10.10	Securities Purchase Agreement, dated April 11, 2023, between the Company and the Purchaser of the Series B Preferred Stock	Exhibit 10.110 to Form S-1/A filed April 17, 2023
14.1	Code of Ethics and Business Conduct	Exhibit 14.1 to Form S-1 filed October 14, 2022
21.1	List of Subsidiaries	Exhibit 21.1 to Form S-1 filed October 14, 2022
23.1*	Consent of dbbmckennon
23.2	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.1)	Exhibit 5.1 to Form S-1 filed on April 17, 2022
99.1	Consent of William Caragol (Director Nominee)	Exhibit 99.1 to Form S-1 filed October 14, 2022
99.2	Consent of Samuel Haskell (Director Nominee)	Exhibit 99.2 to Form S-1 filed October 14, 2022
99.3	Consent of Marcelo Lemos (Director Nominee)	Exhibit 99.3 to Form S-1 filed October 14, 2022
99.4	Consent of Ned L. Siegel (Director Nominee)	Exhibit 99.4 to Form S-1 filed October 14, 2022
99.5	Audit Committee Charter	Exhibit 99.5 to Form S-1 filed October 14, 2022
99.6	Compensation Committee Charter	Exhibit 99.6 to Form S-1 filed October 14, 2022
99.7	Corporate Governance and Nominating Committee Charter	Exhibit 99.7 to Form S-1 filed October 14, 2022
107*	Filing Fee Table

*	Filed herewith.

†	Management compensatory agreement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida, on June 29, 2023.

JANOVER INC.

By:	/s/ Blake E. Janover
Blake E. Janover
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Blake E. Janover	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	June 29, 2023
Blake E. Janover

/s/ Patrick Stinus	Senior Vice President and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2023
Patrick Stinus

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